                                                                    Exhibit 10.2

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--------------------------------------------------------------------------------


                                CREDIT AGREEMENT


                                      AMONG


                           WILLIS CORROON CORPORATION,
                                  AS BORROWER,

                          WILLIS CORROON GROUP LIMITED,
                                 AS A GUARANTOR,

                            TRINITY ACQUISITION PLC,
                                 AS A GUARANTOR,

                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO

                                       AND

                            THE CHASE MANHATTAN BANK,
                             AS ADMINISTRATIVE AGENT
                              AND COLLATERAL AGENT


                           DATED AS OF JULY 22, 1998,
                             AS AMENDED AND RESTATED
                             AS OF FEBRUARY 19, 1999


                             CHASE SECURITIES INC.,
                                AS LEAD ARRANGER
                                AND BOOK MANAGER,


                           MORGAN STANLEY DEAN WITTER,
                              AS SYNDICATION AGENT,

                                       AND

                                BANK OF AMERICA,
                             AS DOCUMENTATION AGENT


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--------------------------------------------------------------------------------

                                Table of Contents


                                                                            Page


SECTION 1.            Definitions.................................................................................2
         1.1          Defined Terms...............................................................................2
         1.2          Exchange Rates.............................................................................40

SECTION 2.            Amount and Terms of Credit.................................................................40
         2.1          Commitments................................................................................40
         2.2          Minimum Amount of Each Borrowing; Maximum Number of Borrowings.............................44
         2.3          Notice of Borrowing........................................................................44
         2.4          Disbursement of Funds......................................................................45
         2.5          Repayment of Loans; Evidence of Debt.......................................................46
         2.6          Conversions and Continuations..............................................................49
         2.7          Pro Rata Borrowings........................................................................51
         2.8          Interest...................................................................................51
         2.9          Interest Periods...........................................................................52
         2.10         Increased Costs, Illegality, etc...........................................................53
         2.11         Compensation...............................................................................55
         2.12         Change of Lending Office...................................................................55
         2.13         Notice of Certain Costs....................................................................55
         2.14         Redesignation of $75,000,000 of Tranche B Term Loans and
                           Tranche C Term Loans..................................................................55

SECTION 3.            Letters of Credit..........................................................................56
         3.1          Letters of Credit..........................................................................56
         3.2          Letter of Credit Requests..................................................................56
         3.3          Letter of Credit Participations............................................................56
         3.4          Agreement to Repay Letter of Credit Drawings...............................................58
         3.5          Increased Costs............................................................................59
         3.6          Successor Letter of Credit Issuer..........................................................60
         3.7          Sterling-Denominated Letters of Credit.....................................................61

SECTION 4.            Fees; Commitments..........................................................................61
         4.1          Fees.......................................................................................61
         4.2          Voluntary Reduction of Revolving Credit Commitments........................................62
         4.3          Mandatory Termination of Commitments.......................................................63

SECTION 5.            Payments...................................................................................63
         5.1          Voluntary Prepayments......................................................................63
         5.2          Mandatory Prepayments......................................................................64
         5.3          Method and Place of Payment................................................................67
         5.4          Net Payments...............................................................................68
         5.5          Computations of Interest and Fees..........................................................70

SECTION 6.            [Intentionally Omitted]....................................................................70

SECTION 7A.           [Intentionally Omitted]....................................................................70

SECTION 7B.           [Intentionally Omitted]....................................................................70



SECTION 7C.           Conditions Precedent to All Credit Events..................................................70
         7C.1         No Default; Representations and Warranties.................................................71
         7C.2         Notice of Borrowing; Letter of Credit Request..............................................71

SECTION 8.            Representations, Warranties and Agreements.................................................71
         8.1          Corporate Status...........................................................................71
         8.2          Corporate Power and Authority..............................................................71
         8.3          No Violation...............................................................................72
         8.4          Litigation.................................................................................72
         8.5          Margin Regulations.........................................................................72
         8.6          Governmental Approvals.....................................................................72
         8.7          Investment Company Act.....................................................................72
         8.8          True and Complete Disclosure...............................................................72
         8.9          Financial Condition; Financial Statements..................................................73
         8.10         Tax Returns and Payments...................................................................73
         8.11         Compliance with ERISA......................................................................73
         8.12         Subsidiaries...............................................................................74
         8.13         Patents, etc...............................................................................74
         8.14         Environmental Laws.........................................................................74
         8.15         Properties.................................................................................74
         8.16         Year 2000..................................................................................74

SECTION 9.            Affirmative Covenants......................................................................75
         9.1          Information Covenants......................................................................75
         9.2          Books, Record and Inspections..............................................................77
         9.3          Maintenance of Insurance...................................................................77
         9.4          Payment of Taxes...........................................................................77
         9.5          Consolidated Corporate Franchises..........................................................78
         9.6          Compliance with Statutes, Obligations, etc.................................................78
         9.7          ERISA......................................................................................78
         9.8          Good Repair................................................................................78
         9.9          Transactions with Affiliates...............................................................79
         9.10         End of Fiscal Years; Fiscal Quarters.......................................................79
         9.11         Additional Guarantors......................................................................79
         9.12         Pledges of Additional Stock and Evidence of Indebtedness...................................80
         9.13         Use of Proceeds............................................................................80
         9.14         Changes in Business........................................................................80
         9.15         Ownership of Assets........................................................................80

SECTION 10.           Negative Covenants.........................................................................81
         10.1         Limitation on Indebtedness.................................................................81
         10.2         Limitation on Liens........................................................................84
         10.3         Limitation on Fundamental Changes..........................................................85
         10.4         Limitation on Sale of Assets...............................................................86
         10.5         Limitation on Investments..................................................................87
         10.6         Limitation on Dividends....................................................................88
         10.7         Limitations on Debt Payments and Amendments................................................90
         10.8         Limitations on Sale Leasebacks.............................................................90
         10.9         Consolidated Total Debt to Consolidated EBITDA Ratio.......................................91
         10.10        Consolidated EBITDA to Consolidated Interest Expense Ratio.................................91
         10.11        Capital Expenditures.......................................................................91




SECTION 11.           Events of Default..........................................................................92
         11.1         Payments...................................................................................92
         11.2         Representations, etc.......................................................................92
         11.3         Covenants..................................................................................92
         11.4         Default Under Other Agreements.............................................................93
         11.5         Bankruptcy, etc............................................................................93
         11.6         ERISA......................................................................................94
         11.7         Guarantee..................................................................................94
         11.8         U.S. Pledge Agreement; U.K. Security Agreement.............................................94
         11.9         Judgments..................................................................................94
         11.10        Change of Control..........................................................................94
         11.11        Newco 2 Securities.........................................................................94

SECTION 12.           The Administrative Agent...................................................................95
         12.1         Appointment................................................................................95
         12.2         Delegation of Duties.......................................................................95
         12.3         Exculpatory Provisions.....................................................................95
         12.4         Reliance by Administrative Agent...........................................................96
         12.5         Notice of Default..........................................................................96
         12.6         Non-Reliance on Administrative Agent and Other Lenders.....................................96
         12.7         Indemnification............................................................................97
         12.8         Administrative Agent in Its Individual Capacity............................................97
         12.9         Successor Agent............................................................................97

SECTION 13.           Miscellaneous..............................................................................98
         13.1         Amendments and Waivers.....................................................................98
         13.2         Notices....................................................................................99
         13.3         No Waiver; Cumulative Remedies............................................................100
         13.4         Survival of Representations and Warranties................................................100
         13.5         Payment of Expenses and Taxes.............................................................101
         13.6         Successors and Assigns; Participations and Assignments....................................101
         13.7         Replacements of Lenders under Certain Circumstances.......................................104
         13.8         Adjustments; Set-off......................................................................104
         13.9         Counterparts..............................................................................105
         13.10        Severability..............................................................................105
         13.11        Integration...............................................................................105
         13.12        GOVERNING LAW.............................................................................105
         13.13        Submission to Jurisdiction; Waivers.......................................................105
         13.14        Acknowledgments...........................................................................106
         13.15        WAIVERS OF JURY TRIAL.....................................................................106
         13.16        Confidentiality...........................................................................106
         13.17        Conversion of Currencies..................................................................106
         13.18        European Economic and Monetary Union......................................................107
         13.19        Margin Regulations........................................................................107


    SCHEDULES
    Schedule 1.1              Commitments and Addresses of Lenders
    Schedule 1.1(a)           Calculation of Additional Cost
    Schedule 2.1(a)           Euro Revolving Credit Commitments
    Schedule 2.1(b)           Yen Revolving Credit Commitments
    Schedule 8.12(a)          Subsidiaries
    Schedule 8.12(b)          Closing Date Excused Subsidiaries
    Schedule 10.1(a)          Guarantee Obligations
    Schedule 10.1(b)          Other Indebtedness
    Schedule 10.5             Investments

    EXHIBITS
    Exhibit A                 Form of Guarantee
    Exhibit B                 Form of U.S. Pledge Agreement
    Exhibit C-1               Form of Promissory Note (Term Loans)
    Exhibit C-2               Form of Promissory Note (Revolving Credit and
                              Swingline Loans)
    Exhibit D                 Form of Letter of Credit Request
    Exhibit F                 Form of Assignment and Acceptance
    Exhibit H                 Form of Confidentiality Agreement
    Exhibit I                 Form of U.K. Security Agreement
    Exhibit J-1               Form of Tranche B Prepayment Option Notice
    Exhibit J-2               Form of Tranche C Prepayment Option Notice
    Exhibit J-3               Form of Tranche D Prepayment Option Notice

                  CREDIT AGREEMENT dated as of July 22, 1998, as amended and restated as of February 19, 1999, among WILLIS CORROON CORPORATION, a Delaware corporation (the "BORROWER"), WILLIS CORROON GROUP LIMITED, a private limited company organized under the laws of England and Wales, as a guarantor ("PARENT"), TRINITY ACQUISITION plc, a public limited company organized under the laws of England and Wales, as a guarantor ("NEWCO 4"), the lending institutions from time to time parties hereto (each a "LENDER" and, collectively, the "LENDERS") and THE CHASE MANHATTAN BANK, as Administrative Agent (such term and each other capitalized term used but not defined in this introductory statement having the meaning provided in Section 1) and as Collateral Agent.

                  Pursuant to an offer (the "OFFER") made by Warburg Dillon Read, Chase Manhattan plc and HSBC Investment Bank plc on behalf of Newco 4 on the terms and subject to the conditions referred to in the Press Release, Newco 4 acquired (the "ACQUISITION") all the outstanding ordinary shares (including ordinary shares represented by American Depositary Shares) (the "SHARES") of Parent. In connection with the financing of the Acquisition, (a) affiliates of Kohlberg Kravis Roberts & Co., L.P. ("SPONSOR") invested in newly issued ordinary shares of a newly formed private limited company organized under the laws of England and Wales ("NEWCO 1") that owns directly 100% of the issued share capital (other than the Preferred Stock) of a second newly formed private limited company organized under the laws of England and Wales ("NEWCO 2"), for consideration paid to Newco 1 of approximately (pound)183,600,000 (or the Dollar Equivalent amount) in cash (THE "SPONSOR EQUITY CONTRIBUTION"), (b) certain insurance carriers or their affiliates subscribed for and purchased newly issued ordinary shares of Newco 1, for consideration paid to Newco 1 of approximately (pound)40,700,000 in cash (the "CARRIER COMMON EQUITY CONTRIBUTION"), (c) members of the existing management of Parent and certain of its Subsidiaries and certain other investors contributed, directly or indirectly, approximately an additional (pound)13,500,000 (or the Dollar Equivalent amount) to Newco 1 as equity (the "Management Equity Contribution"), (d) Newco 2 issued preferred stock (the "PREFERRED STOCK") with an aggregate liquidation preference of approximately $267,300,000, for aggregate consideration paid to Newco 2 of approximately (pound)162,700,000 in cash (collectively with the Sponsor Equity Contribution, the Carrier Common Equity Contribution and the Management Equity Contribution, the "Equity Financings"), (e) Newco 1 and Newco 2 contributed the net cash proceeds of the Equity Financings indirectly to Newco 4 as common equity, (f) Newco 4 borrowed (i) an aggregate principal amount of $475,000,000 under the Senior Bridge Facility (including by way of issuing Guaranteed Loan Notes) and (ii) an aggregate principal amount of $426,000,000 under the Subordinated Bridge Facility (together with the Senior Bridge Facility, the "BRIDGE FACILITIES") and (g) fees and expenses incurred in connection with the Transactions (as defined below) were paid. The Offer, the Acquisition and the other transactions described in this introductory statement are referred to collectively as the "TRANSACTIONS".

                  Following the consummation of the Acquisition, the proceeds of
(a) Tranche A Term Loans in an aggregate principal amount of $50,000,000,
(b) Tranche B Term Loans in an aggregate principal amount of $150,000,000,
(c) Tranche C Term Loans in an aggregate principal amount of $150,000,000 and
(d) Tranche D Term Loans in an aggregate principal amount of $100,000,000 made under this Agreement were used by the Borrower, together with the proceeds of the borrowing by the Borrower of the Subordinated Loans, (i) to make the Intercompany Loan, (ii) to prepay certain amounts of Revolving Credit Loans that were outstanding on the Term Loan Funding Date and (iii) to refinance all of the Newco 4 Indebtedness. Revolving Credit Loans made under this Agreement and Swingline Loans made under this Agreement will be used by the Borrower for general corporate purposes. Letters of Credit issued under this Agreement will be used by the Borrower for general corporate purposes.

                  The parties hereto hereby agree as follows:

                  SECTION 1. DEFINITIONS. As used herein, the following terms shall have the meanings specified in this Section 1 unless the context otherwise requires (it being understood that defined terms in this Agreement shall include in the singular number the plural and in the plural the singular):

                  1.1  DEFINED TERMS.

                  "ABR" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
         (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "ABR LOAN" shall mean each Loan bearing interest at the rate provided in Section 2.8(a) and, in any event, shall include all Swingline Loans.

                  "ABR REVOLVING CREDIT LOAN" shall mean any Revolving Credit Loan bearing interest at a rate determined by reference to the ABR.

                  "ACQUIRED EBITDA" shall mean, with respect to any Acquired Entity or Business, any Converted Restricted Subsidiary, any Sold Entity or Business or any Converted Unrestricted Subsidiary (any of the foregoing, a "PRO FORMA ENTITY") for any period, the sum of the amounts for such period of (a) Consolidated Earnings, (b) Consolidated Interest Expense, (c) depreciation expense, (d) amortization expense, including amortization of deferred financing fees, (e) exceptional losses and non-recurring charges, (f) non-cash charges (including the non-cash portion of pension expense), (g) losses on asset sales and (h) restructuring charges or provisions LESS the sum of the amounts for such period of (i) non-recurring profits, (j) non-cash profits and (k) profits on asset sales, all as determined on a consolidated basis for such Pro Forma Entity in accordance with GAAP.

                  "ACQUIRED ENTITY OR BUSINESS" shall have the meaning provided in the definition of the term "Consolidated EBITDA".

                  "ACQUISITION" shall have the meaning provided in the preamble to this Agreement.

                  "ACQUISITION SUBSIDIARY" shall mean (a) any Subsidiary of Newco 4 that is formed or acquired after the Closing Date in connection with Permitted Acquisitions, PROVIDED that at such time (or promptly thereafter) the Borrower designates such Subsidiary an Acquisition Subsidiary in a written notice to the Administrative Agent, (b) any Restricted Subsidiary on the Closing Date subsequently re-designated as an Acquisition Subsidiary by the Borrower in a written notice to the Administrative Agent, PROVIDED that such re-designation shall be deemed to be an investment on the date of such re-designation in an Acquisition Subsidiary in an amount equal to the sum of (i) the net worth of such re-designated Restricted Subsidiary immediately prior to such re-designation (such net worth to be calculated without regard to any Guarantee provided by such re-designated Restricted Subsidiary) and
         (ii) the aggregate principal amount of any Indebtedness owed by such re-designated Restricted Subsidiary to Newco 4 or any other Restricted Subsidiary immediately prior to such re-designation (to the extent not repaid on the date of such re-designation), all calculated, except as set forth in the parenthetical to clause (i), on a consolidated basis in accordance with GAAP, and (c) each Subsidiary of an Acquisition Subsidiary; PROVIDED, HOWEVER, that (i) at the time of any written re-designation by the Borrower to the Administrative Agent of any Acquisition Subsidiary as a Restricted Subsidiary, the Acquisition Subsidiary so re-designated shall no longer constitute an Acquisition Subsidiary, (ii) no Acquisition Subsidiary may be re-designated as a Restricted Subsidiary if a Default or Event of Default would result from such re-designation,
         (iii) the Borrower shall not be re-designated as an Acquisition Subsidiary and (iv) no Restricted Subsidiary may be re-designated as an Acquisition Subsidiary if a Default or Event of Default would result from such re-designation. On or promptly after the date of its formation, acquisition or re-designation, as applicable, each Acquisition Subsidiary (other than an Acquisition Subsidiary that is a Foreign Subsidiary) shall have entered into a tax sharing agreement containing terms that, in the reasonable judgment of the Administrative Agent, provide for an appropriate allocation of tax liabilities and benefits.

                  "ADDITIONAL COST" shall mean, in relation to any Sterling Borrowing for any Interest Period, the cost as calculated by the Administrative Agent in accordance with Schedule 1.1(a) imputed to each Lender participating in such Sterling Borrowing of compliance with the mandatory liquid assets requirements of the Bank of England during that Interest Period, expressed as a percentage.

                  "ADJUSTED TOTAL REVOLVING CREDIT COMMITMENT" shall mean at any time the Total Revolving Credit Commitment less the aggregate Revolving Credit Commitments of all Defaulting Lenders.

                  "ADJUSTED TOTAL TERM LOAN COMMITMENT" shall mean at any time the Total Term Loan Commitment less the Term Loan Commitments of all Defaulting Lenders.

                  "ADMINISTRATIVE AGENT" shall mean Chase, together with its affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Credit Documents.

                  "ADMINISTRATIVE AGENT'S OFFICE" shall mean the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017, or such other office in New York City as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                  "AFFILIATE" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (b) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "AGGREGATE REVOLVING CREDIT OUTSTANDINGS" shall have the meaning provided in Section 5.2(b).

                  "AGREEMENT" shall mean this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "APPLICABLE ABR MARGIN" shall mean, with respect to each ABR Loan at any date, the applicable percentage per annum set forth below based upon (a) whether such loan is a Revolving Credit Loan, a Swingline Loan, a Tranche A Term Loan, a Tranche B Term Loan, a Tranche C Term Loan or a Tranche D Term Loan and (b) the Status in effect on such date:


                                                                                   Applicable ABR
                Loan                               Status                              Margin
                ----                               ------                          --------------

Revolving Credit Loans,                     Level I Status                             1.000%
Swingline Loans and Tranche A Terms         Level II Status                            0.750%
Loans                                       Level III Status                           0.375%
                                            Level IV Status                            0.125%
                                            Level V Status                             0.000%
                                            Level VI Status                            0.000%

Tranche B Term Loans                        Level I Status                             1.250%
                                            Level II Status                            1.000%
                                            Level III Status                           0.750%
                                            Level IV Status                            0.500%
                                            Level V Status                             0.500%
                                            Level VI Status                            0.500%

Tranche C Term Loans                        Level I Status                             1.500%
                                            Level II Status                            1.250%
                                            Level III Status                           1.000%
                                            Level IV Status                            0.750%
                                            Level V Status                             0.750%
                                            Level VI Status                            0.750%

Tranche D Term Loans                        Level I Status                             1.750%
                                            Level II Status                            1.500%
                                            Level III Status                           1.250%
                                            Level IV Status                            1.000%
                                            Level V Status                             1.000%
                                            Level VI Status                            1.000%



                  "APPLICABLE EURODOLLAR MARGIN" shall mean, with respect to each Eurodollar Term Loan and Eurodollar Revolving Credit Loan at any date, the applicable percentage per annum set forth below based upon
         (a) whether such loan is a Revolving Credit Loan, a Tranche A Term Loan, a Tranche B Term Loan, a Tranche C Term Loan or a Tranche D Term Loan and (b) the Status in effect on such date:


                                                                               Applicable Eurodollar
                 Loan                              Status                              Margin
                 ----                              ------                      ----------------------
Revolving Credit Loans and Tranche A        Level I Status                                               2.250%
Term Loans                                  Level II Status                                              2.000%
                                            Level III Status                                             1.625%
                                            Level IV Status                                              1.375%
                                            Level V Status                                               1.125%
                                            Level VI Status                                              0.875%



                                                                               Applicable Eurodollar
                 Loan                              Status                              Margin
                 ----                              ------                      ---------------------

Tranche B Term Loans                        Level I Status                                               2.500%
                                            Level II Status                                              2.250%
                                            Level III Status                                             2.000%
                                            Level IV Status                                              1.750%
                                            Level V Status                                               1.750%
                                            Level VI Status                                              1.750%

Tranche C Terms Loans                       Level I Status                                               2.750%
                                            Level II Status                                              2.500%
                                            Level III Status                                             2.250%
                                            Level IV Status                                              2.000%
                                            Level V Status                                               2.000%
                                            Level VI Status                                              2.000%

Tranche D Terms Loans                       Level I Status                                               3.000%
                                            Level II Status                                              2.750%
                                            Level III Status                                             2.500%
                                            Level IV Status                                              2.250%
                                            Level V Status                                               2.250%
                                            Level VI Status                                              2.250%


                  "APPROVED FUND" shall mean, with respect to any Lender that is an investment fund that invests in bank loans, any other investment fund that invests in bank loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "ASSET SALE PREPAYMENT EVENT" shall mean any sale, transfer or other disposition of any business units, assets or other properties of Newco 4 or any of the Restricted Subsidiaries not in the ordinary course of business. Notwithstanding the foregoing, the term "Asset Sale Prepayment Event" shall not include any transaction permitted by
         Section 10.3, 10.4 (other than Section 10.4(b)) or 10.5.

                  "ASSOCIATED UNDERTAKING" shall mean an associated undertaking (as such term is used in the audited financial statements referred to in Section 9.1(a)) in respect of Newco 4 or a Restricted Subsidiary that is not a Subsidiary thereof.

                  "ASSOCIATED UNDERTAKING NOTE" shall mean, with respect to any Associated Undertaking, any promissory note required to be issued by such Associated Undertaking pursuant to Section 10.5(n) and pledged to the Collateral Agent pursuant to Section 9.12.

                  "AUTHORIZED OFFICER" shall mean the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer or any other senior officer of Parent and the Borrower, respectively, designated as such in writing to the Administrative Agent by Parent or the Borrower, as applicable.

                  "AVAILABLE AMOUNT" shall mean, on any date (the "REFERENCE DATE"), an amount equal to (a) the sum of (i) for the purposes of Sections 10.5(i) and 10.5(k), $100,000,000, (ii) the aggregate amount of Net Cash Proceeds from Prepayment Events refused by Term Loan Lenders and retained by the Borrower in accordance with Section 5.2(c)(ii) on or prior to the Reference Date, (iii) an amount equal to
         (x) the cumulative amount of Excess Cash Flow for all fiscal years completed prior to the Reference Date MINUS (y) the portion of such Excess Cash Flow that has been on or prior to the Reference Date (or will be) applied to the prepayment of Loans in accordance with
         Section 5.2(a)(ii), (iv) the amount of any capital contributions (other than any equity contribution made on or prior to the Closing Date or made in accordance with Section 10.5(c)(i)) made in cash to Newco 4 from and including the Business Day immediately following the Closing Date through and including the Reference Date, (v) an amount equal to the Net Cash Proceeds received by Newco 4 on or prior to the Reference Date from any issuance of equity securities by Newco 4, (vi) the aggregate amount of all cash dividends and other cash distributions received by Newco 4, Parent, the Borrower or any other Guarantor from any Acquisition Subsidiaries, Minority Investments or Unrestricted Subsidiaries on or prior to the Reference Date (other than the portion of any such dividends and other distributions that is used by Newco 4, Parent, the Borrower or any other Guarantor to pay taxes), (vii) the aggregate amount of all cash repayments of principal received by Newco 4, Parent, the Borrower or any other Guarantor from any Acquisition Subsidiaries, Minority Investments or Unrestricted Subsidiaries on or prior to the Reference Date in respect of loans made by Newco 4, Parent, the Borrower or any other Guarantor to such Acquisition Subsidiaries, Minority Investments or Unrestricted Subsidiaries, (viii) the aggregate amount of all net cash proceeds received by Newco 4, Parent, the Borrower or any other Guarantor in connection with the sale, transfer or other disposition of its ownership interest in any Acquisition Subsidiary, Minority Investment or Unrestricted Subsidiary on or prior to the Reference Date and (ix) the amount, in respect of any Unrestricted Subsidiary redesignated on or prior to the Reference Date, of the investment therein determined as of such date of redesignation as set forth in the second proviso to the definition of the term "Unrestricted Subsidiary" MINUS (b) the sum of (i) the aggregate amount of any investments (including loans) made by Newco 4, Parent or any Restricted Subsidiary (other than any Acquisition Subsidiary) in or to Acquisition Subsidiaries pursuant to Section 10.5(i) on or prior to the Reference Date, (ii) the aggregate amount of any investments (including loans) made by Newco 4, Parent or any Restricted Subsidiary (other than any Acquisition Subsidiary) pursuant to Section 10.5(k) on or prior to the Reference Date, (iii) the aggregate price paid by the Borrower in connection with (x) any prepayment of the Subordinated Loans (other than with the Net Cash Proceeds of the Loans or the Subordinated Notes) or (y) any prepayment, repurchase or redemption of Subordinated Notes, in each case pursuant to Section 10.7(a) on or prior to the Reference Date and (iv) the aggregate price paid by Newco 2 in connection with any prepayment, repurchase or redemption of the Preferred Stock or the Replacement Preferred Stock, in each case pursuant to Section 10.6 on or prior to the Reference Date.

                  "AVAILABLE COMMITMENT" shall mean at any time an amount equal to the excess, if any, of (a) the amount of the Total Revolving Credit Commitment over (b) the sum of (i) the aggregate principal amount (calculated by using the Dollar Equivalent at such time of the principal amount of any Foreign Currency Revolving Credit Loan) of all Revolving Credit Loans (but not Swingline Loans) then outstanding and
         (ii) the aggregate Letter of Credit Outstanding at such time.

                  "AVAILABLE NON-CREDIT-PARTY INVESTMENT AMOUNT" shall mean, on any date (the "INVESTMENT DATE"), an amount equal to (a) the sum of (i) $100,000,000, (ii) the aggregate amount of all cash dividends and other cash distributions received by Newco 4, Parent, the Borrower or any other Guarantor from any Restricted Non-Credit-Party Subsidiaries on or prior to the Investment Date (other than the portion of any such dividends and other distributions that is used by Newco 4, Parent, the Borrower or any other Guarantor to pay taxes), (iii) the aggregate amount of all cash repayments of principal received by Newco 4, Parent, the Borrower or any other Guarantor from any Restricted Non-Credit-Party Subsidiaries on or prior to the Investment Date in respect of loans made by Newco 4, Parent, the Borrower or any other Guarantor to such Restricted Non-Credit-

         Party Subsidiaries and (iv) the aggregate amount of all net cash proceeds received by Newco 4, Parent, the Borrower or any other Guarantor in connection with the sale, transfer or other disposition of its ownership interest in any Restricted Non-Credit-Party Subsidiary on or prior to the Investment Date MINUS (b) the aggregate amount of any investments (including loans) made by Newco 4, Parent or any Restricted Subsidiary (other than any Restricted Non-Credit-Party Subsidiary) in or to Restricted Non-Credit-Party Subsidiaries pursuant to Section 10.5(j) or 10.5(k) on or prior to the Investment Date.

                  "AVAILABLE REVOLVING CREDIT COMMITMENT" shall mean, with respect to any Lender, an amount equal to the excess, if any, of
         (a) the amount of such Lender's Revolving Credit Commitment over
         (b) the sum of (i) the aggregate principal amount of all Dollar Revolving Credit Loans (but not Swingline Loans) of such Lender then outstanding, (ii) the aggregate amount of the Dollar Equivalents of the principal amounts of all Foreign Currency Revolving Credit Loans (but not Swingline Loans) of such Lender then outstanding, (iii) that portion of such Lender's LC Exposure attributable to Unpaid Drawings in respect of which such Lender has made (or is required to have made) payments to the Letter of Credit Issuer pursuant to Section 3.4(a) and
         (iv) that portion of such Lender's Swingline Exposure attributable to Swingline Loans in respect of which such Lender has made (or is required to have made) payments to Chase pursuant to Section 2.1(f).

                  "BANKRUPTCY CODE" shall have the meaning provided in Section 11.5.

                  "BASE CD RATE" shall mean the sum of (a) the product of
         (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate.

                  "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "BORROWER" shall have the meaning provided in the preamble to this Agreement.

                  "BORROWING" shall mean and include (a) the incurrence of Swingline Loans from Chase on a given date, (b) the incurrence of one Type of Term Loan on the Term Loan Funding Date (or resulting from conversions on a given date after the Term Loan Funding Date) having, in the case of Eurodollar Term Loans, the same Interest Period (PROVIDED that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of Eurodollar Term Loans) and
         (c) the incurrence of one Type of Revolving Credit Loan on a given date (or resulting from conversions on a given date) denominated in the same currency and having, in the case of Eurodollar Revolving Credit Loans, the same Interest Period (PROVIDED that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of Eurodollar Revolving Credit Loans).

                  "BRIDGE FACILITIES" shall have the meaning provided in the preamble to this Agreement.

                  "BUSINESS DAY" shall mean (a) for all purposes other than as covered by clause (b) below, any day excluding Saturday, Sunday and any day that shall be in The City of New York or London (or, with respect to any Yen Revolving Credit Loan, Tokyo) a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day that is a Business Day described in clause (a) and which is also a day on which (i) in relation to any Eurodollar Loans denominated in a currency other than euro, banks are generally open for the types of business contemplated by this Agreement in the principal financial center of the country of such currency or (ii) in relation to any Eurodollar Loans denominated in the euro, the TARGET payment system is open for the settlement of payments in euro.

                  "CALCULATION DATE" shall mean (a) the last Business Day of each calendar month, (b) if at any time the Aggregate Revolving Credit Outstandings exceed 75% of the Total Revolving Credit Commitment, the last Business Day of each week and (c) if a Default or an Event of Default shall have occurred and be continuing, such additional dates as the Administrative Agent or the Required Lenders shall specify.

                  "CAPITAL EXPENDITURES" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases, but excluding any amount representing capitalized interest) by Newco 4 and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to tangible fixed assets and other capital expenditures reflected in the consolidated balance sheet of Newco 4 and its Subsidiaries, PROVIDED that the term "Capital Expenditures" shall not include (a) expenditures made in connection with the replacement, substitution or restoration of assets (i) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (b) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (c) the purchase of tangible fixed assets and other capital expenditures made within one year of the sale of any asset to the extent purchased with the proceeds of such sale or (d) expenditures that constitute any part of rental expenses under operating leases for real or personal property.

                  "CAPITAL LEASE", as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a finance lease obligation on the balance sheet of that Person.

                  "CAPITALIZED LEASE OBLIGATIONS" shall mean, as applied to any Person, all obligations under Capital Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

                  "CARRIER COMMON EQUITY CONTRIBUTION" shall have the meaning provided in the preamble to this Agreement.

                  "C/D ASSESSMENT RATE" shall mean for any day as applied to any ABR Loan, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund maintained by the United States Federal Deposit Insurance Corporation or any successor thereto (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss. 327.4(a) (or any successor provision) to the FDIC for the FDIC's insuring time deposits at offices of such institution in the United States.

                  "C/D RESERVE PERCENTAGE" shall mean for any day as applied to any ABR Loan, the percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board, for determining the reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity that is 30 days or more.

                  "CHANGE OF CONTROL" shall mean and be deemed to have occurred if (a) (i) Sponsor, its Affiliates and the Management Group shall at any time not own, in the aggregate, directly or indirectly, beneficially and of record, at least 35% of the outstanding Voting Stock of Newco 4 (other than as the result of one or more widely distributed offerings of Newco 4 Common Stock, in each case whether by Newco 4 or by Sponsor, its Affiliates or the Management Group) and/or
         (ii) any person, entity or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) or group of Persons "acting in concert" (as defined in the Takeover Code) shall at any time have acquired direct or indirect beneficial ownership of a percentage of the issued Voting Stock of Newco 4 that exceeds the percentage of such Voting Stock then beneficially owned, in the aggregate, by Sponsor, its Affiliates and the Management Group, unless, in the case of either clause (i) or (ii) above, Sponsor, its Affiliates and the Management Group have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Newco 4; (b) Newco 4 shall at any time cease to own, beneficially and of record, all the issued capital stock of Parent; and/or (c) at any time Continuing Directors shall not constitute a majority of the Board of Directors of Newco 4.

                  "CHASE" shall mean The Chase Manhattan Bank, a New York banking corporation, and any successor thereto by merger, consolidation or otherwise.

                  "CLOSING DATE" shall mean October 30, 1998.

                  "CLOSING DATE EXCUSED SUBSIDIARIES" shall mean any Required Guarantor Subsidiaries that would not be required to become Guarantors by virtue of the proviso to Section 9.11 or that are dormant or otherwise have immaterial assets or revenues.

                  "CODE" shall mean the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                  "COLLATERAL" shall have the meaning provided in the U.S. Pledge Agreement and the U.K. Security Agreement.

                  "COLLATERAL AGENT" shall mean Chase, together with its affiliates, as the collateral agent for the Lenders under this Agreement and the other Credit Documents.

                  "COMMITMENT FEE RATE" shall mean, for any Lender for any day, the rate per annum equal to (a) in the case of such Lender's Tranche A Commitment, Tranche B Commitment, Tranche C Commitment and Tranche D Commitment, 0.500% and (b) in the case of such Lender's Revolving Credit Commitment, the rate per annum set forth below opposite the Status in effect on such day:


                                                Commitment
                     Status                      Fee Rate
                     ------                     ----------

                  Level I Status                  0.500%
                  Level II Status                 0.425%
                  Level III Status                0.375%
                  Level IV Status                 0.300%
                  Level V Status                  0.300%
                  Level VI Status                 0.250%


                  "COMMITMENTS" shall mean, with respect to each Lender, such Lender's Term Loan Commitments, Revolving Credit Commitment, Euro Revolving Credit Commitment, if any, and Yen Revolving Credit Commitment, if any.

                  "COMPANIES ACT 1985" shall mean the Companies Act 1985, as amended.

                  "CONFIDENTIAL INFORMATION" shall have the meaning provided in
         Section 13.16.

                  "CONFIDENTIAL INFORMATION MEMORANDUM" shall mean the Confidential Information Memorandum of the Borrower and the Addendum thereto delivered to the Lenders in connection with this Agreement (including all supplements thereto).

                  "CONSOLIDATED CASH AVAILABLE FOR FIXED CHARGES" shall mean, for any period, Consolidated EBITDA for such period MINUS Capital Expenditures for such period, each such component determined on a consolidated basis for Newco 4 and the Restricted Subsidiaries in accordance with GAAP.

                  "CONSOLIDATED CASH AVAILABLE FOR FIXED CHARGES TO CONSOLIDATED FIXED CHARGES RATIO" shall mean, as of any date of determination, the ratio of (a) Consolidated Cash Available for Fixed Charges for the relevant Test Period to (b) Consolidated Fixed Charges for such Test Period.

                  "CONSOLIDATED EARNINGS" shall mean, for any period, profit on ordinary activities before taxation of Newco 4 and the Restricted Subsidiaries, excluding any currency translation gains and losses, for such period, determined in a manner consistent with the manner in which such amount was determined in accordance with the audited financial statements referred to in Section 9.1(a).

                  "CONSOLIDATED EBITDA" shall mean, for any period, the sum, without duplication, of the amounts for such period of (a) Consolidated Earnings, (b) Consolidated Interest Expense, (c) depreciation expense,
         (d) amortization expense, including amortization of deferred financing fees, (e) exceptional losses and non-recurring charges, (f) non-cash charges (including the non-cash portion of pension expense), (g) losses on asset sales, (h) restructuring charges or provisions, (i) in the case of any period that includes a period ending during the fiscal year ending December 31, 1998, Transaction Expenses, (j) any expenses or charges incurred in connection with any issuance of debt or equity securities, (k) any fees and expenses related to Permitted Acquisitions and, to the extent otherwise deducted in arriving at Consolidated Earnings, other amounts paid at the time of consummation of any Permitted Broker Acquisition and consistent with customary practice in the industry to consummate such Permitted Broker Acquisition and (l) any deduction for minority interest expense LESS the sum of the amounts for such period of

         (m) exceptional gains and non-recurring gains, (n) non-cash gains and
         (o) gains on asset sales, all as determined on a consolidated basis for Newco 4 (or Parent, for periods prior to the first full fiscal quarter for which financial results of Parent are consolidated with those of Newco 4 in the financial statements delivered hereunder, to the extent applicable) and the Restricted Subsidiaries in accordance with GAAP, PROVIDED that (i) except as provided in clause (ii) below, there shall be excluded from Consolidated Earnings for any period the income from continuing operations before corporate taxes and exceptional items of all Unrestricted Subsidiaries for such period to the extent otherwise included in Consolidated Earnings, except to the extent actually received in cash by Newco 4 or its Restricted Subsidiaries during such period through dividends or other distributions, and (ii)(x) there shall be included in determining Consolidated EBITDA for any period
         (A) the Acquired EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) acquired to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) by Newco 4 or any Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an "ACQUIRED ENTITY OR BUSINESS"), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a "CONVERTED RESTRICTED SUBSIDIARY"), in each case based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) and (B) for purposes of the definition of the term "Permitted Acquisition" and Sections 10.3, 10.9 and 10.10, an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition or conversion) as specified in the Pro Forma Adjustment Certificate delivered to the Lenders and the Administrative Agent and (y) for purposes of determining the Consolidated Total Debt to Consolidated EBITDA Ratio only, there shall be excluded in determining Consolidated EBITDA for any period the Acquired EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred or otherwise disposed of by Newco 4 or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a "SOLD ENTITY OR BUSINESS"), and the Acquired EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a "CONVERTED UNRESTRICTED SUBSIDIARY"), in each case based on the actual Acquired EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, disposition or conversion).

                  "CONSOLIDATED EBITDA TO CONSOLIDATED INTEREST EXPENSE RATIO" shall mean, as of any date of determination, the ratio of (a) Consolidated EBITDA for the relevant Test Period to (b) Consolidated Interest Expense for such Test Period.

                  "CONSOLIDATED FIXED CHARGES" shall mean, for any period, the sum of (a) Consolidated Interest Expense for such period, (b) scheduled principal payments (other than in respect of final maturities and mandatory prepayments and giving effect, in any Test Period, to prepayments of such scheduled principal payments made prior to such Test Period) of Indebtedness made by Newco 4 or any Restricted Subsidiary to any person other than Newco 4 or any wholly owned Restricted Subsidiary of Newco 4 during such period and (c) Dividends made as permitted by Section 10.6(e); PROVIDED, HOWEVER, that Consolidated Fixed Charges for the Test Periods ending on the last day of the first, second and third full fiscal quarters of Newco 4 following the Statutory Declaration Date shall be determined by (i) in the case of the Test Period ending on the last day of the first full fiscal quarter of Newco 4 following the Statutory Declaration Date, multiplying

         Consolidated Fixed Charges for such quarter by 4, (ii) in the case of the Test Period ending on the last day of the second full fiscal quarter of Newco 4 following the Statutory Declaration Date, multiplying Consolidated Fixed Charges for the two-fiscal-quarter period ending on such day by 2, and (iii) in the case of the Test Period ending on the last day of the third full fiscal quarter of Newco 4 following the Statutory Declaration Date, multiplying Consolidated Fixed Charges for the three-fiscal-quarter period ending on such day by 4/3.

                  "CONSOLIDATED GROSS REVENUES" shall mean, for any fiscal year, the amount for such fiscal year of gross revenues from ordinary activities (including interest income earned on fiduciary balances) determined on a consolidated basis for Newco 4 and the Restricted Subsidiaries in accordance with GAAP, PROVIDED that for purposes of calculating such gross revenues, (i) the gross revenues of any business acquired during such fiscal year or in the succeeding fiscal year in a Permitted Acquisition shall be determined on a pro forma basis (based on assumptions believed by Parent in good faith to be reasonable) as if such Permitted Acquisition had been consummated on the first day of such first fiscal year and (ii) the gross revenues of any business sold or otherwise disposed of by Parent or any of its Subsidiaries during such fiscal year or in the succeeding fiscal year shall be excluded in their entirety.

                  "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, cash interest expense (including that attributable to Capital Leases in accordance with GAAP), net of cash interest income (excluding any investment income related to Insurance Broking Account Assets), of Newco 4 and the Restricted Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Newco 4 and the Restricted Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements (other than currency swap agreements, currency future or option contracts and other similar agreements), but excluding, however, amortization of deferred financing costs and any other amounts of non-cash interest, all as calculated on a consolidated basis in accordance with GAAP, PROVIDED that (a) except as provided in clause
         (b) below, there shall be excluded from Consolidated Interest Expense for any period the cash interest expense (or income) of all Unrestricted Subsidiaries for such period to the extent otherwise included in Consolidated Interest Expense and (b) for purposes of the definition of the term "Permitted Acquisition" and Sections 10.3, 10.10 and 10.11, there shall be included in determining Consolidated Interest Expense for any period the cash interest expense (or income) of any Acquired Entity or Business acquired during such period and of any Converted Restricted Subsidiary converted during such period, in each case based on the cash interest expense (or income) of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) assuming any Indebtedness incurred or repaid in connection with any such acquisition or conversion had been incurred or prepaid on the first day of such period; PROVIDED FURTHER, HOWEVER, that Consolidated Interest Expense for the Test Periods ending on the last day of the first, second and third full fiscal quarters of Newco 4 following the Statutory Declaration Date shall be determined by (i) in the case of the Test Period ending on the last day of the first full fiscal quarter of Newco 4 following the Statutory Declaration Date, multiplying Consolidated Interest Expense for such quarter by 4, (ii) in the case of the Test Period ending on the last day of the second full fiscal quarter of Newco 4 following the Statutory Declaration Date, multiplying Consolidated Interest Expense for the two-fiscal-quarter period ending on such day by 2, and (iii) in the case of the Test Period ending on the last day of the third full fiscal quarter of Newco 4 following the Statutory Declaration Date, multiplying Consolidated Interest Expense for the three-fiscal-quarter period ending on such day by 4/3.

                  "CONSOLIDATED NET INCOME" shall mean, for any period, the consolidated profit (or loss) on ordinary activities after taxation of Newco 4 and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED TOTAL DEBT" shall mean, as of any date of determination, (a) the sum of (i) all Indebtedness of Newco 4 and the Restricted Subsidiaries for borrowed money outstanding on such date and
         (ii) all Capitalized Lease Obligations of Newco 4 and the Restricted Subsidiaries outstanding on such date, all calculated on a consolidated basis in accordance with GAAP, MINUS (b) the aggregate amount of cash (excluding cash related to Insurance Broking Account Assets) included in the cash accounts listed on the consolidated balance sheet of Newco 4 and the Restricted Subsidiaries and deposited with the Administrative Agent or Lenders domiciled in the United States or the United Kingdom as at such date to the extent the use thereof for application to payment of Indebtedness of Newco 4 and the Restricted Subsidiaries is not prohibited by law or any contract to which Newco 4 or any of the Restricted Subsidiaries is a party.

                  "CONSOLIDATED TOTAL DEBT TO CONSOLIDATED EBITDA RATIO" shall mean, as of any date of determination, the ratio of (a) Consolidated Total Debt as of the last day of the relevant Test Period to (b) Consolidated EBITDA for such Test Period.

                  "CONSOLIDATED WORKING CAPITAL" shall mean, at any date, the excess of (a) the sum of all amounts (other than cash, cash equivalents and bank overdrafts and Insurance Broking Account Assets) that would, in conformity with GAAP, be included in total current assets (or any like caption) on a consolidated balance sheet of Newco 4 and the Restricted Subsidiaries at such date over (b) the sum of all amounts that would, in conformity with GAAP, be included in total current liabilities (or any like caption) (other than Insurance Broking Account Liabilities) on a consolidated balance sheet of Newco 4 and the Restricted Subsidiaries on such date, but excluding (i) the current portion of any Funded Debt, and (ii) without duplication of clause (i) above, all Indebtedness consisting of Loans and Letter of Credit Exposure to the extent otherwise included therein.

                  "CONTINUING DIRECTOR" shall mean, at any date, an individual
         (a) who is a member of the Board of Directors of Newco 4 on the date hereof, (b) who, as at such date, has been a member of such Board of Directors for at least the 12 preceding months, (c) who has been nominated to be a member of such Board of Directors, directly or indirectly, by Sponsor or one of its Affiliates or Persons nominated by Sponsor or one of its Affiliates or (d) who has been nominated to be a member of such Board of Directors by a majority of the other Continuing Directors then in office.

                  "CONTROL DATE" shall mean the date on which Newco 4 acquired more than 50% of the Shares.

                  "CONVERTED RESTRICTED SUBSIDIARY" shall have the meaning provided in the definition of the term "Consolidated EBITDA".

                  "CONVERTED UNRESTRICTED SUBSIDIARY" shall have the meaning provided in the definition of the term "Consolidated EBITDA".

                  "CREDIT DOCUMENTS" shall mean this Agreement, the Guarantee, the U.S. Pledge Agreement, the U.K. Security Agreement and any promissory notes issued by the Borrower hereunder.

                  "CREDIT EVENT" shall mean and include the making (but not the conversion or continuation) of a Loan and the issuance of a Letter of Credit.

                  "CREDIT PARTY" shall mean each of Newco 4, Parent, the Borrower and the other Guarantors.

                  "CUMULATIVE CONSOLIDATED NET INCOME AVAILABLE TO STOCKHOLDERS" shall mean, as of any date of determination, Consolidated Net Income less cash dividends paid with respect to capital stock for the period (taken as one accounting period) commencing on the Closing Date and ending on the last day of the most recent fiscal quarter for which
         Section 9.1 Financials have been delivered to the Lenders under Section 9.1.

                  "DEBT INCURRENCE PREPAYMENT EVENT" shall mean any issuance or incurrence by Newco 4 or any of the Restricted Subsidiaries of any Indebtedness (excluding (a) the Subordinated Notes to the extent that the Net Cash Proceeds therefrom are applied to repay the principal of, and accrued interest on, the Subordinated Loans or the loans under the Subordinated Bridge Facility and (b) any other Indebtedness permitted to be issued or incurred under Section 10.1).

                  "DEFAULT" shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

                  "DEFAULTING LENDER" shall mean any Lender with respect to which a Lender Default is in effect.

                  "DENOMINATION DATE" shall mean, in relation to any Foreign Currency Borrowing, the date that is three Business Days before the date of such Borrowing.

                  "DEPOSITARY SHARES" shall mean each of the American Depositary Shares, evidenced by American Depositary Receipts, representing five Shares.

                  "DIVIDENDS" shall have the meaning provided in Section 10.6.

                  "DOCUMENTATION AGENT" shall mean Bank of America, as the documentation agent for the Lenders under this Agreement and the other Credit Documents.

                  "DOLLAR BORROWING" shall mean a Borrowing comprised of Dollar Loans.

                  "DOLLAR EQUIVALENT" shall mean, on any date of determination, with respect to any amount denominated in any currency other than Dollars, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.2(a) using the applicable Exchange Rate with respect to such currency at the time in effect.

                  "DOLLAR LOANS" shall mean Loans denominated in Dollars.

                  "DOLLAR REVOLVING CREDIT LOAN" shall mean a Revolving Credit Loan denominated in Dollars and made pursuant to Section 2.1(b).

                  "DOLLARS" and "$" shall mean lawful currency of the United States.

                  "DOLLAR SWINGLINE LOAN" shall have the meaning provided in
         Section 2.1(e).

                  "DOMESTIC BORROWER SUBSIDIARY" shall mean each Subsidiary of the Borrower that is organized under the laws of the United States, any state or territory thereof, or the District of Columbia.

                  "DOMESTIC NEWCO 4 SUBSIDIARY" shall mean each Subsidiary of Newco 4 that is organized under the laws of England and Wales.

                  "DRAWING" shall have the meaning provided in Section 3.4(b).

                  "EMU" shall mean the Economic and Monetary Union as contemplated in the Treaty on European Union.

                  "EMU LEGISLATION" shall mean the legislative measures of the European Union for the introduction of, changeover to or operation of the euro in one or more member states of the European Union.

                  "ENVIRONMENTAL CLAIMS" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by Parent or any of its Subsidiaries (a) in the ordinary course of such Person's business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, "CLAIMS"), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                  "ENVIRONMENTAL LAW" shall mean any applicable United States Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the environment, human health or safety or Hazardous Materials.

                  "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA AFFILIATE" shall mean each person (as defined in Section 3(9) of ERISA) that together with Newco 4 or a Subsidiary of Newco 4 would be deemed to be a "single employer" within the meaning of
         Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "EURO" or "EURO" shall mean the single currency of the European Union as constituted by the Treaty on European Union and as referred to in EMU Legislation.

                  "EURO BORROWING" shall mean a Borrowing comprised of Euro Revolving Credit Loans.

                  "EURO EQUIVALENT" shall mean, on any date of determination, with respect to any amount denominated in any currency other than Euro, the equivalent in Euro of such amount, determined by the Administrative Agent pursuant to Section 1.2(a) using the applicable Exchange Rate then in effect.

                  "EURO LENDERS" shall mean the Persons listed on Schedule 2.1(a) as Euro Lenders and any other Person that shall accept an assignment of a Euro Revolving Credit Commitment pursuant to an Assignment and Acceptance, other than any such Person that ceases to have a Euro Revolving Credit Commitment pursuant to an Assignment and Acceptance.

                  "EURO REVOLVING CREDIT COMMITMENT" shall mean, (a) with respect to each Euro Lender that is a Euro Lender on the Restatement Date, the amount set forth opposite such Euro Lender's name on Schedule 2.1(a) as such Euro Lender's "Euro Revolving Credit Commitment" and (b) in the case of any Euro Lender that becomes a Euro Lender after the Restatement Date, the amount specified as such Euro Lender's "Euro Revolving Credit Commitment" in the Assignment and Acceptance pursuant to which such Euro Lender assumed its Euro Revolving Credit Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof.

                  "EURO REVOLVING CREDIT LOAN" shall mean a Revolving Credit Loan denominated in Euro and made pursuant to Section 2.1(c).

                  "EURODOLLAR LOAN" shall mean any Eurodollar Term Loan or Eurodollar Revolving Credit Loan.

                  "EURODOLLAR RATE" shall mean, in the case of any Eurodollar Term Loan or Eurodollar Revolving Credit Loan (other than a Foreign Currency Revolving Credit Loan), with respect to each day during each Interest Period pertaining to such Eurodollar Loan, the rate of interest determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such service), and with respect to any Foreign Currency Revolving Credit Loan, the "Eurodollar Rate" for the purposes of this paragraph shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, the "Eurodollar Rate" for the purposes of this paragraph shall instead be the rate per annum notified to the Administrative Agent by the Reference Lender as the rate at which the Reference Lender is offered Dollar, Euro, Yen or Sterling, as applicable, deposits at or about 10:00 A.M., New York time, or 11:00 A.M., London time, as applicable, two Business Days prior to the beginning of such Interest Period, in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Term Loan or Eurodollar Revolving Credit Loan, as the case may be, to be outstanding during such Interest Period. If, in relation to the currency of any Subsequent Participant, the basis of accrual of interest or commitment commission expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest or commitment commission in respect of the euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such Subsequent Participant becomes a Participating Member State, PROVIDED that, if any Eurodollar Loan in the currency of such Subsequent Participant is outstanding immediately prior to such date, such replacement convention or practice shall take effect, with respect to such Eurodollar Loan, at the end of the then current Interest Period for such Eurodollar Loan.

                  "EURODOLLAR REVOLVING CREDIT LOAN" shall mean any Revolving Credit Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

                  "EURODOLLAR TERM LOAN" shall mean any Term Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

                  "EURO UNIT" shall mean the currency unit of the euro as defined in EMU Legislation.

                  "EVENT OF DEFAULT" shall have the meaning provided in
         Section 11.

                  "EXCESS CASH FLOW" shall mean, for any period, an amount equal to the excess of (a) the sum, without duplication, of (i) Consolidated Net Income for such period, (ii) an amount equal to the amount of all non-cash charges (including share of loss of associated undertakings) to the extent deducted in arriving at such Consolidated Net Income,
         (iii) decreases in Consolidated Working Capital for such period,
         (iv) an amount equal to the aggregate net non-cash loss on the sale, lease, transfer or other disposition of assets by Newco 4 and the Restricted Subsidiaries during such period (other than sales in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income, and (v) the aggregate amount of dividends received from associated undertakings during such period OVER (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (including share of profit of associated undertakings), (ii) the aggregate amount actually paid by Newco 4 and the Restricted Subsidiaries in cash during such period on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such Capital Expenditures, whether incurred in such period or in a subsequent period), (iii) the aggregate amount of all scheduled or mandatory prepayments of Revolving Credit Loans and Swingline Loans made during such period to the extent accompanying reductions of the Total Revolving Credit Commitment, (iv) the aggregate amount of all principal payments of Indebtedness of Newco 4 or the Restricted Subsidiaries (including, without limitation, any scheduled prepayments of Term Loans and the principal component of payments in respect of Capitalized Lease Obligations but excluding Revolving Credit Loans, Swingline Loans and mandatory (other than scheduled) and voluntary prepayments of Term Loans) made during such period (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder),
         (v) the aggregate amount of all mandatory prepayments made during such period with respect to any Asset Sale Prepayment Events (other than any portion of such prepayments that was not included in Consolidated Net Income, (vi) an amount equal to the aggregate net non-cash gain on the sale, lease, transfer or other disposition of assets by Newco 4 and the Restricted Subsidiaries during such period (other than sales in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income, (vii) increases in Consolidated Working Capital for such period, (viii) payments by Newco 4 and the Restricted Subsidiaries during such period in respect of provisions for liabilities and charges and other long-term liabilities of Newco 4 and the Restricted Subsidiaries other than Indebtedness, (ix) the amount of investments made during such period pursuant to Section 10.5 to the extent that such investments were financed with internally generated cash flow of Newco 4 and the Restricted Subsidiaries, (x) the amount of dividends paid during such period pursuant to clause (b), (c), (d), (e) or (g) of the proviso to Section 10.6, (xi) the aggregate amount of expenditures actually made by Newco 4 and the Restricted Subsidiaries in cash during such period (including, without limitation, expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period and (xii) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Newco 4 and the Restricted

         Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness and that are accounted for as extraordinary items.

                  "EXCHANGE RATE" shall mean, on any day, with respect to any currency other than Dollars (for purposes of determining the Dollar Equivalent), Sterling (for purposes of determining the Sterling Equivalent), Euro (for purposes of determining the Euro Equivalent) or Yen (for purposes of determining the Yen Equivalent), the rate at which such currency may be exchanged into Dollars, Sterling, Euro or Yen, as the case may be, as set forth at approximately 11:00 a.m., London time, on such date on the applicable Reuters World Currency Page. In the event that any such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 A.M., local time, on such date for the purchase of Dollars, Sterling, Euro or Yen, as the case may be, for delivery two Business Days later, PROVIDED that, if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

                  "EXCHANGE RATE PROTECTION AGREEMENT" shall mean any Hedging Agreement that is designed to protect the Borrower against fluctuations in currency exchange rates and not for speculation.

                  "EXISTING PARENT INDEBTEDNESS" shall mean all accrued interest with respect to and principal and any other amounts owing under the existing indebtedness for borrowed money of Parent and its Subsidiaries on the Closing Date (other than a portion thereof in an aggregate amount not to exceed $5,000,000).

                  "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the per annum rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

                  "FEES" shall mean all amounts payable pursuant to, or referred to in, Section 4.1.

                  "FINAL DATE" shall mean the date on which the Revolving Credit Commitments, Euro Revolving Credit Commitments and Yen Revolving Credit Commitments shall have terminated, no Revolving Credit Loans shall be outstanding and the Letter of Credit Outstandings shall have been reduced to zero.

                  "FOREIGN CURRENCY" shall mean a currency other than Dollars.

                  "FOREIGN CURRENCY BORROWING" shall mean a Borrowing comprised of Foreign Currency Revolving Credit Loans.

                  "FOREIGN CURRENCY REVOLVING CREDIT LOAN" shall mean a Revolving Credit Loan denominated in a Foreign Currency.

                  "FOREIGN BORROWER SUBSIDIARY" shall mean each Subsidiary of the Borrower that is not a Domestic Borrower Subsidiary.

                  "FOREIGN NEWCO 4 SUBSIDIARY" shall mean each Subsidiary of Newco 4 that is not a Domestic Newco 4 Subsidiary.

                  "FOREIGN SUBSIDIARY" shall mean any Foreign Newco 4 Subsidiary or any Foreign Borrower Subsidiary.

                  "FRONTING FEE" shall have the meaning provided in
         Section 4.1 (c).

                  "FUNDED DEBT" shall mean all Indebtedness of Newco 4 and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of Newco 4 or one of the Restricted Subsidiaries, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, all amounts of Funded Debt required to be paid or prepaid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

                  "GAAP" shall mean generally accepted accounting principles in the United Kingdom as in effect from time to time; PROVIDED, HOWEVER, that if there occurs after the date hereof any change in GAAP that affects in any respect the calculation of any covenant contained in
         Section 10, the Lenders, Newco 4 and the Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders, Newco 4 and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 10 shall be calculated as if no such change in GAAP has occurred.

                  "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "GUARANTEE" shall mean and include the Guarantee, made by the Required Guarantor Subsidiaries and any other Guarantors in favor of the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

                  "GUARANTEE OBLIGATIONS" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; PROVIDED, HOWEVER, that the term "Guarantee Obligations" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "GUARANTEED LOAN NOTES" shall mean loan notes of Newco 4 issued pursuant to the Offer at the election of holders of the Shares, having the terms contained in the Guaranteed Loan Notes Instrument and guaranteed by The Chase Manhattan Bank, acting through its London branch.

                  "GUARANTEED LOAN NOTES INSTRUMENT" shall mean the Guaranteed Loan Notes Instrument in the form of Exhibit J to the Credit Agreement dated as of July 22, 1998, among Newco 4, the lenders party thereto and Chase as Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  "GUARANTOR" shall mean Newco 4, Parent and each other Subsidiary of Newco 4 that is a Restricted Subsidiary (other than the Borrower and any Foreign Borrower Subsidiary) and is or has become a party to the Guarantee.

                  "HAZARDOUS MATERIALS" shall mean (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous waste", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "toxic substances", "toxic pollutants", "contaminants", or "pollutants", or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority.

                  "HEDGE AGREEMENTS" shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements entered into by Parent or the Borrower in order to protect Parent or any of the Restricted Subsidiaries against fluctuations in interest rates or currency exchange rates.

                  "INDEBTEDNESS" of any Person shall mean (a) all indebtedness of such Person for borrowed money, (b) the deferred purchase price of assets or services that in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (d) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (e) all Capitalized Lease Obligations of such Person, (f) all obligations of such Person under interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements and
         (g) without duplication, all Guarantee Obligations of such Person, PROVIDED that Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business.

                  "INSURANCE BROKING ACCOUNT ASSETS" shall mean the sum of amounts owing from insurance broking transaction debtors, bank balances designated "insurance broking accounts" and approved assets designated "insurance broking assets" at their net realization value.

                  "INSURANCE BROKING ACCOUNT LIABILITIES" shall mean the sum of amounts owing to insurance broking transaction creditors and bank advances designated "insurance broking advances".

                  "INTERCOMPANY LOAN" shall mean the loans made by the Borrower to Newco 4 on November 19, 1998, in the principal amounts of $450,000,000 and $575,000,000, respectively.

                  "INTERCOMPANY NOTE" shall mean a promissory note evidencing the Intercompany Loan, as the same may be amended, restated or otherwise modified from time to time.

                  "INTEREST PERIOD" shall mean, with respect to any Term Loan or Revolving Credit Loan, the interest period applicable thereto, as determined pursuant to Section 2.9.

                  "L/C MATURITY DATE" shall mean the date that is five Business Days prior to the Revolving Credit Maturity Date.

                  "L/C PARTICIPANT" shall have the meaning provided in Section 3.3(a).

                  "L/C PARTICIPATION" shall have the meaning provided in Section 3.3(a).

                  "LENDER" shall have the meaning provided in the preamble to this Agreement.

                  "LENDER DEFAULT" shall mean (a) the failure (which has not been cured) of a Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 3.3 or
         (b) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under
         Section 2.1(b), 2.1(c), 2.1(d), 2.1(f) or 3.3, in the case of either clause (a) or clause (b) above, as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

                  "LETTER OF CREDIT" shall mean each standby letter of credit issued pursuant to Section 3.1.

                  "LETTER OF CREDIT COMMITMENT" shall mean $50,000,000, as the same may be reduced from time to time pursuant to Section 3.1.

                  "LETTER OF CREDIT EXPOSURE" shall mean, with respect to any Lender, the sum of (a) the amount of any Unpaid Drawings in respect of which such Lender has made (or is required to have made) payments to the Letter of Credit Issuer pursuant to Section 3.4(a), PROVIDED that the amount of any Unpaid Drawing denominated in Sterling shall be deemed to be, as of such date, the Dollar Equivalent thereof at such date and (b) such Lender's Revolving Credit Commitment Percentage of the Letter of Credit Outstanding (excluding the portion thereof consisting of Unpaid Drawings in respect of which the Lenders have made (or are required to have made) payments to the Letter of Credit Issuer pursuant to Section 3.4(a)).

                  "LETTER OF CREDIT FEE" shall have the meaning provided in
         Section 4.1(b).

                  "LETTER OF CREDIT ISSUER" shall mean Chase, any of its Affiliates or any successor pursuant to Section 3.6.

                  "LETTER OF CREDIT OUTSTANDING" shall mean, at any time, the sum of, without duplication, (a) the aggregate Stated Amount of all outstanding Letters of Credit and (b) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit, PROVIDED that the amount of any Stated Amount or Unpaid Drawing denominated in Sterling shall be deemed to be, as of such date, the Dollar Equivalent thereof at such date.

                  "LETTER OF CREDIT REQUEST" shall have the meaning provided in
         Section 3.2.

                  "LEVEL I STATUS" shall mean, on any date, the Consolidated Total Debt to Consolidated EBITDA Ratio is greater than or equal to 4.75:1.00 as of such date.

                  "LEVEL II STATUS" shall mean, on any date, the circumstance that Level I Status does not exist and the Consolidated Total Debt to Consolidated EBITDA Ratio is greater than or equal to 4.25:1.00 as of such date.

                  "LEVEL III STATUS" shall mean, on any date, the circumstance that neither Level I Status nor Level II Status exists and the Consolidated Total Debt to Consolidated EBITDA Ratio is greater than or equal to 3.75:1.00 as of such date.

                  "LEVEL IV STATUS" shall mean, on any date, the circumstance that none of Level I Status, Level II Status or Level III Status exists and the Consolidated Total Debt to Consolidated EBITDA Ratio is greater than or equal to 3.25:1.00 as of such date.

                  "LEVEL V STATUS" shall mean, on any date, the circumstance that none of Level I Status, Level II Status, Level III Status or Level IV Status exists and the Consolidated Total Debt to Consolidated EBITDA Ratio is greater than or equal to 2.75:1.00 as of such date.

                  "LEVEL VI STATUS" shall mean, on any date, the circumstance that none of Level I Status, Level II Status, Level III Status, Level IV or Level V Status exists and the Consolidated Total Debt to Consolidated EBITDA Ratio is less than 2.75:1.00 as of such date.

                  "LIEN" shall mean any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

                  "LIMITED GUARANTOR" shall mean any Restricted Foreign Subsidiary of Newco 4 that is or has become a party to a Guarantee but the liability of which under such Guarantee is limited in amount.

                  "LOAN" shall mean any Revolving Credit Loan, Swingline Loan or Term Loan made by any Lender hereunder.

                  "MANAGEMENT EQUITY CONTRIBUTION" shall have the meaning provided in the preamble to this Agreement.

                  "MANAGEMENT GROUP" shall mean, at any time, the General Executive Committee, the Chairman of the Board, the President, any Executive Vice President or Vice President, the Treasurer and the Secretary of Parent at such time.

                  "MANDATORY BORROWING" shall have the meaning provided in
         Section 2.1(f).

                  "MARGIN STOCK" shall have the meaning provided in Regulation U.

                  "MATERIAL ADVERSE CHANGE" shall mean any change in the business, assets, operations, properties or financial condition of Newco 4 and its Subsidiaries taken as a whole that would materially adversely affect the ability of the Borrower and the other Credit Parties taken as a whole to perform their obligations under this Agreement and the other Credit Documents taken as a whole.

                  "MATERIAL ADVERSE EFFECT" shall mean a circumstance or condition affecting the business, assets, operations, properties or financial condition of Newco 4 and its Subsidiaries taken as a whole that would materially adversely affect (a) the ability of the Borrower and the other Credit Parties taken as a whole to perform their obligations under this Agreement and the other Credit Documents taken as a whole or (b) the rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Credit Documents taken as a whole.

                  "MATERIAL SUBSIDIARY" shall mean, at any date of determination, (a) the Borrower and (b) any Restricted Subsidiary (other than the Borrower) (i) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 9.1 Financials have been delivered were equal to or greater than 5% of the consolidated total assets of Newco 4 and the Restricted Subsidiaries at such date or (ii) whose gross revenues for such Test Period were equal to or greater than 5% of the consolidated gross revenues of Newco 4 and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

                  "MATURITY DATE" shall mean the Tranche A Maturity Date, the Tranche B Maturity Date, the Tranche C Maturity Date, the Tranche D Maturity Date or the Revolving Credit Maturity Date.

                  "MINIMUM BORROWING AMOUNT" shall mean (a) with respect to a Borrowing of Term Loans or Revolving Credit Loans, $1,000,000 (or the Sterling Equivalent, Euro Equivalent or Yen Equivalent thereof, as applicable) and (b) with respect to a Borrowing of Swingline Loans, $100,000 (or the Sterling Equivalent thereof).

                  "MINORITY INVESTMENT" shall mean any Person (other than a Subsidiary) in which Newco 4 or any Restricted Subsidiary owns capital stock or other equity interests.

                  "MOODY'S" shall mean Moody's Investors Service, Inc. or any successor by merger or consolidation to its business.

                  "NET CASH PROCEEDS" shall mean, with respect to any Prepayment Event or any issuance by Newco 4 of equity securities, (a) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable) received by or on behalf of Newco 4 or any of the Restricted Subsidiaries in respect of such Prepayment Event or issuance, as the case may be, less (b) the sum of:

                  (i) in the case of any Prepayment Event, the amount, if any, of all taxes paid or estimated to be payable by Newco 4 or any of the Restricted Subsidiaries in connection with such Prepayment Event,

                  (ii) in the case of any Prepayment Event, the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (i) above) (A) associated with the assets that are the subject of such Prepayment Event and (B) retained by Newco 4 or any of the Restricted

         Subsidiaries, PROVIDED that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such a Prepayment Event occurring on the date of such reduction,

                  (iii) in the case of any Prepayment Event, the amount of any Indebtedness secured by a Lien on the assets that are the subject of such Prepayment Event to the extent that the instrument creating or evidencing such Indebtedness requires that such Indebtedness be repaid upon consummation of such Prepayment Event,

                  (iv) in the case of any Asset Sale Prepayment Event, the amount of any proceeds of such Asset Sale Prepayment Event that the Borrower has reinvested (or intends to reinvest within one year of the date of such Asset Sale Prepayment Event) in the business of Newco 4 or any of the Restricted Subsidiaries (subject to Section 9.14), PROVIDED that any portion of such proceeds that has not been so reinvested within such one-year period shall (x) be deemed to be Net Cash Proceeds of an Asset Sale Prepayment Event occurring on the last day of such one-year period and (y) be applied to the repayment of Term Loans in accordance with Section 5.2(a)(i), and PROVIDED FURTHER that, for purposes of the preceding proviso, such one-year period shall be extended by up to twelve months from the last day of such one-year period so long as (A) such proceeds are to be reinvested within such additional twelve-month period under Newco 4's business plan as most recently adopted in good faith by its Board of Directors and (B) Newco 4 believes in good faith that such proceeds will be so reinvested within such additional twelve-month period, and

                  (v) in the case of any Prepayment Event or any issuance by Newco 4 of equity securities, reasonable and customary fees, commissions, expenses, issuance costs, discounts and other costs paid by Newco 4 or any of the Restricted Subsidiaries in connection with such Prepayment Event or issuance, as the case may be (other than those payable to Newco 4 or any Subsidiary of Newco 4), in each case only to the extent not already deducted in arriving at the amount referred to in clause (a) above.

                  "NEWCO 1" shall have the meaning provided in the preamble to this Agreement.

                  "NEWCO 2" shall have the meaning provided in the preamble to this Agreement.

                  "NEWCO 3" shall mean a newly formed private limited company organized under the laws of England and Wales all the issued share capital of which is owned on the date hereof by Newco 2 and that owns all the issued share capital of Newco 4.

                  "NEWCO 4" shall have the meaning provided in the preamble to this Agreement.

                  "NEWCO 4 COMMON STOCK" shall mean any class of outstanding ordinary share capital of Newco 4 after giving effect to the Transactions.

                  "NEWCO 4 INDEBTEDNESS" shall mean all accrued interest with respect to and principal and any other amounts owing under the Bridge Facilities on the Term Loan Funding Date.

                  "NON-DEFAULTING LENDER" shall mean and include each Lender other than a Defaulting Lender.

                  "NON-EXCLUDED TAXES" shall have the meaning provided in
         Section 5.4(a).

                  "NOTICE OF BORROWING" shall have the meaning provided in
         Section 2.3.

                  "NOTICE OF CONVERSION OR CONTINUATION" shall have the meaning provided in Section 2.6.

                  "OBLIGATIONS" shall mean all monetary amounts of every type or description at any time owing to the Administrative Agent, any Lender or, in the case of Hedge Agreements, any affiliate of a Lender pursuant to the terms of this Agreement, any other Credit Document or any Hedge Agreement.

                  "OFFER" shall have the meaning provided in the preamble to this Agreement.

                  "PARENT" shall have the meaning provided in the preamble to this Agreement.

                  "PARTICIPANT" shall have the meaning provided in Section 13.6(a)(ii).

                  "PARTICIPATING MEMBER STATE" shall mean any member state of the European Union that has the euro as its lawful currency.

                  "PBGC" shall mean the United States Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  "PERMITTED ACQUISITION" shall mean the acquisition, by merger or otherwise, by Newco 4 or any of the Restricted Subsidiaries of assets or capital stock or other equity interests, or the acquisition or retention (a "PERMITTED BROKER ACQUISITION") of one or more individuals comprising teams engaged in a business described in Section 9.14, so long as (a) such acquisition and all transactions related thereto shall be consummated in accordance with applicable law; (b) such acquisition shall, in the case of the acquisition of capital stock or other equity interests by Newco 4 or any Restricted Domestic Newco 4 Subsidiary, result in the issuer of such capital stock or other equity interests becoming a Guarantor and a direct Restricted Newco 4 Subsidiary in the case of such an acquisition by Newco 4; (c) such acquisition shall, in the case of the acquisition of capital stock or other equity interests by the Borrower or any Restricted Domestic Borrower Subsidiary, result in the issuer of such capital stock or other equity interests becoming a Restricted Domestic Borrower Subsidiary and a direct Restricted Domestic Borrower Subsidiary in the case of such an acquisition by the Borrower; (d) after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing; and (e) Newco 4 shall be in compliance, on a pro forma basis after giving effect to such acquisition (including any Indebtedness assumed or permitted to exist or incurred pursuant to Sections 10.1(j) and 10.1(k), respectively, and any related Pro Forma Adjustment), with the covenants set forth in Sections 10.9, 10.10 and 10.11, as such covenants are recomputed as at the last day of the most recently ended Test Period under such Sections as if such acquisition had occurred on the first day of such Test Period.

                  "PERMITTED BROKER ACQUISITION" shall have the meaning provided in the definition of the term "Permitted Acquisition".

                  "PERMITTED INVESTMENTS" shall mean (a) with respect to Insurance Broking Account Assets, investments in which it is customary for Persons that are engaged in businesses similar to those of Parent and its Subsidiaries and subject to all applicable laws and regulations to invest, PROVIDED that it is consistent with the past practices of Parent and its Subsidiaries and all applicable laws and regulations to invest in such investments, and (b) in all other cases (i) securities issued or unconditionally guaranteed by the United States or United Kingdom government or any agency or instrumentality thereof, in each case having maturities of not more than 24 months from the date of acquisition thereof; (ii) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then from another nationally recognized rating service); (iii) commercial paper issued by any Lender or any bank holding company owning any Lender; (iv) commercial paper maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, an equivalent rating from another nationally recognized rating service); (v) domestic and eurodollar certificates of deposit or bankers' acceptances maturing no more than two years after the date of acquisition thereof issued by any Lender or any other bank having combined capital and surplus of not less than $250,000,000 in the case of domestic banks and $100,000,000 in the case of foreign banks; (vi) repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clauses (i), (ii) and (iv) above entered into with any bank meeting the qualifications specified in clause (iv) above or securities dealers of recognized national standing; (vii) shares of investment companies that are registered under the United States Investment Company Act of 1940 and invest solely in one or more of the types of securities described in clauses (i) through (vi) above; and (viii) corresponding instruments in countries other than the United States or the United Kingdom customarily utilized for high-quality investments.

                  "PERMITTED LIENS" shall mean (a) Liens for taxes, assessments or governmental charges or claims not yet due or which are being contested in good faith and by appropriate proceedings for which appropriate provisions have been established in accordance with GAAP;
         (b) Liens in respect of property or assets of Newco 4 or any of its Subsidiaries imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, in each case so long as such Liens arise in the ordinary course of business and do not individually or in the aggregate have a Material Adverse Effect; (c) Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 11.9;
         (d) Liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business; (e) ground leases in respect of real property on which facilities owned or leased by Newco 4 or any of its Subsidiaries are located; (f) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of Newco 4 and its Subsidiaries taken as a whole; (g) any interest or title of a lessor or secured by a lessor's interest under any lease permitted by this Agreement; (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (i) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of Newco 4 or any of its Subsidiaries, PROVIDED that such Lien secures only the obligations of Newco 4 or such Subsidiaries in respect of such letter of credit to the extent permitted under Section 10.1; and (j) leases or subleases granted to others not interfering in any material respect with the business of Newco 4 and its Subsidiaries, taken as a whole.

                  "PERMITTED SALE LEASEBACK" shall mean any Sale Leaseback consummated by Newco 4 or any of the Restricted Subsidiaries after the Closing Date, PROVIDED that such Sale Leaseback is consummated for fair value as determined at the time of consummation in good faith by Newco 4 and, in the case of any Permitted Sale Leaseback (or series of related Permitted Sales Leasebacks) the aggregate proceeds of which exceed $15,000,000, the Board of Directors of Newco 4 (which such determination may take into account any retained interest or other investment of Newco 4 or such Restricted Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback).

                  "PERSON" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.

                  "PLAN" shall mean any multiemployer or single-employer plan, as defined in Section 4001 of ERISA and subject to Title IV of ERISA, that is or was within any of the preceding five plan years maintained or contributed to by (or to which there is or was an obligation to contribute or to make payments of) Newco 4, a Subsidiary of Newco 4 or an ERISA Affiliate.

                  "PLEDGED SUBSIDIARY" shall mean, at any date of determination, Parent and any Subsidiary of Newco 4 all the capital stock of which has been pledged to the Administrative Agent, for the benefit of the Lenders, on such date in accordance with Section 9.12.

                  "PREFERRED STOCK" shall have the meaning provided in the preamble to this Agreement.

                  "PREPAYMENT EVENT" shall mean any Asset Sale Prepayment Event and any Debt Incurrence Prepayment Event or any Permitted Sale Leaseback.

                  "PRESS RELEASE" shall mean the press release made by or on behalf of Newco 4 on or about 22nd July, 1998, announcing an intention to make the Offer.

                  "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its reference rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chase in connection with extensions of credit to debtors).

                  "PRO FORMA ADJUSTMENT" shall mean, for any test period that includes any of the six fiscal quarters first following any Permitted Acquisition, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business, the pro forma increase or decrease in such Acquired EBITDA projected by Newco 4 in good faith as a result of reasonably identifiable and supportable net cost savings or additional net costs, as the case may be, realizable during such period by combining the operations of such Acquired Entity or Business with the operations of Newco 4 and its Subsidiaries, PROVIDED that so long as such net cost savings or additional net costs will be realizable at any time during such period, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA, that such net cost savings or additional net costs will be realizable during the entire such period, and PROVIDED FURTHER that any such pro forma increase or decrease to such Acquired EBITDA shall be without duplication for net cost savings or additional net costs actually realized during such period and already included in such Acquired EBITDA.

                  "PRO FORMA ADJUSTMENT CERTIFICATE" shall mean any certificate of an Authorized Officer of Newco 4 delivered pursuant to Section 9.1(h) or setting forth the information described in clause (iv) to
         Section 9.1(d).

                  "REFERENCE LENDER" shall mean Chase.

                  "REGISTER" shall have the meaning provided in Section 13.6(c).

                  "REGULATION D" shall mean Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "REGULATION T" shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                  "REGULATION U" shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                  "REGULATION X" shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                  "REPAYMENT AMOUNT" shall mean Tranche A Repayment Amount, Tranche B Repayment Amount, Tranche C Repayment Amount or Tranche D Repayment Amount.

                  "REPAYMENT DATE" shall mean Tranche A Repayment Date, Tranche B Repayment Date, Tranche C Repayment Date or Tranche D Repayment Date.

                  "REPLACEMENT PREFERRED STOCK" shall mean preferred stock of Newco 2 that (a) is issued in exchange for, or to replace or refinance, all or a portion of the Preferred Stock, (b) is not subject to mandatory redemption or redemption at the option of the holder thereof prior to the date that is six months later than the maturity date of the Subordinated Notes and (c) may include, at the election of Newco 2,
         (i) provisions for required cash dividends (at a rate per annum not in excess of 7 1/2%, or a higher rate if the payment of cash dividends in excess of 7 1/2% is stated in the provisions of such preferred stock to be subject to the limitations set forth in this Agreement), (ii) provisions for transferability, (iii) provisions for voting rights and/or board representation upon the occurrence of non-payment of dividends and (iv) other terms customary for public issuances of preferred stock and other terms, in each case so long as the Administrative Agent shall be reasonably satisfied that such customary or other terms, taken as a whole, do not adversely affect the interests of the Lenders in any material respect.

                  "REPORTABLE EVENT" shall mean an event described in Section 4043 of ERISA and the regulations thereunder.

                  "REQUIRED GUARANTOR SUBSIDIARY" shall mean each Subsidiary of Newco 4 other than (a) any Foreign Borrower Subsidiary and (b) any other Subsidiary of Newco 4 that is not organized under the laws of the United Kingdom, the United States, any state or territory of the United States or the District of Columbia.

                  "REQUIRED LENDERS" shall mean, at any date, (a) Non-Defaulting Lenders having or holding a majority of the sum of (i) the Adjusted Total Revolving Credit Commitment at such date, (ii) the Adjusted Total Term Loan Commitment at such date and (iii) the outstanding principal amount of the Term Loans (excluding the Term Loans held by Defaulting Lenders) at such date or (b) if the Total Revolving Credit Commitment and the Total Term Loan Commitment have been terminated or for the purposes of acceleration pursuant to Section 11, the holders (excluding Defaulting Lenders) of a majority of the outstanding principal amount of the Loans and Letter of Credit Exposures (excluding the Loans and Letter of Credit Exposures of Defaulting Lenders) in the aggregate at such date, PROVIDED that the principal amount of any Loan or Letter of Credit Exposure denominated in a Foreign Currency shall be deemed to be, as of such date, the Dollar Equivalent thereof at such date.

                  "REQUIRED TRANCHE A LENDERS" shall mean, at any date, (a) Non-Defaulting Lenders having or holding a majority of the sum of (i) the Adjusted Total Revolving Credit Commitment at such date, (ii) the Adjusted Total Tranche A Commitment at such date and (iii) the outstanding principal amount of the Tranche A Term Loans (excluding the Tranche A Term Loans held by Defaulting Lenders) in the aggregate at such date or (b) if the Total Revolving Credit Commitment and the Total Tranche A Commitment have been terminated or for the purposes of acceleration pursuant to Section 11, the holders (excluding Defaulting Lenders) of a majority of Revolving Credit Loans, Tranche A Term Loans and Letter of Credit Exposures (excluding the Loans and Letters of Credit Exposures of Defaulting Lenders) in the aggregate at such date, PROVIDED that the principal amount of any Loan or Letter of Credit Exposure denominated in a Foreign Currency shall be deemed to be, as of such date, the Dollar Equivalent thereof at such date.

                  "REQUIRED TRANCHE B, C AND D LENDERS" shall mean, at any date, Non-Defaulting Lenders having or holding a majority of the outstanding principal amount of Tranche B Term Loans, Tranche C Term Loans and Tranche D Term Loans (excluding the Tranche B Term Loans, Tranche C Term Loans and Tranche D Term Loans held by Defaulting Lenders) in the aggregate at such date.

                  "REQUIREMENT OF LAW" shall mean, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

                  "RESET DATE" shall have the meaning set forth in Section
         1.2(a).

                  "RESTATEMENT DATE" shall mean the Restatement Closing Date as defined in the Amendment Agreement dated as of February 19, 1999, among the Borrower, Parent, Newco 4, the Administrative Agent, the Collateral Agent, the Continuing Lenders (as defined therein) and the Additional Lenders (as defined therein).

                  "RESTRICTED DOMESTIC BORROWER SUBSIDIARY" shall mean each Restricted Subsidiary that is also a Domestic Borrower Subsidiary.

                  "RESTRICTED DOMESTIC NEWCO 4 SUBSIDIARY" shall mean each Restricted Subsidiary that is also a Domestic Newco 4 Subsidiary.

                  "RESTRICTED FOREIGN BORROWER SUBSIDIARY" shall mean each Restricted Subsidiary that is also a Foreign Borrower Subsidiary.

                  "RESTRICTED FOREIGN NEWCO 4 SUBSIDIARY" shall mean each Restricted Subsidiary that is also a Foreign Newco 4 Subsidiary.

                  "RESTRICTED FOREIGN SUBSIDIARY" shall mean any Restricted Foreign Newco 4 Subsidiary or any Restricted Foreign Borrower Subsidiary.

                  "RESTRICTED NON-CREDIT-PARTY SUBSIDIARY" shall mean any Restricted Subsidiary that is not a Credit Party.

                  "RESTRICTED SUBSIDIARY" shall mean any Subsidiary of Newco 4 other than an Unrestricted Subsidiary.

                  "REVOLVING CREDIT COMMITMENT" shall mean, (a) with respect to each Lender that is a Lender on the date hereof, the amount set forth opposite such Lender's name on Schedule 1.1 as such Lender's "Revolving Credit Commitment" and (b) in the case of any Lender that becomes a Lender after the date hereof, the amount specified as such Lender's "Revolving Credit Commitment" in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Revolving Credit Commitment, in each case (i) subject to the proviso set forth in
         Section 2.1(b) and (ii) as the same may be changed from time to time pursuant to the terms hereof. Notwithstanding anything herein to the contrary, at all times the Revolving Credit Commitment of each Lender having a Euro Revolving Credit Commitment or Yen Revolving Credit Commitment shall be equal to or greater than such Lender's Euro Revolving Credit Commitment, if any, and Yen Revolving Credit Commitment, if any.

                  "REVOLVING CREDIT COMMITMENT PERCENTAGE" shall mean at any time, for each Lender, the percentage obtained by dividing (a) such Lender's Available Revolving Credit Commitment by (b) the aggregate amount of the Available Revolving Credit Commitments, PROVIDED that at any time when the Total Revolving Credit Commitment shall have been terminated, each Lender's Revolving Credit Commitment Percentage shall be its Revolving Credit Commitment Percentage as in effect immediately prior to such termination.

                  "REVOLVING CREDIT EXPOSURE" shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of the Revolving Credit Loans (calculated by using the Dollar Equivalent at such time of the principal amount of any Foreign Currency Revolving Credit Loans) of such Lender then outstanding, (b) such Lender's Letter of Credit Exposure at such time and (c) such Lender's Swingline Exposure at such time.

                  "REVOLVING CREDIT LOAN" shall have the meaning provided in
         Section 2.1.

                  "REVOLVING CREDIT MATURITY DATE" shall mean the date that is nine months after the date hereof or, if such date is not a Business Day, the next preceding Business Day; PROVIDED HOWEVER, that if the Term Loans are funded on or before such date, the term "Revolving Credit Maturity Date" shall mean the date that is seven years after the Term Loan Funding Date, or, if such date is not a Business Day, the next preceding Business Day.

                  "SALE LEASEBACK" shall mean any transaction or series of related transactions pursuant to which Newco 4 or any of the Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

                  "S&P" shall mean Standard & Poor's Ratings Service or any successor by merger or consolidation to its business.

                  "SEC" shall mean the United States Securities and Exchange Commission or any successor thereto.

                  "SECTION 9.1 FINANCIALS" shall mean the financial statements delivered, or required to be delivered, pursuant to Section 9.1(a) or
         (b) together with the accompanying officer's certificate delivered, or required to be delivered, pursuant to Section 9.1(d).

                  "SENIOR BRIDGE FACILITY" shall mean the senior secured term loan facility outstanding under the Credit Agreement dated as of July 22, 1998, as amended and restated as of September 25, 1998, as amended as of October 28, 1998, and as further amended as of November 13, 1998, among Newco 4, Chase and the other lenders parties thereto.

                  "SENIOR BRIDGE FACILITY FINAL DATE" shall mean the Final Date (as defined in the Credit Agreement relating to the Senior Bridge Facility).

                  "SOLD ENTITY OR BUSINESS" shall have the meaning provided in the definition of the term "Consolidated EBITDA".

                  "SPECIFIED SUBSIDIARY" shall mean, at any date of determination, (a) any Material Subsidiary or (b) any Unrestricted Subsidiary (i) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which
         Section 9.1 Financials have been delivered were equal to or greater than 15% of the consolidated total assets of Newco 4 and its Subsidiaries at such date or (ii) whose gross revenues for such Test Period were equal to or greater than 15% of the consolidated gross revenues of Newco 4 and its Subsidiaries for such period, in each case determined in accordance with GAAP.

                  "SPONSOR" shall have the meaning provided in the preamble to this Agreement.

                  "SPONSOR EQUITY CONTRIBUTION" shall have the meaning provided in the preamble to this Agreement.

                  "STATED AMOUNT" of any Letter of Credit shall mean the maximum amount from time to time available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met.

                  "STATUS" shall mean, as of any date, the existence of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status, as the case may be, on such date. Changes in Status resulting from changes in the Consolidated Total Debt to Consolidated EBITDA Ratio shall become effective (the date of such effectiveness, the "EFFECTIVE DATE") as of the first day following the last day of the most recent fiscal year or period for which (a) Section
         9.1 Financials are delivered to the Lenders under Section 9.1 and (b) an officer's certificate is delivered by Newco 4 to the Lenders setting forth, with respect to such Section 9.1 Financials, the then-applicable Status, and shall remain in effect until the next change to be effected pursuant to this definition, PROVIDED that (i) if the Borrower shall have made any payments in respect of interest or commitment fees during the period (the "INTERIM PERIOD") from and including the Effective Date to but excluding the day any change in Status is determined as provided above, then the amount of the next such payment due on or after such day shall be increased or decreased by an amount equal to any underpayment or overpayment so made by the Borrower during such Interim Period, (ii) notwithstanding the foregoing, for the period from and including the Closing Date to but excluding the date on which the Borrower shall deliver the Section 9.1 Financials for the second full fiscal quarter after the Statutory Declaration Date, the Status for purposes of this Agreement shall be Level I Status, and (iii) each determination of the Consolidated Total Debt to Consolidated EBITDA Ratio pursuant to this definition shall be made with respect to the Test Period ending at the end of the fiscal period covered by the relevant financial statements.

                  "STATUTORY DECLARATION DATE" shall mean November 10, 1998.

                  "STERLING", "(L)" OR "pence" shall mean the lawful currency of the United Kingdom.

                  "STERLING BORROWING" shall mean a Borrowing comprised of Sterling Loans.

                  "STERLING EQUIVALENT" shall mean, on any date of determination, with respect to any amount denominated in any currency other than Sterling, the equivalent in Sterling of such amount, determined by the Administrative Agent pursuant to Section 1.2(a) using the applicable Exchange Rate then in effect.

                  "STERLING LOANS" shall mean Loans denominated in Sterling.

                  "STERLING REVOLVING CREDIT LOAN" shall mean a Revolving Credit Loan denominated in Sterling and made pursuant to Section 2.1(b).

                  "STERLING SWINGLINE LOAN" shall have the meaning provided in
         Section 2.1(e).

                  "STERLING SWINGLINE RATE" shall mean, at any time, the rate charged by The Chase Manhattan Bank in London for Sterling overdrafts at such time, plus the Applicable Eurodollar Margin for Sterling Revolving Credit Loans.

                  "SUB-AGENT'S OFFICE" shall mean The Chase Manhattan Bank, Trinity Tower, Nine Thomas Moore Street, London E1 9TY, England, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                  "SUBORDINATED BRIDGE FACILITY" shall mean (a) the borrowing facility made available pursuant to the Subordinated Promissory Note dated July 22, 1998, between the Borrower and an Affiliate of the Sponsor, the material terms of which shall be in the form previously approved by the Administrative Agent, and (b) any amendment, replacement or refinancing thereof having terms not materially less advantageous to the interests of the Lenders than the terms contemplated by the definition of the term "Subordinated Notes", PROVIDED that any such amendment, replacement or refinancing shall bear a rate of interest determined by the Board of Directors of the Borrower to be a market rate of interest at the date of such amendment, replacement or refinancing and have other terms customary for similar issuances under similar market conditions or otherwise be on terms reasonably acceptable to the Administrative Agent.

                  "SUBORDINATED LOANS" shall mean subordinated loans made pursuant to the Subordinated Bridge Facility and having a final maturity not earlier than the date that is ten years after the Term Loan Funding Date.

                  "SUBORDINATED NOTE INDENTURE" shall mean the Indenture between the Borrower and a trustee to be determined, pursuant to which the Subordinated Notes will be issued, as the same may be amended, supplemented or otherwise modified from time to time.

                  "SUBORDINATED NOTES" shall mean (a) Senior Subordinated Notes of the Borrower or Newco 4 (i) issued pursuant to the Subordinated Note Indenture, (ii) bearing a rate of interest determined by the Board of Directors of the Borrower to be a market rate of interest at the date of issuance thereof, (iii) having a final maturity not earlier than the date that is ten years after the Term Loan Funding Date (or, if earlier, ten years after the initial issuance thereof so long as such maturity date is at least 91 days after the Final Tranche D Repayment
         Date) and (iv) having other terms customary for similar issuances under similar market conditions or otherwise on terms reasonably acceptable to the Administrative Agent and (b) any amendment, replacement or refinancing thereof having terms not materially less advantageous to the interests of the Lenders than the terms thereof, PROVIDED that any such amendment, replacement or refinancing shall bear a rate of interest determined by the Board of Directors of the Borrower to be a market rate of interest at the date of such amendment, replacement or refinancing and have other terms customary for similar issuances under similar market conditions or otherwise be on terms reasonably acceptable to the Administrative Agent.

                  "SUBSEQUENT PARTICIPANT" shall mean a member state of the European Union that adopts the euro as its lawful currency after January 1, 1999.

                  "SUBSIDIARY" of any Person shall mean and include (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock or issued share capital of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Parent and (c) any other corporation, partnership, joint venture or other entity (i) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such statements were prepared in accordance with GAAP and (ii) that is controlled (as defined in clause (b) of the definition of such term in the definition of the term "Affiliate") by such Person.

                  "SUPERMAJORITY TRANCHE A LENDERS" shall mean, at any date, (a) Non-Defaulting Lenders having or holding at least 66-2/3% of the sum of
         (i) the Adjusted Total Revolving Credit Commitment at such date and
         (ii) the outstanding principal amount of the Tranche A Term Loans (excluding the Tranche A Term Loans held by Defaulting Lenders) at such date or (b) if the Total Revolving Credit Commitment has been terminated or for the purposes of acceleration pursuant to Section 11, the holders (excluding Defaulting Lenders) of at least 66-2/3% of the outstanding principal amount of the Revolving Credit Loans, Tranche A Term Loans and Letter of Credit Exposures (excluding the Loans and Letter of Credit Exposures of Defaulting Lenders) in the aggregate at such date, PROVIDED that the principal amount of any Loan or Letter of Credit Exposure denominated in a Foreign Currency shall be deemed to be, as of such date, the Dollar Equivalent thereof at such date.

                  "SUPERMAJORITY TRANCHE B, C AND D LENDERS" shall mean, at any date, Non-Defaulting Lenders having or holding at least 66-2/3% of the outstanding principal amount of the Tranche B Term Loans, Tranche C Term Loans and Tranche D Term Loans (excluding the Tranche B Term Loans, Tranche C Term Loans and Tranche D Term Loans held by Defaulting Lenders) in the aggregate at such date.

                  "SWINGLINE COMMITMENT" shall mean $10,000,000.

                  "SWINGLINE EXPOSURE" shall mean, at any time, the aggregate principal amount (calculated by using the Dollar Equivalent at such time of the principal amount of any Sterling Swingline Loans) of all Swingline Loans then outstanding. The Swingline Exposure of any Lender at any time shall mean the sum of (a) the amount (calculated by using the Dollar Equivalent at such time of the principal amount of any Sterling Swingline Loans) of Swingline Loans then outstanding in respect of which such Lender has made (or is required to have made) payments to Chase pursuant to Section 2.1(f) and (b) such Lender's Revolving Credit Commitment Percentage of the aggregate Swingline

         Exposure (excluding the portion thereof consisting of Swingline Loans in respect of which the Lenders have made (or are required to have made) payments to Chase pursuant to Section 2.1(f)).

                  "SWINGLINE LOANS" shall have the meaning provided in Section 2.1(e).

                  "SWINGLINE MATURITY DATE" shall mean, with respect to any Swingline Loan, the date that is five Business Days prior to the Revolving Credit Maturity Date.

                  "SYNDICATION AGENT" shall mean Morgan Stanley Dean Witter, as the syndication agent for the Lenders under this Agreement and the other Credit Documents.

                  "TAKEOVER CODE" shall mean the City Code on Takeovers and Mergers.

                  "TERM LOAN" shall mean any Tranche A Term Loan, Tranche B Term Loan, Tranche C Term Loan or Tranche D Term Loan.

                  "TERM LOAN COMMITMENT" shall mean, with respect to each Lender, the sum of such Lender's Tranche A Commitment, Tranche B Commitment, Tranche C Commitment and Tranche D Commitment.

                  "TERM LOAN FUNDING DATE" shall mean November 19, 1998.

                  "TEST PERIOD" shall mean, for any determination under this Agreement, the four consecutive fiscal quarters of Newco 4 then last ended.

                  "THREE-MONTH SECONDARY CD RATE" shall mean, for any day, the secondary market rate, expressed as a per annum rate, for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York time, on such day (or, if such day shall not be a Business Day, on the next preceding Business
         Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

                  "TOTAL COMMITMENT" shall mean the sum of the Total Term Loan Commitment and the Total Revolving Credit Commitment.

                  "TOTAL CREDIT EXPOSURE" shall mean, at any date, the sum of
         (a) the Total Revolving Credit Commitment at such date, (b) the Total Term Loan Commitment at such date and (c) the outstanding principal amount of all Term Loans at such date.

                  "TOTAL REVOLVING CREDIT COMMITMENT" shall mean the sum of the Revolving Credit Commitments of all the Lenders.

                  "TOTAL TERM LOAN COMMITMENT" shall mean the sum of the Term Loan Commitments of all the Lenders.

                  "TRANCHE A COMMITMENT" shall mean, (a) in the case of each Lender that is a Lender on the date hereof, the amount set forth opposite such Lender's name on Schedule 1.1 as such Lender's "Tranche A Commitment" and (b) in the case of any Lender that becomes a Lender after the date hereof, the amount specified as such Lender's "Tranche A Commitment" in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Term Loan Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof.

                  "TRANCHE A MATURITY DATE" shall mean the date that is seven years after the Term Loan Funding Date, or, if such date is not a Business Day, the next preceding Business Day.

                  "TRANCHE A REPAYMENT AMOUNT" shall have the meaning provided in Section 2.5(b).

                  "TRANCHE A REPAYMENT DATE" shall have the meaning provided in
         Section 2.5(b).

                  "TRANCHE A TERM LOAN" shall have the meaning provided in
         Section 2.1.

                  "TRANCHE B COMMITMENT" shall mean, (a) in the case of each Lender that is a Lender on the date hereof, the amount set forth opposite such Lender's name on Schedule 1.1 as such Lender's "Tranche B Commitment" and (b) in the case of any Lender that becomes a Lender after the date hereof, the amount specified as such Lender's "Tranche B Commitment" in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Term Loan Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof.

                  "TRANCHE B MATURITY DATE" shall mean the date that is eight years after the Term Loan Funding Date, or, if such date is not a Business Day, the next preceding Business Day.

                  "TRANCHE B REPAYMENT AMOUNT" shall have the meaning provided in Section 2.5(c).

                  "TRANCHE B REPAYMENT DATE" shall have the meaning provided in
         Section 2.5(c).

                  "TRANCHE B TERM LOAN shall have the meaning provided in
         Section 2.1.

                  "TRANCHE C COMMITMENT" shall mean, (a) in the case of each Lender that is a Lender on the date hereof, the amount set forth opposite such Lender's name on Schedule 1.1 as such Lender's "Tranche C Commitment" and (b) in the case of any Lender that becomes a Lender after the date hereof, the amount specified as such Lender's "Tranche C Commitment" in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Term Loan Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof.

                  "TRANCHE C MATURITY DATE" shall mean the date that is nine years after the Term Loan Funding Date, or, if such date is not a Business Day, the next preceding Business Day.

                  "TRANCHE C REPAYMENT AMOUNT" shall have the meaning provided in Section 2.5(d).

                  "TRANCHE C REPAYMENT DATE" shall have the meaning provided in
         Section 2.5(d).

                  "TRANCHE C TERM LOAN" shall have the meaning provided in
         Section 2.1.

                  "TRANCHE D COMMITMENT" shall mean, (a) in the case of each Lender that is a Lender on the date hereof, the amount set forth opposite such Lender's name on Schedule 1.1 as such Lender's "Tranche D Commitment" and (b) in the case of any Lender that becomes a Lender after the date hereof, the amount specified as such Lender's "Tranche D Commitment" in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Term Loan Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof.

                  "TRANCHE D MATURITY DATE" shall mean the date that is nine years and six months after the Term Loan Funding Date, or, if such date is not a Business Day, the next preceding Business Day.

                  "TRANCHE D REPAYMENT AMOUNT" shall have the meaning provided in Section 2.5(e).

                  "TRANCHE D REPAYMENT DATE" shall have the meaning provided in
         Section 2.5(e).

                  "TRANCHE D TERM LOAN" shall have the meaning provided in
         Section 2.1.

                  "TRANSACTION EXPENSES" shall mean any fees or expenses incurred or paid by Newco 4 or any of its Subsidiaries in connection with the Transactions, the financing therefor and the other transactions contemplated hereby and thereby.

                  "TRANSACTIONS" shall have the meaning provided in the preamble to this Agreement.

                  "TRANSFEREE" shall have the meaning provided in Section
         13.6(e).

                  "TREATY ON EUROPEAN UNION" shall mean the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993), as amended from time to time.

                  "TYPE" shall mean (a) as to any Term Loan, its nature as an ABR Loan or a Eurodollar Term Loan and (b) as to any Revolving Credit Loan, its nature as an ABR Loan or a Eurodollar Revolving Credit Loan.

                  "U.K. SECURITY AGREEMENT" shall mean and include the Debenture entered into by Newco 4, Parent, the other grantors party thereto and the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit I, as the same may be amended, supplemented or otherwise modified from time to time.

                  "UNFUNDED CURRENT LIABILITY" of any Plan shall mean the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 87 as in effect on the date hereof, based upon the actuarial assumptions that would be used by the Plan's actuary in a termination of the Plan, exceeds the fair market value of the assets allocable thereto.

                  "UNITED STATES" shall mean the United States of America.

                  "UNPAID DRAWING" shall have the meaning provided in Section 3.4(a).

                  "UNRESTRICTED SUBSIDIARY" shall mean (a) any Subsidiary of Newco 4 that is formed or acquired after the Closing Date, PROVIDED that at such time (or promptly thereafter) the Borrower designates such Subsidiary an Unrestricted Subsidiary in a written notice to the Administrative Agent, (b) any Restricted Subsidiary on the Closing Date subsequently re-designated as an Unrestricted Subsidiary by the Borrower in a written notice to the Administrative Agent, PROVIDED that such re-designation shall be deemed to be an investment on the date of such re-designation in an Unrestricted Subsidiary in an amount equal to the sum of (i) the net worth of such re-designated Restricted Subsidiary immediately prior to such re-designation (such net worth to be calculated without regard to any Guarantee provided by such re-designated Restricted Subsidiary) and (ii) the aggregate principal amount of any Indebtedness owed by such re-designated Restricted Subsidiary to Newco 4 or any other Restricted Subsidiary immediately prior to such re- designation, all calculated, except as set forth in the parenthetical to clause (i), on a consolidated basis in accordance with GAAP, (c) each Subsidiary of an Unrestricted Subsidiary; PROVIDED, HOWEVER, that (i) at the time of any written re-designation by the Borrower to the Administrative Agent of any Unrestricted Subsidiary as a Restricted Subsidiary, the Unrestricted Subsidiary so re-designated shall no longer constitute an Unrestricted Subsidiary, (ii) no Unrestricted Subsidiary may be re-designated as a Restricted Subsidiary if a Default or Event of Default would result from such re-designation,
         (iii) neither Parent nor the Borrower shall be re-designated as an Unrestricted Subsidiary and (iv) no Restricted Subsidiary may be re-designated as an Unrestricted Subsidiary if a Default or Event of Default would result from such re-designation. On or promptly after the date of its formation, acquisition or re-designation, as applicable, each Unrestricted Subsidiary (other than an Unrestricted Subsidiary that is a Foreign Subsidiary) shall have entered into a tax sharing agreement containing terms that, in the reasonable judgment of the Administrative Agent, provide for an appropriate allocation of tax liabilities and benefits and (d) Sovereign Marine & General Insurance Company Limited.

                  "U.S. PLEDGE AGREEMENT" shall mean and include the U.S. Pledge Agreement entered into by the Borrower, the other pledgors party thereto and the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time.

                  "VOTING STOCK" shall mean, with respect to any Person, shares of such Person's capital stock having the right to vote for the election of directors of such Person under ordinary circumstances.

                  "YEN" shall mean the lawful currency of Japan.

                  "YEN BORROWING" shall mean a Borrowing comprised of Yen Revolving Credit Loans.

                  "YEN EQUIVALENT" shall mean, on any date of determination, with respect to any amount denominated in any currency other than Yen, the equivalent in Yen of such amount, determined by the Administrative Agent pursuant to Section 1.2(a) using the applicable Exchange Rate then in effect.

                  "YEN LENDERS" shall mean the Persons listed on Schedule 2.1(b) as Yen Lenders and any other Person that shall accept an assignment of a Yen Revolving Credit Commitment pursuant to an Assignment and Acceptance, other than any such Person that ceases to have a Yen Revolving Credit Commitment pursuant to an Assignment and Acceptance.

                  "YEN REVOLVING CREDIT COMMITMENT" shall mean, (a) with respect to each Yen Lender that is a Yen Lender on the Restatement Date, the amount set forth opposite such Yen Lender's name on Schedule 2.1(b) as such Yen Lender's "Yen Revolving Credit Commitment" and (b) in the case of any Yen Lender that becomes a Yen Lender after the Restatement Date, the amount specified as such Yen Lender's "Yen Revolving Credit Commitment" in the Assignment and Acceptance pursuant to which such Yen Lender assumed its Yen Revolving Credit Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof.

                  "YEN REVOLVING CREDIT LOAN" shall mean a Revolving Credit Loan denominated in Yen and made pursuant to Section 2.1(d).

                  1.2 EXCHANGE RATES. (a) Not later than 1:00 p.m., New York City time, on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date to be used for calculating relevant Dollar Equivalent, Euro Equivalent, Yen Equivalent and Sterling Equivalent amounts and (ii) give notice thereof to the Lenders and the Borrower. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "RESET DATE"), shall remain effective until the next succeeding Reset Date and shall for all purposes of this Agreement (other than any provision expressly requiring the use of a current Exchange Rate and except to the extent exchange rates are otherwise utilized in connection with determining compliance with financial covenant levels in accordance with GAAP) be the Exchange Rates employed in converting any amounts between the applicable currencies.

                  (b) Not later than 5:00 p.m., New York City time, on each Reset Date and the date of any Borrowing of Foreign Currency Revolving Credit Loans, the Administrative Agent shall (i) determine the Dollar Equivalent of the aggregate principal amount of the Foreign Currency Revolving Credit Loans then outstanding (after giving effect to any Foreign Currency Revolving Credit Loans made or repaid on such date) and (ii) notify the Lenders and the Borrower of the results of such determination and of the Aggregate Revolving Credit Outstandings.

                  (c) For purposes of determining compliance under Sections 10.1, 10.2, 10.4, 10.5, 10.6, 10.9, 10.10, 10.11 and 10.12 with respect to any amount in a currency other than Dollars, such amount shall be deemed to equal the Dollar Equivalent thereof at the time such amount was incurred or expended, as the case may be, or based on the average exchange rate for the relevant period, as determined by the Borrower in accordance with GAAP or as otherwise reflected in the Section 9.1 Financials in accordance with GAAP.

                  SECTION 2.  AMOUNT AND TERMS OF CREDIT.

                  2.1 COMMITMENTS. (a) Subject to and upon the terms and conditions herein set forth:

                  (i) each Lender having a Tranche A Commitment severally agrees to make a loan or loans in Dollars (each a "TRANCHE A TERM LOAN" and, collectively, the "TRANCHE A TERM LOANS") to the Borrower, which Tranche A Term Loans (x) shall not exceed for any such Lender the Tranche A Commitment of such Lender and (y) shall be repaid in full on the Tranche A Maturity Date;

                  (ii) each Lender having a Tranche B Commitment severally agrees to make a loan or loans in Dollars (each a "TRANCHE B TERM LOAN" and, collectively, the "TRANCHE B TERM LOANS") to the Borrower, which Tranche B Term Loans (x) shall not exceed for any such Lender the Tranche B Commitment of such Lender and (y) shall be repaid in full on the Tranche B Maturity Date;

                  (iii) each Lender having a Tranche C Commitment severally agrees to make a loan or loans in Dollars (each a "TRANCHE C TERM LOAN" and, collectively, the "TRANCHE C TERM LOANS") to the Borrower, which Tranche C Term Loans (x) shall not exceed for any such Lender the Tranche C Commitment of such Lender and (y) shall be repaid in full on the Tranche C Maturity Date; and

                  (iv) each Lender having a Tranche D Commitment severally agrees to make a loan or loans in Dollars (each a "TRANCHE D TERM LOAN" and, collectively, the "TRANCHE D TERM LOANS") to the Borrower, which Tranche D Term Loans (x) shall not exceed for any such Lender the Tranche D Commitment of such Lender and (y) shall be repaid in full on the Tranche D Maturity Date.

Such Term Loans (x) shall be made on the Term Loan Funding Date, (y) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, ABR Loans or Eurodollar Term Loans, PROVIDED that all Term Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term Loans of the same Type, and (z) may be repaid in accordance with the provisions hereof. Once repaid, Term Loans may not be reborrowed.

                  (b) Subject to and upon the terms and conditions herein set forth, each Lender having a Revolving Credit Commitment severally agrees to make a loan or loans denominated, at the option of the Borrower, in Dollars (each a "DOLLAR REVOLVING CREDIT LOAN" and, collectively, the "DOLLAR REVOLVING CREDIT LOANS") or Sterling (each a "STERLING REVOLVING CREDIT LOAN" and, collectively, the "STERLING REVOLVING CREDIT LOANS" and, together with the Dollar Revolving Credit Loans, Euro Revolving Credit Loans and Yen Revolving Credit Loans, the "REVOLVING CREDIT LOANS") to the Borrower, which Dollar Revolving Credit Loans and Sterling Revolving Credit Loans (i) shall be made at any time and from time to time on and after the Closing Date and prior to the Revolving Credit Maturity Date, (ii) in the case of Dollar Revolving Credit Loans, may, at the option of the Borrower, be incurred and maintained as, and/or converted into, ABR Loans or Eurodollar Revolving Credit Loans, PROVIDED that all Dollar Revolving Credit Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Dollar Revolving Credit Loans of the same Type, (iii) in the case of Sterling Revolving Credit Loans, shall be incurred and maintained entirely as Eurodollar Revolving Credit Loans, (iv) may be repaid and reborrowed in accordance with the provisions hereof, (v) for any such Lender at any time, shall not result in such Lender's Revolving Credit Exposure at such time exceeding such Lender's Revolving Credit Commitment at such time and (vi) after giving effect thereto and to the application of the proceeds thereof, shall not result at any time in the aggregate amount of the Lenders' Revolving Credit Exposures at such time exceeding the Total Revolving Credit Commitment then in effect. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan and (ii) in exercising such option, the Lender shall use its reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 3.5 shall apply). On the Revolving Credit Maturity Date, all Revolving Credit Loans shall be repaid in full.

                  (c) Subject to and upon the terms and conditions herein set forth, each Lender having a Euro Revolving Credit Commitment severally agrees to make a loan or loans denominated in Euro (each a "EURO REVOLVING CREDIT LOAN" and, collectively, the "EURO REVOLVING CREDIT LOANS") to the Borrower, which Euro Revolving Credit Loans (i) shall be made at any time and from time to time on and after the Restatement Date and prior to the Revolving Credit Maturity Date, (ii) shall be incurred and maintained entirely as Eurodollar Revolving Credit Loans, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed for any such Euro Lender at any time outstanding such Euro Lender's Euro Revolving Credit Commitment, (v) shall not, after giving effect thereto and to the application of the proceeds thereof, exceed for all Euro Lenders at any time outstanding that aggregate principal amount that has a Dollar Equivalent that, when added to the Dollar Equivalent of the aggregate principal amount of all outstanding Yen Revolving Credit Loans, equals $75,000,000, (vi) for any such Euro Lender at any time, shall not result in such Euro Lender's Revolving Credit Exposure at such time exceeding such Euro Lender's Revolving Credit Commitment at such time and (vii) after giving effect thereto and to the application of the proceeds thereof, shall not result at any time in the aggregate amount of the Lenders' Revolving Credit Exposures at such time exceeding the Total Revolving Credit Commitment then in effect.

                  (d) Subject to and upon the terms and conditions herein set forth, each Lender having a Yen Revolving Credit Commitment severally agrees to make a loan or loans denominated in Yen (each a "YEN REVOLVING CREDIT LOAN" and, collectively, the "YEN REVOLVING CREDIT LOANS") to the Borrower, which Yen Revolving Credit Loans (i) shall be made at any time and from time to time on and after the Restatement Date and prior to the Revolving Credit Maturity Date,
(ii) shall be incurred and maintained entirely as Eurodollar Revolving Credit Loans, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed for any such Yen Lender at any time outstanding such Yen Lender's Yen Revolving Credit Commitment, (v) shall not, after giving effect thereto and to the application of the proceeds thereof, exceed for all Yen Lenders at any time outstanding that aggregate principal amount that has a Dollar Equivalent that, when added to the Dollar Equivalent of the aggregate principal amount of all outstanding Euro Revolving Credit Loans, equals $75,000,000, (vi) for any such Yen Lender at any time, shall not result in such Yen Lender's Revolving Credit Exposure at such time exceeding such Yen Lender's Revolving Credit Commitment at such time and (vii) after giving effect thereto and to the application of the proceeds thereof, shall not result at any time in the aggregate amount of the Lenders' Revolving Credit Exposures at such time exceeding the Total Revolving Credit Commitment then in effect.

                  (e) Subject to and upon the terms and conditions herein set forth, Chase in its individual capacity agrees, at any time and from time to time on and after the Closing Date and prior to the Swingline Maturity Date, to make a loan or loans (each a "SWINGLINE LOAN" and, collectively, the "SWINGLINE LOANS") to the Borrower, which Swingline Loans (i) may, at the option of the Borrower, be denominated in Dollars (each a "DOLLAR SWINGLINE LOAN" and, collectively, the "DOLLAR SWINGLINE LOANS") or Sterling (each a "STERLING SWINGLINE LOAN" and, collectively, the "STERLING SWINGLINE LOANS"), (ii) shall, in the case of Dollar Swingline Loans, be ABR Loans, (iii) shall, in the case of Sterling Swingline Loans, bear interest at the Sterling Swingline Rate, (iv) shall have the benefit of the provisions of Section 2.1(f), (v) shall not exceed at any time outstanding the Swingline Commitment, (vi) shall not, after giving effect thereto and to the application of the proceeds thereof, exceed in the aggregate at any time outstanding the principal amount that, when added to the aggregate principal amount (calculated by using the Dollar Equivalent at such time of the principal amount of any Foreign Currency Revolving Credit Loans) of all Revolving Credit Loans then outstanding and all Letter of Credit Outstanding at such time, equals the Total Revolving Credit Commitment then in effect and
(vii) may be repaid and reborrowed in accordance with the provisions hereof. On the Swingline Maturity Date, each outstanding Swingline Loan shall be repaid in full. Chase shall not make any Swingline Loan after receiving a written notice from the Borrower or any Lender stating that a Default or Event of Default exists and is continuing until such time as Chase shall have received written notice of (i) rescission of all such notices from the party or parties originally delivering such notice or (ii) the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1.

                  (f) On any Business Day, Chase may, in its sole discretion, give notice to the Lenders that all then-outstanding Swingline Loans shall be funded with a Borrowing of Revolving Credit Loans, in which case (i) in the case of then-outstanding Dollar Swingline Loans, a Borrowing of Dollar Revolving Credit Loans constituting ABR Loans and (ii) in the case of then-outstanding Sterling Swingline Loans, a Borrowing of Sterling Revolving Credit Loans (each such Borrowing, a "MANDATORY BORROWING") shall be made (x) in the case of Dollar Swingline Loans, on the immediately succeeding Business Day and (y) in the case of Sterling Swingline Loans, on the third succeeding Business Day, by all Lenders PRO RATA based on each Lender's Revolving Credit Commitment Percentage (determined as of the date of the notice referred to above), and the proceeds thereof shall be applied directly to Chase to repay Chase for such outstanding Swingline Loans. Each Lender hereby irrevocably agrees to make such Dollar Revolving Credit Loans upon one Business Day's notice and such Sterling Revolving Credit Loans upon three Business Days' notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified to it in writing by Chase notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the minimum amount for each Borrowing specified in Section 2.2, (ii) whether any conditions specified in Section 7 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing or (v) any reduction in the Total Commitment after any such Swingline Loans were made. In the event that, in the sole judgment of Chase, any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each Lender hereby agrees that it shall forthwith purchase from Chase (without recourse or warranty) such participation of the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective Revolving Credit Commitment Percentages on such date, PROVIDED that all principal and interest payable on such Swingline Loans shall be for the account of Chase until the date the respective participation is purchased and, to the extent attributable to the purchased participation, shall be payable to the Lender purchasing same from and after such date of purchase.

                  2.2 MINIMUM AMOUNT OF EACH BORROWING; MAXIMUM NUMBER OF BORROWINGS. The aggregate principal amount of each Borrowing of Term Loans, Revolving Credit Loans or Swingline Loans shall be in a multiple of $100,000 (or the Sterling Equivalent, Euro Equivalent or Yen Equivalent, as applicable, thereof) and shall not be less than the Minimum Borrowing Amount with respect thereto (except that Mandatory Borrowings shall be made in the amounts required by Section 2.1(f)). More than one Borrowing may be incurred on any date, PROVIDED that at no time shall there be outstanding more than 20 Borrowings of Eurodollar Loans under this Agreement. Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation, without prejudice to the obligations of the Borrower to the Lenders under or pursuant to this Agreement and without increasing the Commitments of any Lender, all references in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency denomination of a Subsequent Participant to be paid to or by the Administrative Agent shall, immediately upon such Subsequent Participant becoming a Participating Member State, be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit as the Administrative Agent may specify.

                  2.3 NOTICE OF BORROWING. (a) The Borrower shall give the Administrative Agent at the locations set forth in Section 13.2 (i) prior to 12:00 Noon (London time) at least three

Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of the Borrowing of Term Loans if all or any of such Term Loans are to be initially Eurodollar Loans and (ii) prior written notice (or telephonic notice promptly confirmed in writing) prior to 10:00 A.M. (London time) on the date of the Borrowing of Term Loans if all such Term Loans are to be ABR Loans. Such notice (together with each notice of a Borrowing of Revolving Credit Loans pursuant to Section 2.3(b) and each notice of a Borrowing of Swingline Loans pursuant to Section 2.3(c), a "NOTICE OF BORROWING") shall be irrevocable and shall specify (i) the aggregate principal amount of the Term Loans to be made on the Term Loan Funding Date, (ii) the Term Loan Funding Date (which shall be a Business Day) and (iii) whether the Term Loans shall consist of ABR Loans and/or Eurodollar Term Loans and, if the Term Loans are to include Eurodollar Term Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of any Borrowing of Term Loans, of such Lender's proportionate share thereof and of the other matters covered by the related Notice of Borrowing.

                  (b) Whenever the Borrower desires to incur Revolving Credit Loans hereunder (other than Mandatory Borrowings or borrowings to repay Unpaid Drawings), it shall give the Administrative Agent at the locations set forth in
Section 13.2, (i) prior to (A) 12:00 Noon (London time) in the case of Dollar Revolving Credit Loans, (B) 11:00 A.M. (London time) in the case of Sterling Revolving Credit Loans and Euro Revolving Credit Loans or (C) 11:00 A.M. (Tokyo time) in the case of Yen Revolving Credit Loans, at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Revolving Credit Loans and (ii) prior to 12:00 Noon (London time) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of ABR Loans. Each such Notice of Borrowing, except as otherwise expressly provided in Section 2.10, shall be irrevocable and shall specify (i) whether such Borrowing is to be a Dollar Borrowing, a Yen Borrowing, a Euro Borrowing or a Sterling Borrowing,
(ii) the aggregate principal amount of the Revolving Credit Loans to be made pursuant to such Borrowing (which, in the case of a Foreign Currency Borrowing, shall be stated in Dollars), (iii) the date of Borrowing (which shall be a Business Day), (iv) if such Borrowing is to be denominated in Dollars, whether the respective Borrowing shall consist of ABR Loans or Eurodollar Revolving Credit Loans, (v) if such Borrowing shall consist of Eurodollar Revolving Credit Loans, the Interest Period to be initially applicable thereto and (vi) the number and location of the account to which funds are to be disbursed. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Revolving Credit Loans, of such Lender's proportionate share thereof and of the other matters covered by the related Notice of Borrowing.

                  (c) Whenever the Borrower desires to incur Swingline Loans hereunder, it shall give the Administrative Agent at the locations set forth in
Section 13.2 written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Swingline Loans no later than 9:00 A.M. (London time) on the date of such Borrowing. Each such notice shall be irrevocable and shall specify (i) the aggregate principal amount and currency of the Swingline Loans to be made pursuant to such Borrowing and (ii) the date of Borrowing (which shall be a Business Day). The Administrative Agent shall promptly give Chase written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Swingline Loans and of the other matters covered by the related Notice of Borrowing.

                  (d) Mandatory Borrowings shall be made upon the notice specified in Section 2.1(f), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section.

                  (e) Borrowings to reimburse Unpaid Drawings shall be made upon the notice specified in Section 3.4(c).

                  (f) Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower. In each such case the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of any such telephonic notice.

                  2.4 DISBURSEMENT OF FUNDS. (a) No later than (i) 12:00 Noon (New York time) in the case of Dollar Borrowings, (ii) 12:00 Noon (London time) in the case of Euro Borrowings and Sterling Borrowings or (iii) 12:00 Noon (Tokyo time) in the case of Yen Borrowings, on the date specified in each Notice of Borrowing (including Mandatory Borrowings), each Lender will make available its PRO RATA portion, if any, of each Borrowing requested to be made on such date in the manner provided below, PROVIDED that all (i) Dollar Swingline Loans shall be made available in the full amount thereof by Chase no later than 3:00 P.M. (London time) on the date requested and (ii) Sterling Swingline Loans shall be made available in the full amount thereof by Chase no later than 2:00 P.M. (London time).

                  (b) Each Lender shall make available all amounts it is to fund under any Borrowing in Dollars, Euro, Yen or Sterling (as specified in the applicable Notice of Borrowing) and immediately available funds to the Administrative Agent at the Administrative Agent's Office and the Administrative Agent will (except in the case of Mandatory Borrowings and Borrowings to repay Unpaid Drawings) make available to the Borrower by depositing to the Borrower's account at (i) the Administrative Agent's Office or (ii) the Sub-Agent's Office, as specified by the Borrower, the aggregate of the amounts so made available in Dollars, Euro, Yen or Sterling and the type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the Federal Funds Effective Rate (or, in the case of a Euro Borrowing or Yen Borrowing, the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount) or (ii) if paid by the Borrower, the then-applicable rate of interest, calculated in accordance with Section 2.8, for the respective Loans.

                  (c) Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).

                  2.5 REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) The Borrower shall repay to the Administrative Agent, for the benefit of the Lenders, (i) on the Tranche A Maturity Date, the then-unpaid Tranche A Term Loans and Revolving Credit Loans, (ii) on the Tranche B Maturity Date, the then-unpaid Tranche B Term Loans, (iii) on the Tranche C Maturity Date, the then-unpaid Tranche C Term Loans, and (iv) on the Tranche D Maturity Date, the then-unpaid Tranche D Term Loans. The Borrower shall repay to the Administrative Agent, for the account of Chase, on the Swingline Maturity Date, the then-unpaid Swingline Loans.

                  (b) The Borrower shall repay to the Administrative Agent, for the benefit of the Lenders of Tranche A Term Loans, on each date set forth below (each a "TRANCHE A REPAYMENT DATE"), the principal amount of the Tranche A Term Loans set forth below opposite such Repayment Date (each a "TRANCHE A REPAYMENT AMOUNT"):


Number of Months From Term Loan
Funding Date                                   Repayment Amount
-------------------------------                ----------------
                  6                            $              0
                  12                                          0
                  18                                          0
                  24                                          0
                  30                                  2,500,000
                  36                                  2,500,000
                  42                                  3,500,000
                  48                                  3,500,000
                  54                                  5,000,000
                  60                                  5,000,000
                  66                                  6,000,000
                  72                                  6,000,000
                  78                                  8,000,000
                  84                                 83,000,000



                  (c) The Borrower shall repay to the Administrative Agent, for the benefit of the Lenders of Tranche B Term Loans, on each date set forth below (each a "TRANCHE B REPAYMENT DATE"), the principal amount of the Tranche B Term Loans set forth below opposite such Repayment Date (each a "TRANCHE B REPAYMENT AMOUNT"):


              Number of Months From
              Term Loan Funding Date                     Repayment Amount
              ----------------------                     ----------------
                        6                               $              0
                       12                                      1,250,000
                       18                                        625,000
                       24                                        625,000
                       30                                        625,000
                       36                                        625,000
                       42                                        625,000
                       48                                        625,000
                       54                                        625,000
                       60                                        625,000
                       66                                        625,000
                       72                                        625,000
                       78                                        625,000
                       84                                        625,000
                       90                                        625,000




                       96                                    115,625,000




                  (d) The Borrower shall repay to the Administrative Agent, for the benefit of the Lenders of Tranche C Term Loans, on each date set forth below (each a "TRANCHE C REPAYMENT DATE"), the principal amount of the Tranche C Term Loans set forth below opposite such Repayment Date (each a "TRANCHE C REPAYMENT AMOUNT"):


              Number of Months From
              Term Loan Funding Date                     Repayment Amount
              ----------------------                     ----------------
                       6                                $                0
                      12                                         1,000,000
                      18                                           500,000
                      24                                           500,000
                      30                                           500,000
                      36                                           500,000
                      42                                           500,000
                      48                                           500,000
                      54                                           500,000
                      60                                           500,000
                      66                                           500,000
                      72                                           500,000
                      78                                           500,000
                      84                                           500,000
                      90                                           500,000
                      96                                           500,000
                     102                                           500,000
                     108                                        91,500,000



                  (e) The Borrower shall repay to the Administrative Agent, for the benefit of the Lenders of Tranche D Term Loans, on each date set forth below (each a "TRANCHE D REPAYMENT

DATE"), the principal amount of the Tranche D Term Loans set forth below opposite such Repayment Date (each a "TRANCHE D REPAYMENT AMOUNT"):


              Number of Months From
              Term Loan Funding Date                     Repayment Amount
              ----------------------                     ----------------
                         6                              $                0
                        12                                       1,000,000
                        18                                         500,000
                        24                                         500,000
                        30                                         500,000
                        36                                         500,000
                        42                                         500,000
                        48                                         500,000
                        54                                         500,000
                        60                                         500,000
                        66                                         500,000
                        72                                         500,000
                        78                                         500,000
                        84                                         500,000
                        90                                         500,000
                        96                                         500,000
                       102                                         500,000
                       108                                         500,000
                       114                                      91,000,000



                  (f) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts and currency of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

                  (g) The Administrative Agent shall maintain the Register pursuant to Section 13.6, and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount and currency of each Loan made hereunder, whether such Loan is a Term Loan, a Revolving Credit Loan or a Swingline Loan, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount and currency of any principal or interest due and payable or to become due and payable from the Borrower to each Lender or Chase hereunder and (iii) the amount and currency of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (h) The entries made in the Register and accounts and subaccounts maintained pursuant to paragraphs (f) and (g) of this Section 2.5 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

                  2.6 CONVERSIONS AND CONTINUATIONS. (a) The Borrower shall have the option on any Business Day to convert all or a portion equal to at least the Minimum Borrowing Amount of the out standing principal amount of Term Loans or Dollar Revolving Credit Loans of one Type into a Borrowing or Borrowings of another Type or to continue the outstanding principal amount of any Eurodollar Term Loans or Eurodollar Revolving Credit Loans as Eurodollar Term Loans or Eurodollar Revolving Credit Loans, as the case may be, for an additional Interest Period, PROVIDED that (i) no partial conversion of Eurodollar Term Loans or Eurodollar Revolving Credit Loans shall reduce the outstanding principal amount of Eurodollar Term Loans or Eurodollar Revolving Credit Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount,
(ii) ABR Loans may not be converted into Eurodollar Term Loans or Eurodollar Revolving Credit Loans if a Default or Event of Default is in existence on the date of the conversion and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such conversion,
(iii) Eurodollar Loans (other than Foreign Currency Revolving Credit Loans) may not be continued as Eurodollar Term Loans or Eurodollar Revolving Credit Loans for an additional Interest Period if a Default or Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, (iv) no Interest Period in excess of one month may be selected for any Foreign Currency Borrowing if a Default or Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such longer interest period and (v) Borrowings resulting from conversions pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2. Notwithstanding clause (i) above, if the Dollar Equivalent of any Foreign Currency Revolving Credit Loan at the end of the Interest Period applicable thereto does not exceed by more than 5%, and is not less than 95% of, the Dollar Equivalent of such Foreign Currency Revolving Credit Loan on the relevant Denomination Date, then the Borrower may refinance such Foreign Currency Revolving Credit Loan with a new Foreign Currency Revolving Credit Loan with the same principal amount and in the same currency at the end of such Interest Period, notwithstanding that the Dollar Equivalent of the new Foreign Currency Revolving Credit Loan is not an integral multiple of $100,000. For purposes of this Section, any Foreign Currency Borrowing shall be deemed to be in an amount equal to the Dollar Equivalent of such Foreign Currency Borrowing determined as of its Denomination Date. Each such conversion or continuation shall be effected by the Borrower by giving the Administrative Agent at the locations set forth in Section 13.2 prior to (a) 12:00 Noon (London time) in the case of Term Loans and Dollar Revolving Credit Loans, (b) 11:00 A.M. (London time) in the case of Sterling Revolving Credit Loans and Euro Revolving Credit Loans and (c) 11:00 A.M. (Tokyo time) in the case of Yen Revolving Credit Loans, at least three Business Days' (or one Business Day's notice in the case of a conversion into ABR Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "NOTICE OF CONVERSION OR CONTINUATION") specifying the Term Loans or Revolving Credit Loans to be so converted or continued, the Type of Term Loans or Revolving Credit Loans to be converted or continued into and, if such Term Loans or Revolving Credit Loans are to be converted into or continued as Eurodollar Term Loans or Eurodollar Revolving Credit Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Term Loans or Revolving Credit Loans. This Section shall not be construed to permit the Borrower to (i) change the currency of any Borrowing or (ii) convert a Foreign Currency Borrowing to an ABR Borrowing.

                  (b) If any Default or Event of Default is in existence at the time of any proposed continuation of any Eurodollar Term Loans or Eurodollar Revolving Credit Loans and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, such Eurodollar Term Loans or Eurodollar Revolving Credit Loans (other than Foreign Currency Revolving Credit Loans) shall be automatically converted on the last day of the current Interest Period into ABR Loans. If upon the expiration of any Interest Period in respect of Eurodollar Term Loans or Eurodollar Revolving Credit Loans, the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in paragraph (a) above, the Borrower shall be deemed to have elected to convert such Borrowing (other than any Foreign Currency Borrowing) of Eurodollar Term Loans or Eurodollar Revolving Credit Loans, as the case may be, into a Borrowing of ABR Loans effective as of the expiration date of such current Interest Period, or in the case of any Foreign Currency Borrowing, to have elected a new Interest Period of one month.

                  2.7 PRO RATA BORROWINGS. Each Borrowing of Term Loans under this Agreement shall be granted by the Lenders PRO RATA on the basis of their then-applicable Term Loan Commitments. Each Borrowing of Dollar Revolving Credit Loans and Sterling Revolving Credit Loans under this Agreement shall be granted by the Lenders PRO RATA on the basis of their then-applicable Available Revolving Credit Commitments. Each Borrowing of Euro Revolving Credit Loans under this Agreement shall be granted by the Euro Lenders PRO RATA on the basis of their then-applicable Euro Revolving Credit Commitments. Each Borrowing of Yen Revolving Credit Loans under this Agreement shall be granted by the Yen Lenders PRO RATA on the basis of their then-applicable Yen Revolving Credit Commitments. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

                  2.8 INTEREST. (a) The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable ABR Margin plus the ABR in effect from time to time.

                  (b) The unpaid principal amount of each Eurodollar Term Loan or Eurodollar Revolving Credit Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Eurodollar Margin in effect from time to time plus the relevant Eurodollar Rate.

                  (c) If all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto PLUS 2% or (y) in the case of any overdue interest, to the extent permitted by applicable law, the rate described in Section 2.8(a) PLUS 2% from and including the date of such non-payment to but excluding the date on which such amount is paid in full (after as well as before judgment).

                  (d) Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each ABR Loan, quarterly in arrears on the last day of each March, June, September and December, (ii) in respect of each Eurodollar Term Loan or Eurodollar Revolving Credit Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period, (iii) in respect of each Loan (except, in the case of prepayments, any ABR Loan), on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                  (e) All computations of interest hereunder shall be made in accordance with Section 5.5.

                  (f) The Administrative Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans, shall promptly notify the Borrower and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.

                  2.9 INTEREST PERIODS. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of Eurodollar Term Loans or Eurodollar Revolving Credit Loans (in the case of the initial Interest Period applicable thereto) or prior to (a) 10:00 A.M. (London time) in the case of Term Loans and Dollar Revolving Credit Loans, (b) 11:00 A.M. (London time) in the case of Sterling Revolving Credit Loans and Euro Revolving Credit Loans and (c) 11:00 A.M. (Tokyo time) in the case of Yen Revolving Credit Loans, on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Term Loans or Eurodollar Revolving Credit Loans, the Borrower shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three, six or (in the case of Revolving Credit Loans, if available to all the Lenders making such loans as determined by such Lenders in good faith based on prevailing market conditions) a nine or twelve month period, PROVIDED that the initial Interest Period may be for a period less than one month if agreed upon by the Borrower and the Administrative Agent. Notwithstanding anything to the contrary contained above:

                  (a) the initial Interest Period for any Borrowing of Eurodollar Term Loans or Eurodollar Revolving Credit Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                  (b) if any Interest Period relating to a Borrowing of Eurodollar Term Loans or Eurodollar Revolving Credit Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

                  (c) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, PROVIDED that if any Interest Period in respect of a Eurodollar Term Loan or Eurodollar Revolving Credit Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and

                  (d) the Borrower shall not be entitled to elect any Interest Period in respect of any Eurodollar Term Loan or Eurodollar Revolving Credit Loan if such Interest Period would extend beyond the applicable Maturity Date of such Loan.

                  2.10 INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that
(x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):

                  (i) on any date for determining the Eurodollar Rate for a Eurodollar Borrowing for any Interest Period that (x) deposits in the principal amounts of the Loans comprising such Eurodollar Borrowing and in the currency in which such Loan is to be denominated are not generally available in the relevant market or (y) by reason of any changes arising on or after the date hereof affecting the interbank eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                  (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans (other than any such increase or reduction attributable to taxes) because of (x) any change since the date hereof in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order), such as, for example, but not limited to, a change in official reserve requirements, and/or (y) other circumstances affecting the interbank eurodollar market or the position of such Lender in such market; or

                  (iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the date hereof that materially and adversely affects the interbank eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall within a reasonable time thereafter give notice (if by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Term Loans and Eurodollar Revolving Credit Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Term Loans or Eurodollar Revolving Credit Loans that have not yet been incurred shall be deemed rescinded by the Borrower,
(y) in the case of clause (ii) above, the Borrower shall pay to such Lender, promptly after receipt of written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by law.

                  (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 2.10(a)(iii) shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.10(a)(ii) or (iii) or
(ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent, require the affected Lender to convert each such Eurodollar Revolving Credit Loan and Eurodollar Term Loan into an ABR Loan (such conversion to be made, in the case of a Foreign Currency Revolving Credit Loan, into Dollars at the applicable Exchange Rate), PROVIDED that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b).

                  (c) If, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, the National Association of Insurance Commissioners, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by a Lender or its parent with any request or directive made or adopted after the date hereof regarding capital adequacy (whether or not having the force of law) of any such authority, association, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or its parent's capital or assets as a consequence of such Lender's commitments or obligations hereunder to a level below that which such Lender or its parent could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or its parent's policies with respect to capital adequacy), then from time to time, promptly after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender's compliance with, or pursuant to any request or directive to comply with, any such law, rule or regulation as in effect on the date hereof. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 2.10(c) upon receipt of such notice.

                  (d) Notwithstanding the foregoing, in the case of Sterling Loans, Euro Revolving Credit Loans and Yen Revolving Credit Loans affected by the circumstances described in Section 2.10(a)(i), as promptly as practicable but in no event later than three Business Days after the giving of the required notice by the Administrative Agent with respect to such circumstances, the Administrative Agent (in consultation with the Lenders) shall negotiate with the Borrower in good faith in order to ascertain whether a substitute interest rate (a "Substitute Rate") may be agreed upon for the maintaining of existing Sterling Loans, Euro Revolving Credit Loans or Yen Revolving Credit Loans, as applicable. If a Substitute Rate is agreed upon by the Borrower and all the Lenders, such Substitute Rate shall apply. If a Substitute Rate is not so agreed upon by the Borrower and all the Lenders within such time, each Lender's Sterling Loans, Euro Revolving Credit Loans or Yen Revolving Credit Loans, as applicable, shall thereafter bear interest at a rate equal to the sum of (i) the rate certified by such Lender to be its costs of funds (from such sources as it may reasonably select out of those sources then available to it) for such Sterling Loans, Euro Revolving Credit Loans or Yen Revolving Credit Loans, as applicable, PLUS (ii) the Applicable Eurodollar Margin PLUS (iii), in the case of Sterling Loans only, any Additional Cost incurred by such Lender in respect of such Sterling Loans from time to time.

                  2.11 COMPENSATION. If (a) any payment of principal of any Eurodollar Term Loan or Eurodollar Revolving Credit Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Eurodollar Loan as a result of a payment or conversion pursuant to Section 2.5, 2.6, 2.10, 5.1, 5.2 or 13.7, as a result of acceleration of the maturity of the Loans pursuant to Section 11 or for any other reason, (b) any Borrowing of Eurodollar Term Loans or Eurodollar Revolving Credit Loans is not made as a result of a withdrawn Notice of Borrowing, (c) any ABR Loan is not converted into a Eurodollar Term Loan or Eurodollar Revolving Credit Loan as a result of a withdrawn Notice of Conversion or Continuation, (d) any Eurodollar Loan is not continued as a Eurodollar Term Loan or Eurodollar Revolving Credit Loan as a result of a withdrawn Notice of Conversion or Continuation or (e) any prepayment of principal of any Eurodollar Term Loan or Eurodollar Revolving Credit Loan is not made as a result of a withdrawn notice of prepayment pursuant to Section 5.1 or 5.2, the Borrower shall, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including, without limitation, any loss sustained in converting between any Foreign Currency and Dollars and any loss, cost or expense

(excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Eurodollar Loan.

                  2.12 CHANGE OF LENDING OFFICE. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii), 2.10(a)(iii), 2.10(b), 3.5 or 5.4 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, PROVIDED that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.10, 3.5 or 5.4.

                  2.13 NOTICE OF CERTAIN COSTS. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.10, 2.11, 3.5 or 5.4 is given by any Lender more than 180 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 2.10, 2.11, 3.5 or 5.4, as the case may be, for any such amounts incurred or accruing prior to the giving of such notice to the Borrower.

                  2.14. REDESIGNATION OF $75,000,000 OF TRANCHE B TERM LOANS AND TRANCHE C TERM LOANS. (a) On the Restatement Date, $25,000,000 of the Tranche B Term Loans and $50,000,000 of the Tranche C Term Loans, in each case outstanding immediately prior to the Restatement Date, shall be redesignated as Tranche A Term Loans such that, after giving effect to such redesignation of Tranche B Term Loans and Tranche C Term Loans, the outstanding Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans for each Lender shall be as described on Schedule 1.1.

                  (b) No Lender shall have an obligation to make any additional Term Loans, other than Term Loans made pursuant to continuations or conversions of Term Loans outstanding on the Restatement Date.


                  SECTION 3.  LETTERS OF CREDIT.

                  3.1 LETTERS OF CREDIT. (a) Subject to and upon the terms and conditions herein set forth, the Borrower, at any time and from time to time on or after the Closing Date and prior to the L/C Maturity Date, may request that the Letter of Credit Issuer issue, for the account of the Borrower, a standby letter of credit or letters of credit in such form as may be approved by the Letter of Credit Issuer in its reasonable discretion. Each Letter of Credit shall provide for drawings thereunder to be made in Dollars or, subject to
Section 3.7, Sterling.

                  (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstanding at such time, would exceed the Letter of Credit Commitment then in effect; (ii) no Letter of Credit shall be issued the Stated Amount of which, when added to the sum of (x) the Letter of Credit Outstanding at such time and
(y) the aggregate principal of all Revolving Credit Loans and Swingline Loans then outstanding, would exceed the Total Revolving Credit Commitment then in effect; (iii) each Letter of Credit shall have an expiry date occurring no later than one year after the date of issuance thereof, unless otherwise agreed upon by the Administrative Agent and the Letter of Credit Issuer, PROVIDED that in no event shall such expiry date occur later than the L/C Maturity Date; (iv) each Letter of Credit shall be denominated in Dollars; and (v) no Letter of Credit shall be issued by the Letter of Credit Issuer after it has received a written notice from the Borrower or any Lender stating that a Default or Event of Default has occurred and is continuing until such time as the Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering such notice or (y) the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1.

                  (c) Upon at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent and the Letter of Credit Issuer (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, on any day, permanently to terminate or reduce the Letter of Credit Commitment in whole or in part, PROVIDED that, after giving effect to such termination or reduction, the Letter of Credit Outstanding shall not exceed the Letter of Credit Commitment.

                  3.2 LETTER OF CREDIT REQUESTS. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, it shall give the Administrative Agent and the Letter of Credit Issuer at least five (or such lesser number as may be agreed upon by the Administrative Agent and the Letter of Credit Issuer) Business Days' written notice thereof. Each notice shall be executed by the Borrower and shall be in the form of Exhibit D (each a "LETTER OF CREDIT REQUEST"). The Administrative Agent shall promptly transmit copies of each Letter of Credit Request to each Lender.

                  (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that the Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.1(b).

                  3.3 LETTER OF CREDIT PARTICIPATIONS. (a) Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit, the Letter of Credit Issuer shall be deemed to have sold and transferred to each other Lender that has a Revolving Credit Commitment (each such other Lender, in its capacity under this Section 3.3, an "L/C PARTICIPANT"), and each such L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation (each an "L/C PARTICIPATION"), to the extent of such L/C Participant's Revolving Credit Commitment Percentage from time to time, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto (although Letter of Credit Fees will be paid directly to the Administrative Agent for the ratable account of the L/C Participants as provided in Section 4.1(b) and the L/C Participants shall have no right to receive any portion of any Fronting
Fees).

                  (b) In determining whether to pay under any Letter of Credit, the Letter of Credit Issuer shall have no obligation relative to the L/C Participants other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Letter of Credit Issuer under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Letter of Credit Issuer any resulting liability.

                  (c) In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the Borrower shall not have repaid such amount in full to the Letter of Credit Issuer pursuant to Section 3.4(a), the Letter of Credit Issuer shall promptly notify the Administrative Agent and each L/C Participant of such failure, and each L/C Participant shall promptly and unconditionally pay to the Administrative Agent, for the account of the Letter of Credit Issuer, the amount of such L/C Participant's Revolving Credit Commitment Percentage (determined as of the date of the notice referred to above) of such unreimbursed payment in

Dollars and in same day funds; PROVIDED, HOWEVER, that no L/C Participant shall be obligated to pay to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of such unreimbursed amount arising from any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer. If the Letter of Credit Issuer so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any L/C Participant required to fund a payment under a Letter of Credit, such L/C Participant shall make available to the Administrative Agent for the account of the Letter of Credit Issuer such L/C Participant's Revolving Credit Commitment Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such L/C Participant shall not have so made its Revolving Credit Commitment Percentage of the amount of such payment available to the Administrative Agent for the account of the Letter of Credit Issuer, such L/C Participant agrees to pay to the Administrative Agent for the account of the Letter of Credit Issuer, forthwith on demand, such amount, together with interest thereon for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Letter of Credit Issuer at the Federal Funds Effective Rate. The failure of any L/C Participant to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of any payment under any Letter of Credit shall not relieve any other L/C Participant of its obligation hereunder to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of any payment under such Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to the Administrative Agent such other L/C Participant's Revolving Credit Commitment Percentage of any such payment.

                  (d) Whenever the Letter of Credit Issuer receives a payment in respect of an unpaid reimbursement obligation as to which the Administrative Agent has received for the account of the Letter of Credit Issuer any payments from the L/C Participants pursuant to paragraph (c) above, the Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each L/C Participant that has paid its Revolving Credit Commitment Percentage of such reimbursement obligation, in Dollars and in same day funds, an amount equal to such L/C Participant's share (based upon the proportionate aggregate amount originally funded by such L/C Participant to the aggregate amount funded by all L/C Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective L/C Participations.

                  (e) The obligations of the L/C Participants to make payments to the Administrative Agent for the account of the Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                  (ii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Letter of Credit Issuer, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

                  (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

                  (v)  the occurrence of any Default or Event of Default;

PROVIDED, HOWEVER, that no L/C Participant shall be obligated to pay to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of any unreimbursed amount arising from any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer.

                  3.4 AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS. (a) The Borrower hereby agrees to reimburse the Letter of Credit Issuer, by making payment to the Administrative Agent in Dollars in immediately available funds at the Administrative Agent's Office, for any payment or disbursement made by the Letter of Credit Issuer under any Letter of Credit (each such amount so paid until reimbursed, an "UNPAID DRAWING") immediately after, and in any event on the date of, such payment, with interest on the amount so paid or disbursed by the Letter of Credit Issuer, to the extent not reimbursed prior to 5:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date the Letter of Credit Issuer is reimbursed therefor, at a rate per annum that shall at all times be the Applicable ABR Margin plus the ABR as in effect from time to time, PROVIDED that, notwithstanding anything contained in this Agreement to the contrary, (i) unless the Borrower shall have notified the Administrative Agent and the Letter of Credit Issuer prior to (A) 10:00 A.M. on the date of such drawing or (B) in the case of drawings on and after the Term Loan Funding Date under Letters of Credit issued to the Issuing Lender (as defined in the Credit Agreement relating to the Senior Bridge Facility) in respect of such Issuing Lender's guarantees of the Guaranteed Loan Notes, 10:00 A.M. on the day after the date of such drawing that the Borrower intends to reimburse the Letter of Credit Issuer for the amount of such drawing with funds other than the proceeds of Loans, the Borrower shall be deemed to have given a Notice of Borrowing to the Administrative Agent requesting that the Lenders make Revolving Credit Loans (which shall initially be ABR Loans) on the date on which such drawing is honored in an amount equal to the amount of such drawing and (ii) each Lender shall, on such date, make Revolving Credit Loans in an amount equal to such Lender's pro rata portion of such Borrowing in accordance with the provisions of Section 2.4.

                  (b) The Borrower's obligations under this Section 3.4 to reimburse the Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower or any other Person may have or have had against the Letter of Credit Issuer, the Administrative Agent or any Lender (including in its capacity as an L/C Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each a "DRAWING") to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing, PROVIDED that the Borrower shall not be obligated to reimburse the Letter of Credit Issuer for any wrongful payment made by the Letter of Credit Issuer under the Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer.

                  (c) Each payment by the Letter of Credit Issuer under any Letter of Credit shall constitute a request by the Borrower for an ABR Revolving Credit Loan in the amount of the


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                                                                           56

Unpaid Drawing in respect of such Letter of Credit. The Letter of Credit Issuer shall notify the Borrower and the Administrative Agent, by 10:00 A.M. (New York time) on any Business Day on which the Letter of Credit Issuer intends to honor a drawing under a Letter of Credit, of (i) the Letter of Credit Issuer's intention to honor such drawing and (ii) the amount of such drawing. Unless otherwise instructed by the Borrower by 10:30 A.M. (New York time) on such Business Day, the Administrative Agent shall promptly notify each Lender of such drawing and the amount of its Revolving Credit Loan to be made in respect thereof, and each Lender shall be irrevocably obligated to make an ABR Revolving Credit Loan to the Borrower in the amount of its Revolving Credit Commitment Percentage of the applicable Unpaid Drawing by 12:00 Noon (New York time) on such Business Day by making the amount of such Revolving Credit Loan available to the Administrative Agent at the Administrative Agent's Office. Such Revolving Credit Loans shall be made without regard to the Minimum Borrowing Amount. The Administrative Agent shall use the proceeds of such Revolving Credit Loans solely for purpose of reimbursing the Letter of Credit Issuer for the related Unpaid Drawing.

                  3.5 INCREASED COSTS. If after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or actual compliance by the Letter of Credit Issuer or any L/C Participant with any request or directive made or adopted after the date hereof (whether or not having the force of law), by any such authority, central bank or comparable agency shall either (a) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the Letter of Credit Issuer, or any L/C Participant's L/C Participation therein, or (b) impose on the Letter of Credit Issuer or any L/C Participant any other conditions affecting its obligations under this Agreement in respect of Letters of Credit or L/C Participations therein or any Letter of Credit or such L/C Participant's L/C Participation therein; and the result of any of the foregoing is to increase the cost to the Letter of Credit Issuer or such L/C Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by the Letter of Credit Issuer or such L/C Participant hereunder (other than any such increase or reduction attributable to taxes) in respect of Letters of Credit or L/C Participations therein, then, promptly after receipt of written demand to the Borrower by the Letter of Credit Issuer or such L/C Participant, as the case may be (a copy of which notice shall be sent by the Letter of Credit Issuer or such L/C Participant to the Administrative Agent), the Borrower shall pay to the Letter of Credit Issuer or such L/C Participant such additional amount or amounts as will compensate the Letter of Credit Issuer or such L/C Participant for such increased cost or reduction, it being understood and agreed, however, that the Letter of Credit Issuer or a L/C Participant shall not be entitled to such compensation as a result of such Person's compliance with, or pursuant to any request or directive to comply with, any such law, rule or regulation as in effect on the date hereof. A certificate submitted to the Borrower by the Letter of Credit Issuer or a L/C Participant, as the case may be (a copy of which certificate shall be sent by the Letter of Credit Issuer or such L/C Participant to the Administrative Agent), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate the Letter of Credit Issuer or such L/C Participant as aforesaid shall be conclusive and binding on the Borrower absent clearly demonstrable error.

                  3.6 SUCCESSOR LETTER OF CREDIT ISSUER. The Letter of Credit Issuer may resign as Letter of Credit Issuer upon 60 days' prior written notice to the Administrative Agent, the Lenders and the Borrower. If the Letter of Credit Issuer shall resign as Letter of Credit Issuer under this Agreement, then the Borrower shall appoint from among the Lenders with Revolving Credit Commitments a successor issuer of Letters of Credit, whereupon such successor issuer shall succeed to the rights, powers and duties of the Letter of Credit Issuer, and the term "Letter of Credit Issuer" shall mean such successor issuer effective upon such appointment. At the time such resignation shall become effective, the Borrower shall pay to the resigning Letter of Credit


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                                                                            57

Issuer all accrued and unpaid fees pursuant to Sections 4.1(c) and (d). The acceptance of any appointment as the Letter of Credit Issuer hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent and, from and after the effective date of such agreement, such successor Lender shall have all the rights and obligations of the previous Letter of Credit Issuer under this Agreement and the other Credit Documents. After the resignation of the Letter of Credit Issuer hereunder, the resigning Letter of Credit Issuer shall remain a party hereto and shall continue to have all the rights and obligations of a Letter of Credit Issuer under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit. After any retiring Letter of Credit Issuer's resignation as Letter of Credit Issuer, the provisions of this Agreement relating to the Letter of Credit Issuer shall inure to its benefit as to any actions taken or omitted to be taken by it (a) while it was Letter of Credit Issuer under this Agreement or (b) at any time with respect to Letters of Credit issued by such Letter of Credit Issuer.

                  3.7 STERLING-DENOMINATED LETTERS OF CREDIT. (a) The Borrower may request the issuance of a Letter of Credit providing for the payment of drawings in Sterling subject to the terms and conditions of this Section 3.7, in addition to the other conditions applicable to the issuance of Letters of Credit hereunder.

                  (b) For purposes of determining the Letter of Credit Exposure and for purposes of calculating fees payable under Section 4.1(b), the amount of such Letter of Credit and of any unreimbursed payment in respect thereof shall be deemed to be, as of any date of determination, the Dollar Equivalent thereof at such date. The initial Dollar Equivalent of any such Letter of Credit shall be determined by the Issuing Bank on the date of issuance thereof and adjusted from time to time thereafter as provided below. The Dollar Equivalent of each such Letter of Credit outstanding shall be adjusted by the Issuing Bank on each Calculation Date. If a payment is made by the Issuing Bank under any such Letter of Credit, the Dollar Equivalent of such payment shall be determined by the Issuing Bank on the date that such payment is made. The Issuing Bank shall make each such determination to be made by it based upon the applicable Exchange Rate, except that the Dollar Equivalent of such payment may, at the option of the Issuing Bank, be made by the Issuing Bank by calculating the amount in Dollars that is actually required in order for the Issuing Bank to purchase an amount of Sterling equal to the amount of the relevant payment in order to make such payment, taking into account all foreign exchange costs actually incurred by the Issuing Bank. The Issuing Bank shall notify the Administrative Agent and the Borrower promptly of each such Dollar Equivalent determined by it, on the date that such determination is required to be made.

                  (c) The obligation of the Borrower to reimburse the Issuing Bank for any payment made by the Issuing Bank under any Letter of Credit denominated in Sterling, and to pay interest thereon, shall be payable only in Sterling, and shall not be discharged by paying an amount in Dollars or any other currency.

                  (d) The obligations of each Lender under Section 3.3(c) to pay its Revolving Credit Commitment Percentage of any unreimbursed payment made by the Issuing Bank under any Letter of Credit denominated in Sterling shall be payable in Sterling.


                  SECTION 4.  FEES; COMMITMENTS.

                  4.1 FEES. (a) The Borrower agrees to pay to the Administrative Agent in Dollars, for the account of each Lender (in each case pro rata according to the respective Available Revolving Credit Commitments of all such Lenders), a commitment fee for each day from and including the Restatement Date to but excluding the Final Date on the average daily unused

Revolving Credit Commitment. Such commitment fee shall be payable in arrears (i) on the last day of each March, June, September and December (for the three-month period (or portion thereof) ended on such day and (ii) on the Final Date (for the period ended on such date for which no payment has been received pursuant to clause (i) above), and shall be computed for each day during such period at a rate per annum equal to the Commitment Fee Rate in effect on such day on the Available Commitments in effect on such day. Notwithstanding the foregoing, the Borrower shall not be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 4.1.

                  (b) The Borrower agrees to pay to the Administrative Agent in

Dollars for the account of the Lenders PRO RATA on the basis of their respective Letter of Credit Exposure, a fee in respect of each Letter of Credit (the "LETTER OF CREDIT FEE"), for the period from and including the date of issuance of such Letter of Credit to but not including the termination date of such Letter of Credit computed at the per annum rate for each day equal to the Applicable Eurodollar Margin for Revolving Credit Loans minus 0.25% per annum on the average daily Stated Amount of such Letter of Credit. Such Letter of Credit Fees shall be due and payable quarterly in arrears on the last day of each March, June, September and December and on the date upon which the Total Revolving Credit Commitment terminates and the Letter of Credit Outstandings shall have been reduced to zero.

                  (c) The Borrower agrees to pay to the Administrative Agent in Dollars for the account of the Letter of Credit Issuer a fee in respect of each Letter of Credit issued by it (the "FRONTING FEE"), for the period from and including the date of issuance of such Letter of Credit to but not including the termination date of such Letter of Credit, computed at the rate for each day equal to 0.25% per annum on the average daily Stated Amount of such Letter of Credit. Such Fronting Fees shall be due and payable quarterly in arrears on the last day of each March, June, September and December and on the date upon which the Total Revolving Credit Commitment terminates and the Letter of Credit Outstandings shall have been reduced to zero.

                  (d) The Borrower agrees to pay directly to the Letter of Credit Issuer in Dollars upon each issuance of, drawing under, and/or amendment of, a Letter of Credit issued by it such amount as the Letter of Credit Issuer and the Borrower shall have agreed upon for issuances of, drawings under or amendments of, letters of credit issued by it.

                  (e) The Borrower agrees to pay to the Administrative Agent in Dollars, for the benefit of the Administrative Agent, the fees in the amounts and on the dates previously agreed to in writing by Newco 4 and the Administrative Agent. The Administrative Agent agrees to pay to each Lender, on behalf of the Administrative Agent, for each Lender's own account, the fees in the amounts and on the dates previously agreed to in writing by the Administrative Agent and such Lender.

                  4.2 VOLUNTARY REDUCTION OF REVOLVING CREDIT COMMITMENTS. Upon at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at the Administrative Agent's Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, on any day, permanently to terminate or reduce the Revolving Credit Commitments in whole or in part, PROVIDED that (a) any such reduction shall apply proportionately and permanently to reduce the Revolving Credit Commitment of each of the Lenders, (b) any partial reduction pursuant to this Section 4.2 shall be in the amount of at least $1,000,000, (c) after giving effect to such termination or reduction and to any prepayments of the Loans made on the date thereof in accordance with this Agreement, the sum of (i) the aggregate outstanding principal amount of the Revolving Credit Loans and the Swingline Loans and (ii) the Letter of Credit Outstandings shall not exceed the Total Revolving Credit Commitment, PROVIDED that the principal amount of any Loan and the amount of any Letter of Credit Outstandings


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                                                                              59

denominated in a Foreign Currency shall be deemed to be, as of such date, the Dollar Equivalent thereof at such date and (d) if, after giving effect to such reduction, the Total Revolving Credit Commitment is less than the aggregate amount of (i) all the Euro Revolving Credit Commitments or (ii) all the Yen Revolving Credit Commitments (such difference, the "EXCESS AMOUNT"), then the Euro Revolving Credit Commitments or Yen Revolving Credit Commitments, as applicable, shall automatically be reduced by the Excess Amount, PROVIDED that any such reduction pursuant to this clause (d) shall apply proportionately and permanently to reduce the Euro Revolving Credit Commitment or Yen Revolving Commitment, as applicable, of each of the Euro Lenders or Yen Lenders, as applicable.

                  4.3 MANDATORY TERMINATION OF COMMITMENTS. (a) The Total Term Loan Commitment shall terminate at 5:00 P.M. (New York time) on the date that is nine months after the date hereof.

                  (b) The Total Revolving Credit Commitment, the Euro Revolving Credit Commitments and the Yen Revolving Credit Commitments shall terminate at 5:00 P.M. (New York time) on the Revolving Credit Maturity Date.

                  (c) The Swingline Commitment shall terminate at 5:00 P.M. (New York time) on the Swingline Maturity Date.


                  SECTION 5.  PAYMENTS.

                  5.1 VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay Term Loans, Revolving Credit Loans and Swingline Loans, without premium or penalty, in whole or in part from time to time on the following terms and conditions: (a) the Borrower shall give the Administrative Agent at the Administrative Agent's Office written notice (or telephonic notice promptly confirmed in writing) of its intent to make such prepayment, the amount of such prepayment and (in the case of Eurodollar Term Loans and Eurodollar Revolving Credit Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower no later than (i) in the case of Term Loans or Dollar Revolving Credit Loans, 10:00 A.M. (New York time) one Business Day prior to, (ii) in the case of Sterling Revolving Credit Loans and Euro Revolving Credit Loans, 10:00 A.M. (London time), three Business Days prior to, (iii) in the case of Yen Revolving Credit Loans, 10:00 A.M. (Tokyo time), three Business Days prior to, or (iv) in the case of Swingline Loans, 10:00 A.M. (New York time) on, the date of such prepayment and shall promptly be transmitted by the Administrative Agent to each of the Lenders or Chase, as the case may be; (b) each partial prepayment of any Borrowing of Term Loans or Revolving Credit Loans shall be in an amount that is (or, in the case of any Foreign Currency Revolving Credit Loan, the Dollar Equivalent of which, determined as of the Denomination Date for the relevant Loan or Loans, is) a multiple of $100,000 and in an aggregate principal amount (calculated by using the Dollar Equivalent at such time of the principal amount of any Foreign Currency Revolving Loan) of at least $1,000,000 and each partial prepayment of Swingline Loans shall be in an amount that is (or, in the case of any Sterling Swingline Loan, the Dollar Equivalent of which, determined as of the Denomination Date for the relevant Loan or Loans,
is) a multiple of $100,000 and in an aggregate principal amount (calculated by using the Dollar Equivalent at such time of the principal amount of any Sterling Swingline Loan) of at least $100,000, PROVIDED that no partial prepayment of Eurodollar Term Loans or Eurodollar Revolving Credit Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Term Loans or Eurodollar Revolving Credit Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for Eurodollar Term Loans or Eurodollar Revolving Credit Loans; (c) any prepayment of Eurodollar Term Loans or Eurodollar Revolving Credit Loans pursuant to this Section 5.1 on any day other than the last day of an Interest Period applicable thereto shall be subject to compliance by the


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                                                                           60

Borrower with the applicable provisions of Section 2.11; and (d) each prepayment in respect of any one or more tranches of Term Loans or Revolving Credit Loans made pursuant to a Borrowing shall be applied PRO RATA among such tranches of Term Loans or Revolving Credit Loans made pursuant to such Borrowing, PROVIDED that at the Borrower's election in connection with any prepayment pursuant to this Section 5.1, such prepayment shall not be applied to any Term Loan or Revolving Credit Loan of a Defaulting Lender. Each prepayment of Term Loans pursuant to this Section 5.1 shall be (a) applied to Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans, Tranche D Term Loans or Revolving Credit Loans in such manner as the Borrower may determine and (b) applied to reduce the Repayment Amounts with respect to any such Term Loans in such order as the Borrower may determine.

                  5.2 MANDATORY PREPAYMENTS. (a) TERM LOAN PREPAYMENTS. (i) On each occasion that a Prepayment Event occurs, the Borrower shall, within five Business Days after the occurrence of such Prepayment Event, offer to prepay, in accordance with paragraph (c) below, the principal amount of Term Loans in an amount equal to 100% of the Net Cash Proceeds from such Prepayment Event.

                 (ii) Not later than the date that is six months after the last day of any fiscal year commencing with the fiscal year 1999, if the Consolidated Total Debt to Consolidated EBITDA Ratio as of such day is equal to or greater than 3.00 to 1.00, the Borrower shall offer to prepay, in accordance with paragraph (c) below, the principal of Term Loans in an amount equal to (x) 50% of Excess Cash Flow for such fiscal year MINUS (y) the sum of (A) the amount of any such Excess Cash Flow that the Borrower has, prior to such date, reinvested in the business of Parent or any of its Subsidiaries (subject to Section 9.14) and (B) the amount of any prepayment of the Term Loans pursuant to Section 5.1 or prepayments of Revolving Credit Loans to the extent accompanied by reductions of the Revolving Credit Commitments.

                  (b) AGGREGATE REVOLVING CREDIT OUTSTANDINGS. If on any date the sum of the outstanding principal amount of the Dollar Revolving Credit Loans and Swingline Loans, the aggregate amount of Letter of Credit Outstandings and the aggregate Dollar Equivalent of the outstanding principal amount of the Foreign Currency Revolving Credit Loans (all the foregoing, collectively, the "AGGREGATE REVOLVING CREDIT OUTSTANDINGS") exceeds 105% of the Total Revolving Credit Commitment as then in effect, the Borrower shall forthwith repay on such date the principal amount of Swingline Loans and, after all Swingline Loans have been paid in full, Revolving Credit Loans, in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Credit Loans, the Aggregate Revolving Credit Outstandings exceed the Total Revolving Credit Commitment then in effect, the Borrower shall pay to the Administrative Agent an amount in cash equal to such excess and the Administrative Agent shall hold such payment for the benefit of the Lenders as security for the obligations of the Borrower hereunder (including, without limitation, obligations in respect of Letter of Credit Outstandings) pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Administrative Agent (which shall permit certain investments in Permitted Investments satisfactory to the Administrative Agent, until the proceeds are applied to the secured obligations). If on any date the aggregate amount of the Dollar Equivalents of the principal amounts of all outstanding Euro Revolving Credit Loans and Yen Revolving Credit Loans exceeds $78,750,000, the Borrower shall, on such day, prepay Euro Revolving Credit Loans or Yen Revolving Credit Loans in an amount equal to such excess (after giving effect to any other prepayment of Loans on such day). If on any date the aggregate amount of the Dollar Equivalents of the principal amounts of all Euro Revolving Credit Loans then outstanding exceeds 105% of the aggregate amount of all Euro Revolving Credit Commitments on such date, the Borrower shall, on such day, prepay Euro Revolving Credit Loans in an amount equal to such excess (after giving effect to any other prepayment of Euro Revolving Credit Loans on such day). If on any date the aggregate amount of the Dollar Equivalents of the principal amounts of all Yen Revolving Credit Loans then outstanding exceeds 105% of the aggregate amount of all Yen


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                                                                           61

Revolving Credit Commitments on such date, the Borrower shall, on such day, prepay Yen Revolving Credit Loans in an amount equal to such excess (after giving effect to any other prepayment of Yen Revolving Credit Loans on such day).

                  (c) APPLICATION TO REPAYMENT AMOUNTS. An amount equal to each prepayment of Term Loans required by Section 5.2(a)(i) shall be (i) allocated PRO RATA among the Tranche A Term Loans, the Tranche B Term Loans, the Tranche C Term Loans and the Tranche D Term Loans and (ii) applied (A) in the case of the Tranche A Term Loans, to reduce the Tranche A Repayment Amounts in the manner described in paragraph (iii) below and (B) in the case of each of the Tranche B Term Loans, the Tranche C Term Loans and the Tranche D Term Loans, to reduce the Repayment Amounts with respect to such Loans in the manner described in paragraph (ii) below. Each prepayment of Term Loans pursuant to Section 5.2(a)(ii) shall be (a) allocated among the Tranche A Term Loans, the Tranche B Term Loans, the Tranche C Term Loans and the Tranche D Term Loans in such manner as the Borrower may determine and (b) applied (i) in the case of the Tranche A Term Loans, to reduce the Tranche A Repayment Amounts in the manner described in paragraph (iii) below and (ii) in the case of each of the Tranche B Term Loans, the Tranche C Term Loans and the Tranche D Term Loans, to reduce the Repayment Amounts with respect to such Loans in the manner described in paragraph (ii) below.

                  (ii) Notwithstanding paragraph (i) above, with respect to the amount of any mandatory prepayment described in Section 5.2(a) that is allocated to the then-outstanding Tranche B Term Loans, Tranche C Term Loans or Tranche D Term Loans (such amounts, the "TRANCHE B PREPAYMENT AMOUNT", the "TRANCHE C PREPAYMENT AMOUNT" and the "TRANCHE D PREPAYMENT AMOUNT" , respectively), the Borrower will, in lieu of applying such amount to the prepayment of Tranche B Term Loans, Tranche C Term Loans and Tranche D Term Loans, respectively, as provided in paragraph (i) above, on the date specified in Section 5.2(a) for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Lender, Tranche C Lender and Tranche D Lender a notice (each, a "PREPAYMENT OPTION NOTICE") as described below. As promptly as practicable after such notice, the Administrative Agent will send to each Tranche B Lender, Tranche C Lender and Tranche D Lender a Prepayment Option Notice, which shall be in the form of Exhibit J-1, J-2 or J-3, as applicable, and shall include an offer by the Borrower to prepay on a specified date (each a "MANDATORY PREPAYMENT DATE"), which shall not be less than 20 days or more than 25 days after the date of the Prepayment Option Notice, the Term Loans of such Lender by an amount equal to the portion of the Prepayment Amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender and such Lender's Tranche B Term Loans, Tranche C Term Loans and Tranche D Term Loans, respectively. On the Mandatory Prepayment Date, (A) the Borrower shall pay to the Administrative Agent the aggregate amount necessary to prepay that portion of the outstanding Term Loans in respect of which Tranche B Lenders, Tranche C Lenders and Tranche D Lenders have accepted prepayment as described above (such Lender, the "ACCEPTING LENDER"), and such amount shall be applied
(x) with respect to prepayments pursuant to Section 5.2(a)(i), (I) first, sequentially, in the order of maturity, to the next four remaining unpaid Tranche B Repayment Amounts, Tranche C Repayment Amounts and Tranche D Repayment Amounts, as applicable, with respect to each Accepting Lender, and (II) thereafter, PRO RATA to the remaining Tranche B Repayment Amounts, Tranche C Repayment Amounts and Tranche D Repayment Amounts, as applicable, with respect to each Accepting Lender and (y) with respect to prepayments pursuant to Section 5.2(a)(ii), PRO RATA with respect to each Accepting Lender in such manner as the Borrower may determine, (B) the Borrower shall pay to the Administrative Agent an amount equal to 50% of the portion of the Tranche B Prepayment Amount, Tranche C Prepayment Amount and Tranche D Prepayment Amount not accepted by the Accepting Lenders, and such amount shall be applied to reduce the Tranche A Repayment Amounts in the manner described in paragraph (iii) below, and (C) the Borrower shall be entitled to retain the remaining 50% of the


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                                                                            62

portion of the Tranche B Prepayment Amount, Tranche C Prepayment Amount and Tranche D Prepayment Amount not accepted by the Accepting Lenders.

                  (iii) An amount equal to each prepayment of Tranche A Term Loans required by this Section 5.2 (including any such prepayment required by the provisions of paragraph (ii) above) shall be applied (A) with respect to prepayments pursuant to Section 5.2(a)(i), (x) first, sequentially, in the order of maturity, to the next four remaining unpaid Tranche A Repayment Amounts, and
(y) thereafter, PRO RATA to the remaining Tranche A Repayment Amounts and (B) with respect to prepayments pursuant to Section 5.2(a)(ii), in such manner as the Borrower may determine to the remaining Tranche A Repayment Amounts.

                  (d) APPLICATION TO TERM LOANS. With respect to each prepayment of Term Loans required by Section 5.2(a), the Borrower may designate the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made, PROVIDED that (i) Eurodollar Term Loans may be designated for prepayment pursuant to this Section 5.2 only on the last day of an Interest Period applicable thereto unless all Eurodollar Term Loans with Interest Periods ending on such date of required prepayment and all ABR Term Loans have been paid in full; and (ii) if any prepayment of Eurodollar Term Loans made pursuant to a single Borrowing shall reduce the outstanding Term Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for Eurodollar Term Loans, such Borrowing shall immediately be converted into ABR Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

                  (e) APPLICATION TO REVOLVING CREDIT LOANS. With respect to each prepayment of Revolving Credit Loans required by Section 5.2(b), the Borrower may designate the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made, PROVIDED that (i) Eurodollar Revolving Credit Loans may be designated for prepayment pursuant to this Section
5.2 only on the last day of an Interest Period applicable thereto unless all Eurodollar Revolving Credit Loans with Interest Periods ending on such date of required prepayment and all ABR Loans have been paid in full; (ii) if any prepayment of Eurodollar Revolving Credit Loans made pursuant to a single Borrowing shall reduce the outstanding Revolving Credit Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for Eurodollar Revolving Credit Loans, such Borrowing shall immediately be converted into ABR Loans (such conversion to be made, in the case of a Foreign Currency Revolving Credit Loan, into Dollars at the applicable Exchange Rate); (iii) each prepayment of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans; and (iv) notwithstanding the provisions of the preceding clause (iii), no prepayment made pursuant to Section 5.2(b) of Revolving Credit Loans shall be applied to the Revolving Credit Loans of any Defaulting Lender. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

                  (f) EURODOLLAR INTEREST PERIODS. In lieu of making any payment pursuant to this Section 5.2 in respect of any Eurodollar Loan other than on the last day of the Interest Period therefor, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower at its option may deposit with the Administrative Agent an amount equal to the amount of the Eurodollar Loan to be prepaid and such Eurodollar Loan shall be repaid on the last day of the Interest Period therefor in the required amount. Such deposit shall be held by the Administrative Agent in a corporate time deposit account established on terms reasonably satisfactory to the Administrative Agent, earning interest at the then-customary rate for accounts of such type. Such deposit shall constitute cash collateral for the Obligations, PROVIDED that the


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                                                                            63

Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 5.2.

                  (g) MINIMUM AMOUNT. No prepayment shall be required pursuant to Section 5.2(a)(i) unless and until the amount at any time of Net Cash Proceeds from Prepayment Events required to be applied at or prior to such time pursuant to such Section and not yet applied at or prior to such time to prepay Term Loans pursuant to such Section exceeds $15,000,000 in the aggregate.

                  (h) FOREIGN ASSET SALES. Notwithstanding any other provisions of this Section 5.2, (i) to the extent that any of or all the Net Cash Proceeds of any asset sale by a Restricted Foreign Subsidiary giving rise to an Asset Sale Prepayment Event (a "FOREIGN ASSET SALE") are prohibited or delayed by applicable local law from being repatriated to the United Kingdom or the United States, as applicable, the portion of such Net Cash Proceeds so affected will not be required to be applied to repay Term Loans at the times provided in this
Section 5.2 but may be retained by the applicable Restricted Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United Kingdom or the United States, as applicable, Parent hereby agreeing to cause the applicable Restricted Foreign Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 5.2 and
(ii) to the extent that Parent has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Asset Sale would have a material adverse tax cost consequence with respect to such Net Cash Proceeds, the Net Cash Proceeds so affected may be retained by the applicable Restricted Foreign Subsidiary, PROVIDED that, in the case of this clause (ii), on or before the date on which any Net Cash Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to Section 5.2(a), (x) the Borrower applies an amount equal to such Net Cash Proceeds to such reinvestments or prepayments as if such Net Cash Proceeds had been received by the Borrower rather than such Restricted Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds had been repatriated (or, if less, the Net Cash Proceeds that would be calculated if received by such Foreign Subsidiary) or (y) such Net Cash Proceeds are applied to the repayment of Indebtedness of a Restricted Foreign Subsidiary.

                  5.3 METHOD AND PLACE OF PAYMENT. (a) Except as otherwise specifically provided herein, all payments to be made by the Borrower under this Agreement shall be made, without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto, the Letter of Credit Issuer or Chase, as the case may be, not later than 12:00 Noon (New York time), or, in the case of amounts payable in Sterling, Euro or Yen, prior to 12:00 Noon (local time at the place of payment) on the date when due and shall be made (i) in the case of amounts payable in Dollars, in immediately available funds at the Administrative Agent's Office, (ii) in the case of amounts payable in Euro, in immediately available, freely transferable, cleared funds at such account with such bank in Frankfurt am Main, Germany as the Administrative Agent shall from time to time specify for this purpose (or to such account with such bank in such other financial center or centers specified by the Administrative Agent at the relevant time for this purpose), or (iii) in the case of amounts payable in Sterling or Yen, in immediately available funds at such other office as the Administrative Agent shall specify for such purpose by notice to the Borrower, it being understood that written or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Administrative Agent's Office shall constitute the making of such payment to the extent of such funds held in such account. All payments under each Credit

Document (whether of principal, interest or otherwise) shall be made (i) in the case of the principal of and interest on each Loan, in the currency in which such Loan is denominated, (ii) in the case of any indemnification or expense reimbursement payment, in Dollars or Sterling, as requested by the Person entitled to receive such payment, or (iii) in all other cases, in Dollars, except as otherwise expressly provided herein. Each obligation under this Agreement to make payment in the national currency denomination of a Subsequent Participant shall be redenominated into the euro unit immediately upon such Subsequent Participant becoming a Participating Member State (but otherwise in accordance with EMU legislation). The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 P.M. (New York time) on such day) like funds relating to the payment of principal or interest or Fees ratably to the Lenders entitled thereto. Any amount payable by the Administrative Agent to the Lenders under this Agreement in the currency of a Participating Member State shall be paid in the euro unit. A payment shall be deemed to have been made by the Administrative Agent on the date on which it is required to be made under this Agreement if the Administrative Agent has, on or before such date, taken steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent in order to make such payment.

                  (b) Any payments under this Agreement that are made later than 2:00 P.M. (New York time), or, in the case of amounts payable in Sterling, Euro or Yen, 12:00 Noon (local time at the place of payment) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

                  5.4 NET PAYMENTS. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any current or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender and (ii) any taxes imposed on the Administrative Agent or any Lender as a result of a current or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; PROVIDED, HOWEVER, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this Section 5.4. Whenever any Non- Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest, costs or penalties that may become payable by the Administrative Agent or any Lender


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                                                                           65

as a result of any such failure. The agreements in this Section 5.4(a) shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated or organized under the laws of the United States or a state thereof shall:

                  (i) deliver to the Borrower and the Administrative Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224 or, in the case of Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement;

                  (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                  (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

unless in any such case any change in treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required that renders any such form inapplicable or would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Each Person that shall become a Participant pursuant to Section 13.6 or a Lender pursuant to Section 13.6 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 5.4(b), provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

                  (c) The Borrower shall not be required to indemnify any Non-U.S. Lender, or to pay any additional amounts to any Non-U.S. Lender, in respect of U.S. Federal withholding tax pursuant to paragraph (a) above to the extent that (i) the obligation to withhold amounts with respect to U.S. Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Non-U.S. Participant, on the date such Participant became a Participant hereunder); PROVIDED, HOWEVER, that this clause
(i) shall not apply to the extent that (x) the indemnity payments or additional amounts any Lender (or Participant) would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Lender (or Participant) would have been entitled to receive in the absence of such assignment, participation or transfer, or (y) such assignment, participation or transfer had been requested by the Borrower, (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender or Non-U.S. Participant to comply with the provisions of paragraph (b) above or (iii) any of the representations or certifications made by a Non-U.S. Lender or Non-U.S. Participant pursuant to paragraph (b) above are incorrect at the time a payment hereunder is made, other than by reason of any change in treaty, law or regulation having effect after the date such representations or certifications were made.

                  (d) If the Borrower determines in good faith that a reasonable basis exists for contesting any taxes for which indemnification has been demanded hereunder, the relevant Lender or the Administrative Agent, as applicable, shall cooperate with the Borrower in challenging such taxes at the Borrower's expense if so requested by the Borrower. If any Lender or the Administrative Agent, as applicable, receives a refund of a tax for which a payment has been made by the Borrower pursuant to this Agreement, which refund in the good faith judgment of such Lender or Administrative Agent, as the case may be, is attributable to such payment made by the Borrower, then the Lender or the Administrative Agent, as the case may be, shall reimburse the Borrower for such amount as the Lender or Administrative Agent, as the case may be, determines to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position than it would have been in if the payment had not been required. A Lender or Administrative Agent shall claim any refund that it determines is available to it, unless it concludes in its reasonable discretion that it would be adversely affected by making such a claim. Neither the Lender nor the Administrative Agent shall be obliged to disclose any information regarding its tax affairs or computations to the Borrower in connection with this paragraph (d) or any other provision of this
Section 5.4.

                  (e) Each Lender represents and agrees that, on the date hereof and at all times during the term of this Agreement, it is not and will not be a conduit entity participating in a conduit financing arrangement (as defined in Section 7701(1) of the Code and the regulations thereunder) with respect to the Borrowings hereunder unless the Borrower has consented to such arrangement prior thereto.

                  5.5 COMPUTATIONS OF INTEREST AND FEES. (a) Except as provided in the next succeeding sentence, interest on Eurodollar Loans and ABR Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest on (i) Sterling Revolving Credit Loans, (ii) ABR Loans in respect of which the rate of interest is calculated on the basis of the Prime Rate and
(iii) interest on overdue interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.

                  (b) Fees and Letter of Credit Outstanding shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.


                  SECTION 6.  [Intentionally Omitted]

                  SECTION 7A.  [Intentionally Omitted]

                  SECTION 7B.  [Intentionally Omitted]

                  SECTION 7C. CONDITIONS PRECEDENT TO ALL CREDIT EVENTS. The agreement of each Lender to make any Loan requested to be made by it on any date on or after the Restatement Date (excluding in the case of Section 7C.1 Mandatory Borrowings) and the obligation of the Letter of Credit Issuer to issue Letters of Credit on any date is subject to the satisfaction of the following conditions precedent:

                  7C.1 NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of each Credit Event (other than the initial Credit Event) and also after giving effect thereto (a) there shall exist no Default or Event of Default and (b) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date (it being understood that, for purposes of the foregoing, the truth and correctness of the representations and warranties set forth in Section 8.8 shall be determined without reference to the knowledge of the Borrower).

                  7C.2 NOTICE OF BORROWING; LETTER OF CREDIT REQUEST. (a) Prior to the making of each Revolving Credit Loan (other than any Revolving Credit Loan made pursuant to Section 3.4(a)) and each Swingline Loan, the Administrative Agent shall have received a Notice of Borrowing (whether in writing or by telephone) meeting the requirements of Section 2.3.

                  (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 3.2(a).

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to each of the Lenders that all the applicable conditions specified above exist as of that time.


                  SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In order to induce the Lenders to enter into this Agreement, to make the Loans and issue or participate in Letters of Credit as provided for herein, Newco 4, Parent and the Borrower make the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit:

                  8.1 CORPORATE STATUS. Newco 4 and each Material Subsidiary (a) is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

                  8.2 CORPORATE POWER AND AUTHORITY. Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and subject to general principles of equity.

                  8.3 NO VIOLATION. Neither the execution, delivery and performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof nor the consummation of the Transactions and the other transactions contemplated therein will (a) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Newco 4 or any of its Subsidiaries pursuant to, the terms of any material indenture (including the Subordinated Note Indenture), loan agreement,


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                                                                            68

lease agreement, mortgage, deed of trust, agreement or other material instrument to which Newco 4 or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or (c) violate any provision of the certificate of incorporation or By-Laws of Newco 4 or any of its Subsidiaries.

                  8.4 LITIGATION. Except as set forth in Parent's audited financial statements for the fiscal year ended December 31, 1997, there are no actions, suits or proceedings (including, without limitation, Environmental Claims) pending or, to the knowledge of Newco 4 or Parent, threatened with respect to Newco 4 or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

                  8.5 MARGIN REGULATIONS. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, U or X of the Board.

                  8.6 GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize or is required in connection with (a) the execution, delivery and performance of any Credit Document or (b) the legality, validity, binding effect or enforceability of any Credit Document, except any of the foregoing the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect.

                  8.7 INVESTMENT COMPANY ACT. Neither Newco 4, Parent nor the Borrower is an "investment company" within the meaning of the United States Investment Company Act of 1940, as amended.

                  8.8 TRUE AND COMPLETE DISCLOSURE. To the knowledge of the Borrower, (a) all factual information and data (taken as a whole) heretofore or contemporaneously furnished, by Newco 4, Parent, any of its Subsidiaries or any of their respective authorized representatives in writing to the Administrative Agent and/or any Lender on or before the Restatement Date (including, without limitation, (i) the Confidential Information Memorandum (whether furnished before, at or at any time after the Restatement Date) and (ii) all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein was (or, in the case of the Confidential Information Memorandum, will be) true and complete in all material respects on the date as of which such information or data is (or, in the case of the Confidential Information Memorandum, will be) dated or certified and was not (or, in the case of the Confidential Information Memorandum, will not be) incomplete by omitting to state any material fact necessary to make such information and data (taken as a whole) not misleading at such time in light of the circumstances under which such information or data was (or, in the case of the Confidential Information Memorandum, will be) furnished, it being understood and agreed that for purposes of this Section 8.8(a), such factual information and data shall not include projections and pro forma financial information.

                  (b) The projections and pro forma financial information contained in the information and data referred to in paragraph (a) above were (or, in the case of the Confidential Information Memorandum, will be) based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

                  8.9 FINANCIAL CONDITION; FINANCIAL STATEMENTS. The consolidated balance sheet of Parent and its Subsidiaries at December 31, 1997, and the related consolidated statements of operations and cash flows for the fiscal year ended as of such date, which statements have been audited by Ernst & Young, independent certified public accountants, who delivered an unqualified opinion with respect thereto, in each case present fairly in all material respects the consolidated financial position of Parent and its Subsidiaries at the respective dates of said statements and the results of operations for the respective periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements. There has been no Material Adverse Change since December 31, 1997, other than solely as a result of changes in general economic conditions.

                  8.10 TAX RETURNS AND PAYMENTS. Each of Parent and its Subsidiaries has filed all material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it that have become due, other than those not yet delinquent or contested in good faith. Parent and each of its Subsidiaries have paid, or have provided adequate reserves (in the good faith judgment of the management of the Borrower) in accordance with GAAP for the payment of, all material income taxes applicable for all prior fiscal years and for the current fiscal year to the Restatement Date.

                  8.11 COMPLIANCE WITH ERISA. Each Plan is in compliance with

ERISA, the Code and any applicable Requirement of Law; no Reportable Event has occurred (or is reasonably likely to occur) with respect to any Plan; no Plan is insolvent or in reorganization (or is reasonably likely to be insolvent or in reorganization), and no written notice of any such insolvency or reorganization has been given to Parent, any Subsidiary or any ERISA Affiliate; no Plan (other than a multiemployer plan) has an accumulated or waived funding deficiency (or is reasonably likely to have such a deficiency); neither Parent nor any Subsidiary nor any ERISA Affiliate has incurred (or is reasonably likely expected to incur) any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or
Section 4971 or 4975 of the Code or has been notified in writing that it will incur any liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted (or are reasonably likely to be instituted) to terminate or to reorganize any Plan or to appoint a trustee to administer any Plan, and no written notice of any such proceedings has been given to Parent, any Subsidiary or any ERISA Affiliate; and no lien imposed under the Code or ERISA on the assets of Parent, any Subsidiary or any ERISA Affiliate exists (or is reasonably likely to exist) nor has Parent, any Subsidiary or any ERISA Affiliate been notified in writing that such a lien will be imposed on the assets of Parent, any Subsidiary or any ERISA Affiliate on account of any Plan, EXCEPT to the extent that a breach of any of the foregoing representations, warranties or agreements in this Section 8.11 would not result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect or relates to any matter disclosed in the financial statements of Parent contained in the Confidential Information Memorandum. No Plan (other than a multiemployer plan) has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 8.11, be reasonably likely to have a Material Adverse Effect. With respect to Plans that are multiemployer plans (as defined in Section 3(37) of ERISA), the representations and warranties in this Section 8.11, other than any made with respect to (a) liability under
Section 4201 or 4204 of ERISA or (b) liability for termination or reorganization of such Plans under ERISA, are made to the best knowledge of Parent. The Borrower shall cause (a) all pension schemes maintained by or for the benefit of any Material Subsidiary organized under the laws of the United Kingdom and/or any of its employees to be maintained and operated in all material respects in accordance with all applicable laws from time to time and (b) all such pension schemes to be funded substantially in accordance with the governing provisions of such schemes, except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  8.12 SUBSIDIARIES. Schedule 8.12(a) lists each Subsidiary of Parent (and the direct and indirect ownership interest of Parent therein), in each case existing on the date hereof. To the knowledge of Parent, each Material Subsidiary as of the date hereof has been so designated on Schedule 8.12(a).
Schedule 8.12(b) lists each Closing Date Excused Subsidiary. No Closing


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                                                                          70

Date Excused Subsidiary has, on the date hereof, total assets in excess of the amount set forth opposite the name of such Subsidiary on Schedule 8.12(b).

                  8.13 PATENTS, ETC. Newco 4 and each of the Restricted Subsidiaries have obtained all patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to obtain any such rights could not reasonably be expected to have a Material Adverse Effect.

                  8.14 ENVIRONMENTAL LAWS. (a) Other than instances of noncompliance that could not reasonably be expected to have a Material Adverse
Effect: (i) Newco 4 and each of its Subsidiaries are in compliance with all Environmental Laws in all jurisdictions in which Parent and each of its Subsidiaries are currently doing business (including, without limitation, having obtained all material permits required under Environmental Laws) and (ii) Newco 4 will comply and cause each of its Subsidiaries to comply with all such Environmental Laws (including, without limitation, all permits required under Environmental Laws).

                  (b) Neither Newco 4 nor any of its Subsidiaries has treated, stored, transported or disposed of Hazardous Materials at or from any currently or formerly owned Real Estate (as defined in Section 9.1(f)) or facility relating to its business in a manner that could reasonably be expected to have a Material Adverse Effect.

                  8.15 PROPERTIES. Newco 4 and each of the Restricted Subsidiaries have good title to or leasehold interest in all properties that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, free and clear of all Liens (other than any Liens permitted by this Agreement) and except where the failure to have such good title could not reasonably be expected to have a Material Adverse Effect.

                  8.16 YEAR 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (a) Newco 4 and its Subsidiaries' computer systems and (b) equipment containing embedded microchips (including systems and equipment supplied by others) and the testing of all such systems and equipment, as so reprogrammed, will be completed by July 1, 1999, except to the extent that the failure to complete such reprogramming and testing by such date could not reasonably be expected to have a Material Adverse Effect. The cost to Newco 4 and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to Newco 4 and its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) is not reasonably likely to have a Material Adverse Effect.

                  SECTION 9. AFFIRMATIVE COVENANTS. Newco 4, Parent and the Borrower hereby covenant and agree that on the Closing Date and thereafter, for so long as this Agreement is in effect and until the Commitments, the Swingline Commitment and each Letter of Credit have terminated and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

                  9.1 INFORMATION COVENANTS. Newco 4 and Parent will furnish to each Lender and the Administrative Agent:

                  (a) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event on or before the date that is 120 days after the end of each fiscal year of Newco 4 (PROVIDED that, for purposes of this Section 9.1(a) only, fiscal year 1998 shall be deemed to end on December 31, 1998), the consolidated balance sheet of (i) Newco 4 and the Restricted Subsidiaries and (ii) Newco 4 and its Subsidiaries, in each case as at the end of such fiscal year and the related consolidated statement of operations and cash flows for such fiscal year and including a


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                                                                             71

reconciliation of such balance sheet and statements of operations and cash flows to financial statements prepared in accordance with United States generally accepted accounting principles, prepared in accordance with the requirements applicable to financial statements included in filings on SEC Form 20-F, setting forth comparative consolidated figures for the preceding fiscal year, and certified by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of Newco 4 or any of the Material Subsidiaries as a going concern, together in any event with a certificate of such accounting firm stating that in the course of its regular audit of the business of Newco 4 and the Material Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default relating to Section 10.9, 10.10 and 10.11 that has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

                  (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event on or before the date that is 60 days after the end of such quarterly accounting period with respect to each of the first three quarterly accounting periods in each fiscal year of Newco 4 (including the quarterly accounting period ended on September 30, 1998), the consolidated balance sheet of (i) Newco 4 and the Restricted Subsidiaries and (ii) Newco 4 and its Subsidiaries, in each case as at the end of such quarterly period and the related consolidated statement of operations for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period (PROVIDED that, with respect to the quarterly accounting period ended on September 30, 1998, such elapsed portion shall include the previous twelve months), and the related consolidated statement of cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly period (PROVIDED that, with respect to the quarterly accounting period ended on September 30, 1998, such elapsed portion shall include the previous twelve months), and setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year, and including a reconciliation of such balance sheet and statements of operations and cash flows to financial statements prepared in accordance with United States generally accepted accounting principles, prepared in the same manner as the reconciliation referred to in Section 9.1(a), all of which shall be certified by an Authorized Officer of Newco 4, subject to changes resulting from audit and normal year-end audit adjustments.

                  (c) BUDGETS. Within 60 days after the commencement of each fiscal year of the Borrower, budgets of Newco 4 in reasonable detail for the fiscal year as customarily prepared by management of Newco 4 for its internal use, setting forth the principal assumptions upon which such budgets are based.

                  (d) OFFICER'S CERTIFICATES. At the time of the delivery of the financial statements provided for in Sections 9.1(a) and (b), a certificate of an Authorized Officer of Parent to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth (i) the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 10.9, 10.10 and 10.11 as at the end of such fiscal year or period, as the case may be, (ii) a specification of any change in the identity of the Restricted Subsidiaries, Unrestricted Subsidiaries, Acquisition Subsidiaries, Foreign Subsidiaries and Restricted Non-Credit Party Subsidiaries as at the end of such fiscal year or period, as the case may be, from the Restricted Subsidiaries, Unrestricted Subsidiaries, Acquisition Subsidiaries, Foreign Subsidiaries and Restricted Non-Credit Party Subsidiaries, respectively, provided to the Lenders on the date hereof or the most recent fiscal year or period, as the case may be, (iii) the then applicable Status and (iv) the amount of any Pro Forma Adjustment not previously set forth in a Pro Forma Adjustment Certificate or any change in the amount of a Pro Forma Adjustment set forth in any Pro Forma Adjustment Certificate previously provided and, in either case, in reasonable detail,


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                                                                           72

the calculations and basis therefor; and at the time of the delivery of the financial statements provided for in Section 9.1(a), a certificate of an Authorized Officer of Parent setting forth in reasonable detail the Available Amount as at the end of the fiscal year to which such financial statements relate.

                  (e) NOTICE OF DEFAULT OR LITIGATION. Promptly after an Authorized Officer of Newco 4 or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action Newco 4 proposes to take with respect thereto, and (ii) any litigation or governmental proceeding pending against Newco 4 or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

                  (f) ENVIRONMENTAL MATTERS. Parent will promptly advise the Lenders in writing after obtaining knowledge of any one or more of the following environmental matters, unless such environmental matters would not, individually or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect:

                  (i) Any pending or threatened Environmental Claim against Newco 4 or any of its Subsidiaries or any Real Estate (as defined below);

                  (ii) Any condition or occurrence on any Real Estate that (x) results in noncompliance by Newco 4 or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against Newco 4 or any of its Subsidiaries or any Real Estate;

                  (iii) Any condition or occurrence on any Real Estate that could reasonably be anticipated to cause such Real Estate to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Estate under any Environmental Law; and

                  (iv) The taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Estate.

         All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Parent's response thereto. The term "REAL ESTATE" shall mean land, buildings and improvements owned or leased by Newco 4 or any of its Subsidiaries, but excluding all operating fixtures and equipment, whether or not incorporated into improvements.

                  (g) OTHER INFORMATION. Promptly upon filing thereof, copies of any filings on Form 20-F, 6-K, 10-K, 10-Q or 8-K or registration statements with, and reports to, any Governmental Authority by Newco 4 or any of its Subsidiaries (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Lenders), exhibits to any registration statement and any registration statements on Form S-8) and copies of all financial statements, proxy statements, notices and reports that Newco 4 or any of its Subsidiaries shall send to the holders of any publicly issued debt of Newco 4 and/or any of its Subsidiaries (including the Subordinated Notes) in their capacity as such holders (in each case to the extent not theretofore delivered to the Lenders pursuant to this Agreement) and, with reasonable promptness, such other information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Lender may reasonably request in writing from time to time.

                  (h) PRO FORMA ADJUSTMENT CERTIFICATE. Not later than the consummation of the acquisition of any Acquired Entity or Business by Newco 4 or any Restricted Subsidiary for which there shall be a Pro Forma Adjustment, a certificate of an Authorized Officer of Parent


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                                                                           73

setting forth the amount of such Pro Forma Adjustment and, in reasonable detail, the calculations and basis therefor.

                  9.2 BOOKS, RECORD AND INSPECTIONS. Newco 4 and Parent will, and will cause each of the Specified Subsidiaries to, permit officers and designated representatives of the Administrative Agent or the Required Lenders to visit and inspect any of the properties or assets of Newco 4, the Borrower and any such Specified Subsidiary in whomsoever's possession to the extent that it is within Newco 4's, Parent's or such Specified Subsidiary's control to permit such inspection, and to examine the books of account of Newco 4, Parent and any such Specified Subsidiary and discuss the affairs, finances and accounts of Newco 4, of Parent and of any such Specified Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may desire.

                  9.3 MAINTENANCE OF INSURANCE. Newco 4 and Parent will, and will cause each of the Material Subsidiaries to, at all times maintain in full force and effect, with insurance companies that Parent believes (in the good faith judgment of the management of Parent) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts and against at least such risks (and with such risk retentions) as are usually insured against in the same general area by companies engaged in the same or a similar business; and will furnish to the Lenders, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

                  9.4 PAYMENT OF TAXES. Newco 4 and Parent will pay and discharge, and will cause each of their Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful material claims that, if unpaid, could reasonably be expected to become a material Lien upon any properties of Newco 4 or any of the Restricted Subsidiaries, PROVIDED that neither Newco 4 nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of Parent) with respect thereto in accordance with GAAP.

                  9.5 CONSOLIDATED CORPORATE FRANCHISES. Newco 4 and Parent will do, and will cause each Material Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, corporate rights and authority, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; PROVIDED, HOWEVER, that Newco 4 and its Subsidiaries may consummate any transaction permitted under Section 10.3, 10.4 or 10.5.

                  9.6 COMPLIANCE WITH STATUTES, OBLIGATIONS, ETC. Newco 4 and Parent will, and will cause each Subsidiary to, comply with all applicable laws, rules, regulations and orders, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  9.7 ERISA. Promptly after Parent or any of its Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following events that, individually or in the aggregate (including in the aggregate such events previously disclosed or exempt from disclosure hereunder, to the extent the liability therefor remains outstanding), would be reasonably likely to have a Material Adverse Effect, Parent will deliver to each of the Lenders a certificate of an Authorized Officer or any other senior officer of Parent setting forth details as to such occurrence and the action, if any, that the Parent, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices (required, proposed or


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                                                                              74

otherwise) given to or filed with or by Parent, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant (other than notices relating to an individual participant's benefits) or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application is to be made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan having an Unfunded Current Liability has been or is to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA (including the giving of written notice thereof); that a Plan has an Unfunded Current Liability that has or will result in a lien under ERISA or the Code; that proceedings will be or have been instituted to terminate a Plan having an Unfunded Current Liability (including the giving of written notice thereof); that a proceeding has been instituted against the Borrower, any of its Subsidiaries or an ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the PBGC has notified the Borrower, any of its Subsidiaries or any ERISA Affiliate of its intention to appoint a trustee to administer any Plan; that the Borrower, any of its Subsidiaries or any ERISA Affiliate has failed to make a required installment or other payment pursuant to
Section 412 of the Code with respect to a Plan; or that the Borrower, any of its Subsidiaries or any ERISA Affiliate has incurred or will incur (or has been notified in writing that it will incur) any liability (including any contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section
4971 or 4975 of the Code.

                  9.8 GOOD REPAIR. Newco 4 and Parent will, and will cause each of the Restricted Subsidiaries to, ensure that its properties and equipment used or useful in its business in whomsoever's possession they may be to the extent that it is within Newco 4's, Parent's or such Restricted Subsidiary's control to cause same, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner customary for companies in similar businesses and consistent with third party leases, except in each case to the extent the failure to do so could not be reasonably expected to have a Material Adverse Effect.

                  9.9 TRANSACTIONS WITH AFFILIATES. Newco 4 and Parent will conduct, and cause each of the Restricted Subsidiaries to conduct, all transactions with any of its Affiliates (other than Newco 4, Parent or any Restricted Subsidiary) on terms that are substantially as favorable to Newco 4, Parent or such Restricted Subsidiary as it would obtain in a comparable arm's-length transaction with a Person that is not an Affiliate, PROVIDED that the foregoing restrictions shall not apply to (a) the payment of customary annual fees to Sponsor and/or its Affiliates for management, consulting and financial services rendered to Newco 4, Parent and their Subsidiaries and investment banking fees paid to Sponsor and its Affiliates for services rendered to Newco 4, Parent and their Subsidiaries in connection with divestitures, acquisitions, financings and other transactions, (b) customary fees paid to members of the Board of Directors of Newco 4, Parent and their Subsidiaries, (c) transactions between and among Newco 4, Parent and the Restricted Subsidiaries that do not involve any other Affiliate and (d) transactions permitted by
Section 10.6.

                  9.10 END OF FISCAL YEARS; FISCAL QUARTERS. Newco 4 will, for financial reporting purposes, cause (a) each of its, and each of its Subsidiaries', fiscal years to end on December 31 of each year and (b) each of its, and each of its Subsidiaries', fiscal quarters to end on dates consistent with such fiscal year-end and Newco 4's past practice; PROVIDED, HOWEVER, that Newco 4 may, upon written notice to the Administrative Agent, change the financial reporting convention specified above (i) in the case of a change prior to December 31, 1998, to a fiscal year ending at a month-end prior thereto (in which case Test Periods beginning prior to such new year-end will be calculated on a PRO FORMA basis reasonably acceptable to the Administrative


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                                                                            75

Agent to give effect to a 12-month Test Period ending on the last day of such Test Period (which the Borrower may determine utilizing an annualization method in accordance with customary PRO FORMA accounting conventions)), or (ii) otherwise to any other financial reporting convention reasonably acceptable to the Administrative Agent, in which case Newco 4, Parent, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

                  9.11 ADDITIONAL GUARANTORS. Except as provided in Section 10.1(j) or (k), Newco 4 will cause any Required Guarantor Subsidiary (other than any Unrestricted Subsidiary or Acquisition Subsidiary) formed or otherwise purchased or acquired after the date hereof and (b) any Subsidiary of Newco 4 (other than any Unrestricted Subsidiary or Acquisition Subsidiary) that is not a Required Guarantor Subsidiary on the date hereof but subsequently becomes a Required Guarantor Subsidiary (other than any Unrestricted Subsidiary or Acquisition Subsidiary), in each case to execute a supplement to the Guarantee (in the form provided as an appendix thereto or otherwise in form and substance reasonably satisfactory to the Administrative Agent), in order to become a Guarantor, provided that nothing in this Section 9.11 (or any other provision of any Credit Document) shall require any Subsidiary of Newco 4 to incur obligations under any Guarantee that would (i) cause such Subsidiary to violate any applicable law, rule or regulation or any requirement of any relevant regulatory authority; (ii) result in a reduction in such Subsidiary's capital or financial resources position for applicable regulatory purposes; or (iii) result in a breach of any existing joint venture or other shareholder agreement relating to such Subsidiary between Parent or any of its Subsidiaries and a third-party shareholder in the relevant Subsidiary.

                  9.12 PLEDGES OF ADDITIONAL STOCK AND EVIDENCE OF INDEBTEDNESS.
(a) Except as provided in Section 10.1(j) or (k), Newco 4 and, after the date this document has been executed by Parent, Parent will pledge, and, in the case of clause (ii), will cause each direct subsidiary of Newco 4 or Parent to pledge, to the Administrative Agent, for the benefit of the Lenders, (i) all the capital stock of each direct subsidiary of Newco 4 or Parent (other than, prior to the Term Loan Funding Date, the Shares and other than capital stock of any Unrestricted Subsidiary, any Acquisition Subsidiary or any Subsidiary that is not a Guarantor) formed or otherwise purchased or acquired after the date hereof, in each case pursuant to a supplement to the U.K. Security Agreement (in the form provided as an appendix thereto or otherwise in form and substance reasonably satisfactory to the Administrative Agent), (ii) all evidences of Indebtedness in excess of $5,000,000 received by Newco 4, Parent or any of their direct Subsidiaries (other than any Unrestricted Subsidiary or Acquisition Subsidiary) in connection with any disposition of assets pursuant to Section 10.4(b), and (iii) all Associated Undertaking Notes, in each case pursuant to a supplement to the U.K. Security Agreement (in the form provided as an appendix thereto or otherwise in form and substance reasonably satisfactory to the Administrative Agent).

                  (b) Except as provided in Section 10.1(j) or (k), the Borrower will pledge, and, in the case of clause (iii), will cause each direct Domestic Borrower Subsidiary to pledge, to the Administrative Agent, for the benefit of the Lenders, (i) all the capital stock of each direct Domestic Borrower Subsidiary (other than any Unrestricted Subsidiary, Acquisition Subsidiary or any Domestic Borrower Subsidiary the assets of which consist primarily of capital stock of Foreign Subsidiaries) and 65% of all the capital stock of each direct Material Subsidiary that is a Foreign Borrower Subsidiary (other than any Unrestricted Subsidiary or Acquisition Subsidiary), in each case, formed or otherwise purchased or acquired after the date hereof, in each case pursuant to a supplement to the U.S. Pledge Agreement in form and substance reasonably satisfactory to the Administrative Agent, (ii) all the capital stock of any direct Domestic Borrower Subsidiary (other than any Unrestricted Subsidiary or Acquisition Subsidiary) and 65% of all the capital stock of each direct Material Subsidiary that is a Foreign Borrower Subsidiary (other than any Unrestricted Subsidiary or Acquisition Subsidiary), in each case that is not a


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                                                                            76

direct Subsidiary on the date hereof but subsequently becomes a direct Subsidiary (other than an Unrestricted Subsidiary or Acquisition Subsidiary), in each case pursuant to a supplement to the U.S. Pledge Agreement in form and substance reasonably satisfactory to the Administrative Agent, (iii) all evidences of Indebtedness in excess of $5,000,000 received by the Borrower or any of the direct Domestic Borrower Subsidiaries (other than any Unrestricted Subsidiary or Acquisition Subsidiary) in connection with any disposition of assets pursuant to Section 10.4(b), and (iv) all Associated Undertaking Notes, in each case pursuant to a supplement to the U.S. Pledge Agreement in form and substance reasonably satisfactory to the Administrative Agent.

                  9.13 USE OF PROCEEDS. The Borrower will use the Letters of Credit and the proceeds of all Loans for the purposes set forth in the introductory statement to this Agreement.

                  9.14 CHANGES IN BUSINESS. From the Control Date, Newco 4 and its Subsidiaries taken as a whole will not fundamentally and substantively alter the character of their business taken as a whole from the business conducted by Parent and its Subsidiaries taken as a whole on the date hereof and other business activities incidental or related to any of the foregoing.

                  9.15 OWNERSHIP OF ASSETS. Newco 4 and Parent will, from and after the date of this Agreement, refrain from engaging in or permitting to occur any transaction or other event that results, after giving effect to such transaction or event, in the Pledged Subsidiaries (and their Restricted Subsidiaries) holding assets representing less than the lesser of (i) a substantial majority of the aggregate fair value of the assets of Newco 4 and its Subsidiaries (determined by the Borrower in good faith on a consolidated basis) at such time and (ii) an aggregate fair value at such time substantially equal to the fair value (determined by the Borrower in good faith on a consolidated basis) at such time of the assets held by Pledged Subsidiaries (and their Restricted Subsidiaries) on the date hereof.


                  SECTION 10. NEGATIVE COVENANTS. Newco 4, Parent and the Borrower hereby covenant and agree that on the Closing Date and thereafter, for so long as this Agreement is in effect and until the Commitments, the Swingline Commitment and each Letter of Credit have terminated and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

                  10.1 LIMITATION ON INDEBTEDNESS. Newco 4 and Parent will not, and will not permit any of the other Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

                  (a)  Indebtedness arising under the Credit Documents;

                  (b) Indebtedness of (i) Newco 4 to any Subsidiary of Newco 4,
(ii) Parent to Newco 4 or any Subsidiary of Newco 4, (iii) the Borrower to Newco 4 or any Subsidiary of Newco 4 and (iv) any Restricted Subsidiary to Newco 4 or any other Subsidiary of Newco 4;

                  (c) Indebtedness in respect of any bankers' acceptance, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business;

                  (d) except as provided in clauses (j) and (k) below, Guarantee Obligations incurred by (i) Restricted Subsidiaries in respect of Indebtedness of Newco 4 or other Restricted Subsidiaries that is permitted to be incurred under this Agreement and (ii) Newco 4 in respect of Indebtedness of the Restricted Subsidiaries that is permitted to be incurred under this Agreement, PROVIDED that no Restricted Subsidiary shall guarantee the Subordinated Bridge Facility or the Subordinated Notes unless (A) it has also guaranteed the Obligations pursuant to the Guarantee and (B) such guarantee of the Subordinated Bridge Facility or the Subordinated Notes is


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                                                                             77

subordinated to such Guarantee of the Obligations on terms no less favorable to the Lenders than the subordination provisions of the Subordinated Notes;

                  (e) Guarantee Obligations incurred in the ordinary course of business consistent with those described in Schedule 10.1(a);

                  (f) (i) Indebtedness (including Indebtedness arising under Capital Leases) incurred within 270 days of the acquisition, construction or improvement of fixed or capital assets to finance the acquisition, construction or improvement of such fixed or capital assets or otherwise incurred in respect of Capital Expenditures permitted by Section 10.11, (ii) Indebtedness arising under Capital Leases entered into in connection with Permitted Sale Leasebacks and (iii) Indebtedness arising under Capital Leases, other than Capital Leases in effect on the date hereof and Capital Leases entered into pursuant to subclauses (i) and (ii) above, PROVIDED that the aggregate amount of Indebtedness incurred pursuant to this subclause (iii) shall not exceed $25,000,000 at any time outstanding, and (iv) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i), (ii) or
(iii) above, PROVIDED that the principal amount thereof is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension;

                  (g) Indebtedness outstanding on the date hereof or incurred pursuant to facilities in place on the date hereof and in each case listed on
Schedule 10.1 (b) and any refinancing, refunding, renewal or extension thereof, PROVIDED that (i) the principal amount thereof is not increased above the principal amount thereof outstanding or available immediately prior to such refinancing, refunding, renewal or extension, except to the extent otherwise permitted hereunder, and (ii) the direct and contingent obligors with respect to such Indebtedness are not changed;

                  (h)  Indebtedness in respect of Hedge Agreements;

                  (i) Indebtedness in respect of (i) (A) the Subordinated Bridge Facility and (B) the Subordinated Notes, PROVIDED that the aggregate principal amount of such Indebtedness at any one time outstanding shall not exceed $575,000,000 and (ii) prior to the Term Loan Funding Date, the Senior Bridge Facility;

                  (j) (i) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Restricted Subsidiary (including a Restricted Subsidiary that is also an Acquisi tion Subsidiary) or Indebtedness attaching to assets that are acquired by Newco 4 or any Restricted Subsidiary (including any Acquisition Subsidiary), in each case after the Closing Date as the result of a Permitted Acquisition, PROVIDED that (w) such Indebtedness existed at the time such Person became a Restricted Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof, (x) such Indebtedness is not guaranteed in any respect by Newco 4 or any Restricted Subsidiary (other than any such person that so becomes a Restricted Subsidiary), (y)(A) Newco 4 or the Borrower pledges the capital stock of such Person to the Administrative Agent to the extent required under
Section 9.12, (B) such Person executes a supplement to the Guarantee to the extent required under Section 9.11 and (C) if any such Indebtedness is secured,
(1) the Guarantee referred to in the preceding subclause (B) is equally and ratably secured or (2) in the case of assets acquired by Newco 4, Parent or the Borrower or any other Restricted Subsidiary (other than any Acquisition Subsidiary), the Borrower's obligations hereunder or Newco 4's, Parent's or such Restricted Subsidiary's Guarantee, as the case may be, are equally and ratably secured, PROVIDED that the requirements of this subclause (y) shall not apply to an aggregate amount at any time outstanding of up to (and including) $100,000,000 of the aggregate of (1) such Indebtedness and (2) all Indebtedness as to which the proviso to clause (k)(i)(y) below then applies, and (z) the aggregate amount of such Indebtedness and all Indebtedness incurred under clause
(k) below, when taken together, does not exceed $200,000,000 in the aggregate at any time outstanding, PROVIDED that, when calculating the outstanding amount of Indebtedness for purposes of this subclause (z), Indebtedness of any Acquisition Subsidiary, Indebtedness attaching to assets of any Acquisition Subsidiary and Indebtedness attaching to assets acquired by any Acquisition Subsidiary shall be excluded, and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above, PROVIDED that, except to the extent otherwise permitted hereunder, (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension and (y) the direct and contingent obligors with respect to such Indebtedness are not changed;

                  (k) (i) Indebtedness of Newco 4 or any Restricted Subsidiary (including any Acquisition Subsidiary) incurred to finance a Permitted Acquisition, PROVIDED that (x) such Indebtedness is not guaranteed in any respect by any Restricted Subsidiary (other than any Person acquired (the "ACQUIRED PERSON") as a result of such Permitted Acquisition or the Restricted Subsidiary so incurring such Indebtedness) or, in the case of Indebtedness of any Restricted Subsidiary, by Newco 4, (y)(A) Newco 4, Parent or the Borrower pledges the capital stock of such acquired Person to the Administrative Agent to the extent required under Section 9.12, (B) such acquired Person executes a supplement to the Guarantee to the extent required under Section 9.11 and (C) if a guarantee by such acquired Person of any such Indebtedness is secured by assets of such acquired Person, the Guarantee referred to in the preceding subclause (B) is equally and ratably secured, PROVIDED that the requirements of this subclause (y) shall not apply to an aggregate amount at any time outstanding of up to (and including) $100,000,000 of the aggregate of (1) such Indebtedness and (2) all Indebtedness as to which the proviso to clause
(j)(i)(y) above then applies, and (z) the aggregate amount of such Indebtedness and all Indebtedness assumed or permitted to exist under clause (j) above, when taken together, does not exceed $200,000,000 in the aggregate at any time outstanding, PROVIDED that, when calculating the outstanding amount of Indebtedness for purposes of this subclause (z), Indebtedness of any Acquisition Subsidiary shall be excluded, and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above, PROVIDED that
(x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension and (y) the direct and contingent obligors with respect to such Indebtedness are not changed, except to the extent otherwise permitted hereunder;

                  (l) Indebtedness of Restricted Non-Credit Party Subsidiaries in an aggregate amount at any time outstanding not to exceed (i) $75,000,000 MINUS (ii) the amount, if any, by which the aggregate amount of Indebtedness incurred and outstanding at such time pursuant to clause (o) below exceeds $125,000,000;

                  (m) (i) Indebtedness incurred in connection with any Permitted Sale Leaseback and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above, PROVIDED that, except to the extent otherwise permitted hereunder, (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension and (y) the direct and contingent obligors with respect to such Indebtedness are not changed;

                  (n) the Guaranteed Loan Notes;

                  (o) (i) additional Indebtedness, PROVIDED that the aggregate amount of Indebtedness incurred and remaining outstanding pursuant to this clause (o) shall not at any time exceed the sum of (x) $125,000,000 and (y) the amount, if any, by which $75,000,000 exceeds the aggregate amount of Indebtedness then outstanding under clause (l) above, and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above;

                  (p) Indebtedness under any BACS Facility used in the ordinary course of business;

                  (q) Indebtedness incurred in relation to arrangements made in the ordinary course of business to facilitate the operation of bank accounts on a net balance basis for the calculation of interest;

                  (r) Indebtedness that is subject to a Letter of Credit provided pursuant to the Revolving Credit Facility;

                  (s) short-term Indebtedness from banks incurred in the ordinary course of business pursuant to a facility required in order to comply with, or otherwise falling within, paragraph 25(2) of the Lloyds Brokers By-law (No. 5 of 1988) (or any other by-law or regulation issued by Lloyds from time to time with which the relevant company is required to comply); and

                  (t) any guarantee facility entered into in the ordinary course of business consistent with industry custom provided in relation to employees who are Lloyds names.

                  10.2 LIMITATION ON LIENS. Newco 4 and Parent will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of Newco 4, Parent or any Restricted Subsidiary, whether now owned or hereafter acquired, except:

                  (a) Liens arising under the Credit Documents and, on and after the Statutory Declaration Date and prior to the Term Loan Funding Date, Liens securing Indebtedness in respect of the Senior Bridge Facility;

                  (b)  Permitted Liens;

                  (c) Liens securing Indebtedness permitted pursuant to Section 10.1(f), PROVIDED that such Liens attach at all times only to the assets so financed;

                  (d)  Liens existing on the date hereof;

                  (e) Liens existing on the assets of any Person that becomes a Restricted Subsidiary, or existing on assets acquired, pursuant to a Permitted Acquisition to the extent the Liens on such assets secure Indebtedness permitted by Section 10.1(j), PROVIDED that such Liens attach at all times only to the same assets that such Liens attached to, and secure only the same Indebtedness that such Liens secured, immediately prior to such Permitted Acquisition;

                  (f) (i) Liens placed upon the capital stock of any Restricted Subsidiary acquired pursuant to a Permitted Acquisition to secure Indebtedness of Newco 4 or any Restricted Subsidiary incurred pursuant to Section 10.1(k) in connection with such Permitted Acquisition, (ii) Liens placed upon the assets of such Restricted Subsidiary to secure a guarantee by such Restricted Subsidiary of any such Indebtedness of Newco 4 or any Restricted Subsidiary and (iii) Liens placed upon the capital stock or assets of any Acquisition Subsidiary to secure Indebtedness of such Acquisition Subsidiary incurred pursuant to Section 10.1(k) in connection with any Permitted Acquisition;

                  (g) the replacement, extension or renewal of any Lien permitted by clauses (a) through (f) above upon or in the same assets theretofore subject to such Lien or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor except to the extent otherwise permitted hereunder) of the Indebtedness secured thereby;

                  (h) Liens incurred by Restricted Non-Credit-Party Subsidiaries so long as the aggregate principal amount of the obligations so secured does not exceed $50,000,000 at any time outstanding;

                  (i) additional Liens so long as the aggregate principal amount of the obligations so secured does not exceed $25,000,000 at any time outstanding;

                  (j) charges in favor of Lloyds over IBA accounts to the extent required to be created under the Lloyds Brokers By-law (No. 5 of 1988) (or any other by-law or regulation issued by Lloyds from time to time with which the relevant company is required to comply);

                  (k) Liens existing over IBA assets as contemplated by the Lloyds Brokers By-law (No. 5 of 1988) (or any other by-law or regulation issued by Lloyds from time to time with which the relevant company is required to comply);

                  (l) Liens over credit balances created in favor of any bank in order to facilitate the operation of bank accounts on a net balance basis for the calculation of interest or in connection with any BACS facility used in the ordinary course of business;

                  (m) Liens comprised by escrow arrangements entered into in connection with asset sales, transfers or other dispositions permitted pursuant to Section 10.4; and

                  (n) Liens on escrowed amounts of up to (pound)5,500,000 in connection with run-off arrangements relating to Willis Faber Underwriting Management Limited.

                  10.3 LIMITATION ON FUNDAMENTAL CHANGES. Except as expressly permitted by Section 10.4 or 10.5, Newco 4 and Parent will not, and will not permit any of the Restricted Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its business units, assets or other properties, except that:

                           (i) any Subsidiary of the Borrower or any other
                  Person may be merged or consolidated with or into the Borrower, PROVIDED that (i) the Borrower shall be the continuing or surviving corporation or the Person formed by or surviving any such merger or consolidation (if other than the Borrower) shall be a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (the Borrower or such Person, as the case may be, being herein referred to as the "SUCCESSOR BORROWER"), (ii) the Successor Borrower (if other than the Borrower) shall expressly assume all the obligations of the Borrower under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (iii) no Default or Event of Default would result from the consummation of such merger or consolidation, (iv) the Successor Borrower shall be in compliance, on a pro forma basis after giving effect to such merger or consolidation, with the covenants set forth in Sections 10.9, 10.10 and 10.11, as such covenants are recomputed as at the last day of the most recently ended Test Period under such Section as if such merger or consolidation had occurred on the first day of such Test Period, (v) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guarantee confirmed that its Guarantee shall apply to the Successor Borrower's obligations under this Agreement and (vi) the Borrower shall have delivered to the Administrative Agent an officer's certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Guarantee comply with this Agreement, PROVIDED FURTHER that if the foregoing are satisfied, the Successor Borrower (if other than the Borrower) will succeed to, and be substituted for, the Borrower under this Agreement;

                           (ii) any Subsidiary of Newco 4 or Parent (other than
                  Parent and the Borrower) or any other Person may be merged or consolidated with or into any one or more Subsidiaries of Newco 4, PROVIDED that (i) in the case of any merger or consolidation involving one or more Restricted Subsidiaries,
                  (A) a Restricted Subsidiary shall be the continuing or surviving corporation or (B) Newco 4 and Parent shall take all steps necessary to cause the Person formed by or surviving any such merger or consolidation (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) in the case of any merger or consolidation involving one or more Guarantors, a Guarantor shall be the continuing or surviving corporation or the Person formed by or surviving any such merger or consolidation (if other than a Guarantor) shall execute a supplement to the Guarantee in form and substance reasonably satisfactory to the Administrative Agent in order to become a Guarantor, (iii) no Default or Event of Default would result from the consummation of such merger or consolidation, (iv) in the case of any such merger or consolidation involving a Person other than Newco 4 or any Restricted Subsidiary, Newco 4 shall be in compliance, on a pro forma basis after giving effect to such merger or consolidation, with the covenants set forth in Sections 10.9,
                  10.10 and 10.11, as such covenants are recomputed as at the last day of the most recently ended Test Period under such Section as if such merger or consolidation had occurred on the first day of such Test Period, and (v) in the case of any such merger or consolidation involving a Person other than Newco 4 or any Restricted Subsidiary, the Borrower shall have delivered to the Administrative Agent an Officers' Certificate stating that such merger or consolidation and such supplement to any Guarantee comply with this Agreement;

                           (iii) any Restricted Subsidiary that is not the
                  Borrower or a Guarantor may, subject to Section 9.15, sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to Newco 4, a Guarantor or any other Restricted Subsidiary, and

                           (iv) any Guarantor may sell, lease, transfer or
                  otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Guarantor.

                  10.4 LIMITATION ON SALE OF ASSETS. Newco 4 and Parent will not, and will not permit any of the Restricted Subsidiaries to, (i) convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired (other than any such sale, transfer, assignment or other disposition resulting from any casualty or condemnation of any assets of Parent or the Restricted Subsidiaries) or (ii) sell any shares owned by it of any Restricted Subsidiary's capital stock to any Person other than Newco 4, another Guarantor or a Restricted Foreign Subsidiary, except that:

                  (a) Newco 4 and the Restricted Subsidiaries may sell, transfer or otherwise dispose of used or surplus equipment, vehicles, inventory and other assets in the ordinary course of business;

                  (b) Newco 4 and the Restricted Subsidiaries may sell, transfer or otherwise dispose of other assets for fair value, PROVIDED that (i) the aggregate amount of such sales, transfers and disposals by Newco 4 and the Restricted Subsidiaries taken as a whole pursuant to this clause (b) shall not exceed in the aggregate $300,000,000 during the term of this Agreement, (ii) any consideration in excess of $5,000,000 received by the Borrower or any Guarantor in connection with such sales, transfers and other dispositions of assets pursuant to this clause (b) that is in the form of Indebtedness shall be pledged to the Administrative Agent pursuant to Section 9.12, (iii) with respect to any such sale, transfer or disposition (or series of related sales, transfers or dispositions) in an aggregate amount in excess of $10,000,000, Parent shall be in compliance, on a pro forma basis after giving effect to such sale, transfer or disposition, with the covenants set forth in Sections 10.9, 10.10 and 10.11, as such covenants are recomputed as at the last day of the most recently ended Test Period under such Sections as if such sale, transfer or disposition had occurred on the first day of such Test Period, and (iv) after giving effect to any such sale, transfer or disposition, no Default or Event of Default shall have occurred and be continuing;

                  (c) Newco 4 and the Restricted Subsidiaries may make sales of assets to Newco 4 or to any Restricted Subsidiary, PROVIDED that any such sales to Restricted Non-Credit Party Subsidiaries shall be for fair value;

                  (d) any Restricted Subsidiary may effect any transaction permitted by Section 10.3; and

                  (e) in addition to selling or transferring accounts receivable pursuant to the other provisions hereof, Newco 4 and the Restricted Subsidiaries may sell or discount without recourse accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof.

                  10.5 LIMITATION ON INVESTMENTS. Newco 4 and Parent will not, and will not permit any of the Restricted Subsidiaries to, make any advance, loan, extensions of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets of, or make any other investment in, any Person, except:

                  (a) extensions of trade credit and asset purchases in the ordinary course of business;

                  (b)  Permitted Investments;

                  (c) loans and advances to officers, directors and employees of Newco 4 or any of its Subsidiaries (i) to finance the purchase of capital stock of Newco 4 and (ii) for additional purposes not contemplated by subclause (i) above in an aggregate principal amount at any time outstanding with respect to this clause (ii) not exceeding $10,000,000;

                  (d) investments existing on the date hereof and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all investments pursuant to this clause (d) is not increased at any time above the amount of such investments existing on the date hereof;

                  (e) investments in Hedge Agreements permitted by Section
                      10.1(h);

                  (f) investments received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers arising in the ordinary course of business;

                  (g) investments constituting non-cash proceeds of sales, transfers and other dispositions of assets to the extent permitted by Section 10.4;

                  (h) investments in any Guarantor or Limited Guarantor; PROVIDED, HOWEVER, that in the case of investments in any Limited Guarantor, the aggregate amount of such investments at any time outstanding shall not exceed the amount of such Limited Guarantor's Guarantee at such time;

                  (i) investments constituting Permitted Acquisitions, PROVIDED that the aggregate amount of any such investment made by Newco 4 or any Restricted Subsidiary (other than any Acquisition Subsidiary) in any Acquisition Subsidiary shall not exceed the Available Amount at the time of such investment, and PROVIDED FURTHER that the aggregate amount of any such investment made by Newco 4 or any Restricted Subsidiary (other than any Restricted Non-Credit-Party Subsidiary) in any Restricted Non-Credit-Party Subsidiary shall not exceed (i) the Available Non-Credit-Party Investment Amount at the time of such investment MINUS (ii) the portion of the Available Non-Credit-Party Investment Amount being used at such time for investments made pursuant to clause (k) below;

                  (j) investments in any Restricted Non-Credit-Party Subsidiary, PROVIDED that the aggregate amount of any such investment made by Newco 4 or any Restricted Subsidiary (other than any Restricted Non-Credit-Party Subsidiary) shall not exceed (i) the Available Non-Credit-Party Investment Amount at the time of such investment MINUS (ii) the portion of the Available Non-Credit-Party Investment Amount being used at such time for investments made pursuant to clause (k) below;

                  (k) additional investments (including investments in Minority Investments, Unrestricted Subsidiaries and Acquisition Subsidiaries) in an aggregate amount at the time of such investment not in excess of the sum of (i) the Available Amount at such time and (ii) the amount equal to one-half of the Available Non-Credit-Party Investment Amount at such time;

                  (l)  investments permitted under Section 10.6.;

                  (m)  investments listed on Schedule 10.5;

                  (n) loans to any Associated Undertaking, PROVIDED that (i) the aggregate principal amount of all such loans shall not exceed $50,000,000 at any one time outstanding and (ii) if the aggregate principal amount of all loans made to any Associated Undertaking pursuant to this Section 10.5 exceeds $25,000,000, all such loans made to such Associated Undertaking shall be evidenced by an Associated Undertaking Note; and

                  (o) investments to the extent that payment for such investments is made solely with capital stock of Newco 4.

10.6 LIMITATION ON DIVIDENDS. Newco 4 will not and, after the Control Date and prior to the consummation of the Acquisition, Parent will not declare or pay any dividends (other than dividends payable solely in its capital stock to Newco 3) or return any capital to its stockholders or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its capital stock or the capital stock of any direct or indirect parent of Newco 4 now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, or permit any of the Restricted Subsidiaries to purchase or otherwise acquire for consideration (other than in connection with an investment permitted by Section 10.5) any shares of any class of the capital stock of Newco 4, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "DIVIDENDS"), PROVIDED that, so long as no Default or Event of Default exists or would exist after giving effect thereto, (a) Newco 4 may redeem in whole or in part any capital stock of Newco 4 (i) for another class of capital stock or rights to acquire capital stock of Newco 4 or (ii) with proceeds from substantially concurrent equity contributions or issuances of new shares of capital stock, PROVIDED that such other class of capital stock contains terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the capital stock redeemed thereby, (b) Newco 4 may, or may pay Dividends to Newco 3 to enable Newco 3 to, repurchase (or pay Dividends to enable its parent company to repurchase, in the case of Newco 3 and Newco 2) shares of capital stock of Newco 4, Newco 3, Newco 2 or Newco 1 (and/or options or warrants in respect thereof) held by its officers, directors and employees so long as such repurchase is pursuant to, and in accordance with the terms of, management and/or employee stock plans, stock subscription agreements or shareholder agreements, (c) Newco 4 and Parent may make investments permitted by
Section 10.5, (d) Newco 4 may declare and pay dividends on its capital stock, PROVIDED that (i) the aggregate amount of dividends paid pursuant to this clause
(d) and clause (e) shall not at any time exceed 50% of Cumulative Consolidated Net Income Available to Stockholders at such time less the amount of dividends previously paid pursuant to this clause (d) and clause (e) following the last day of the most recent fiscal quarter for which Section 9.1 Financials have been delivered to the Lenders under Section 9.1 and (ii) at the time of the payment of any such dividends and after giving effect thereto, the Consolidated Total Debt to Consolidated EBITDA Ratio on the date of such payment of such dividends shall be less than 3.00:1.00, (e) Newco 4 may declare and pay cash dividends and/or make distributions on its capital stock to Newco 3 (i) to fund the payment of dividends (at a rate per annum not in excess of 7 1/2%) on the Preferred Stock outstanding on the Term Loan Funding Date, on any Replacement Preferred Stock and on any thereof accreting in lieu of dividends (whether such dividends have accrued during the then-current fiscal year or any previous fiscal year), (A) to the extent that the Consolidated Cash Available for Fixed Charges to Consolidated Fixed Charges Ratio for the Test Period most recently ended prior to the date on which such dividends would be paid, calculated on a pro forma basis to give effect to the payment of such dividends (assuming, for this purpose, that if there were two dividend payments on such Preferred Stock or Replacement Preferred Stock during such Test Period, the payment of the proposed dividends is made in lieu of the first such dividend payment during such Test Period), would be equal to or greater than the ratio (the "Target Ratio") set forth in the table below opposite the period during which such Test Period ends or (B) if the Consolidated Cash Available for Fixed Charges to Consolidated Fixed Charges Ratio for such Test Period (calculated on such pro forma basis) would be less than the Target Ratio, in an additional amount to the extent that, after giving effect to the payment of such additional dividends, the aggregate amount of dividends paid pursuant to this clause (B) during the term of this Agreement would not exceed $20,000,000, and (ii) so long as no Default or Event of Default has occurred and is continuing, to fund (A) the repurchase of outstanding shares of the Preferred Stock or the Replacement Preferred Stock for an aggregate purchase price not in excess of the Available Amount at the time of such repurchase and (B) the payment of accrued but unpaid dividends on the Preferred Stock or the Replacement Preferred Stock in an amount not in excess of the Available Amount at the time of such dividend payment, (f) Newco 4 may declare and pay dividends and/or make distributions on its capital stock, the proceeds of which will be used by Newco 3 solely to pay taxes of Newco 3 and its Subsidiaries as part of a consolidated tax filing group, along with franchise taxes, administrative and similar expenses related to its existence and ownership of Newco 4, PROVIDED that the amount of such dividends does not exceed in any fiscal year the amount of such taxes and expenses payable for such fiscal year, (g) Parent may declare and pay a dividend to be paid to holders of the Shares pro rata during the fiscal quarter ending December 31, 1998, if such dividend is declared prior to the Control Date in accordance with past practice and (h) Parent may pay dividends to Newco 4 for use by Newco 4 for any of the purposes permitted in clauses (a) through (g) above.


                   Fiscal Year                             Ratio
                   -----------                             -----
                      1999                                1.25:1.00

                      2000                                1.45:1.00

                      2001                                1.60:1.00

                      2002                                1.70:1.00

                      2003                                1.80:1.00

                      2004                                1.85:1.00

                      2005                                1.95:1.00

                      2006                                2.25:1.00

                      2007                                3.00:1.00

                      2008                                3.75:1.00


                  10.7 LIMITATIONS ON DEBT PAYMENTS AND AMENDMENTS. (a) Neither the Borrower nor Newco 4 will (i) prepay, repurchase or redeem or otherwise defease any portion of the Subordinated Bridge Facility or (ii) prepay, repurchase or redeem or otherwise defease any Subordinated Notes; PROVIDED, HOWEVER, that (A) Newco 4 may prepay the principal of, and accrued interest on, the Subordinated Bridge Facility with the Net Cash Proceeds of the Subordinated Notes or any refinancing or replacement of the Subordinated Bridge Facility that has terms material to the interests of the Lenders not materially less advantageous to the Lenders than the terms contemplated by the definition of the term "Subordinated Bridge Facility" and (B) so long as no Default or Event of Default has occurred and is continuing, the Borrower may prepay, repurchase or redeem Subordinated Notes (x) for an aggregate price not in excess of the Available Amount at the time of such prepayment, repurchase or redemption or (y) with the proceeds of subordinated Indebtedness that (1) is permitted by Section
10.1 and (2) has terms material to the interests of the Lenders not materially less advantageous to the Lenders than those of the Subordinated Notes.

                  (b) Neither the Borrower nor Newco 4 will waive, amend, modify, terminate or release the documentation pursuant to which the Subordinated Loans were made or the Subordinated Note Indenture to the extent that any such waiver, amendment, modification, termination or release would be adverse to the Lenders in any material respect.

                  10.8 LIMITATIONS ON SALE LEASEBACKS. Newco 4 will not, and will not permit any of the Restricted Subsidiaries to, enter into or effect any Sale Leasebacks, other than Permitted Sale Leasebacks.

                  10.9 CONSOLIDATED TOTAL DEBT TO CONSOLIDATED EBITDA RATIO. Newco 4 and Parent will not permit the Consolidated Total Debt to Consolidated EBITDA Ratio for any Test

                                                                              86
Period ending during any period set forth below to be greater than the ratio set forth below opposite such period:


                     Period                                 Ratio
                     ------                                -------

First two fiscal quarters of 1999                         6.00:1.00
Second two fiscal quarters of 1999                        5.75:1.00
First two fiscal quarters of 2000                         5.50:1.00
Second two fiscal quarters of 2000                        5.25:1.00
First two fiscal quarters of 2001                         5.00:1.00
Second two fiscal quarters of 2001                        4.75:1.00
First two fiscal quarters of 2002                         4.50:1.00
Second two fiscal quarters of 2002                        4.25:1.00
Fiscal year 2003 through Tranche D
Maturity Date                                             4.00:1.00


                  10.10 CONSOLIDATED EBITDA TO CONSOLIDATED INTEREST EXPENSE RATIO.Newco 4 and Parent will not permit the Consolidated EBITDA to Consolidated Interest Expense Ratio for any Test Period ending during any period set forth below to be less than the ratio set forth below opposite such period:



                    Period                                 Ratio
                    ------                                -------

First two fiscal quarters of 1999                         1.70:1.00
Second two fiscal quarters of 1999                        1.80:1.00
First two fiscal quarters of 2000                         1.90:1.00
Second two fiscal quarters of 2000                        2.00:1.00
First two fiscal quarters of 2001                         2.10:1.00
Second two fiscal quarters of 2001                        2.20:1.00
First two fiscal quarters of 2002                         2.30:1.00
Second two fiscal quarters of 2002                        2.40:1.00
Fiscal year 2003 through Tranche D
Maturity Date                                             2.50:1.00


                  10.11 CAPITAL EXPENDITURES. (a) Newco 4 and Parent will not, and will not permit any of the Restricted Subsidiaries to, make any Capital Expenditures (other than Permitted Acquisitions that constitute Capital Expenditures), that would cause the aggregate amount of such Capital Expenditures made by Newco 4 and the Restricted Subsidiaries in any fiscal year of Newco 4 to exceed the greater of (i) $55,000,000 and (ii) an amount equal to 4.75% of Consolidated Gross Revenues for the immediately preceding fiscal year.

                  (b) To the extent that Capital Expenditures (other than Permitted Acquisitions that constitute Capital Expenditures) made by Newco 4 and the Restricted Subsidiaries during any fiscal year are less than the maximum amount permitted to be made for such fiscal year, 50% of such unused amount (each such amount, a "CARRY-FORWARD AMOUNT") may be carried forward to the immediately succeeding fiscal year and utilized to make such Capital Expenditures in such succeeding fiscal year in the event the amount set forth above for such succeeding fiscal year has been used (it being understood and agreed that (i) no carry-forward amount may be carried forward beyond the first two fiscal years immediately succeeding the fiscal year in which it arose and,
(ii) no portion of the carry-forward amount available for any fiscal year may be used until the entire amount of such Capital Expenditures permitted to be made in such fiscal year (without giving effect to such carry-forward amount) shall be made and (iii) if the carry forward amount available for any fiscal year is the sum of amounts carried forward from each of the two immediately preceding fiscal years, no portion of such carry-forward amount from the earlier of the two immediately preceding fiscal years may be used until the entire portion of such carryforward amount from the more recent immediately preceding fiscal year shall have been used for such Capital Expenditures made in such fiscal year).

                  (c) Newco 4 and the Restricted Subsidiaries may also make Capital Expenditures in any fiscal year, in addition to the maximum amount permitted to be made for such fiscal year in accordance with the foregoing, in an amount equal to $25,000,000 (each such amount, a "CARRY-BACK AMOUNT") carried back from the immediately succeeding fiscal year (it being understood and agreed that (i) the maximum amount of Capital Expenditures permitted to be made in such next succeeding fiscal year shall be reduced by the carry-back amount used in such prior fiscal year and (ii) no carry-back amount may be carried back beyond the immediately preceding fiscal year).


                  SECTION 11. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each an "EVENT OF DEFAULT"):

                  11.1 PAYMENTS. The Borrower shall (a) default in the payment when due of any principal of the Loans or (b) default, and such default shall continue for five or more days, in the payment when due of any interest on the Loans or any Fees or any Unpaid Drawings or of any other amounts owing hereunder or under any other Credit Document; or

                  11.2 REPRESENTATIONS, ETC. Any representation, warranty or statement made or deemed made by any Credit Party herein or in the Guarantee, the U.S. Pledge Agreement, the U.K. Security Agreement or any certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made (it being understood that, for purposes of the foregoing, the truth of the representations and warranties set forth in Section 8.8 shall be determined without reference to the knowledge of the Borrower); or

                  11.3 COVENANTS. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 9.1(e), 9.15 or Section 10 or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 11.1 or 11.2 or clause (a) of this Section 11.3) contained in this Agreement, the Guarantee, the U.S. Pledge Agreement or the U.K. Security Agreement and such default shall continue unremedied for a period of at least 30 days after receipt of written notice by the Borrower from the Administrative Agent or the Required Lenders; or

                  11.4 DEFAULT UNDER OTHER AGREEMENTS. (a) Newco 4 or any of the Restricted Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the

Obligations) in excess of $20,000,000 in the aggregate, for Newco 4 and such Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, or (except in the case of Indebtedness consisting of any Hedge Agreement) any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity; or (b) without limiting the provisions of clause (a) above, any such Indebtedness (other than Indebtedness consisting of any Hedge Agreement) shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment, prior to the stated maturity thereof; or

                  11.5 BANKRUPTCY, ETC.. The Borrower or any other Specified Subsidiary that is organized under the laws of the United States, any state or territory thereof or the District of Columbia shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "BANKRUPTCY CODE"); or an involuntary case is commenced against the Borrower or any such Specified Subsidiary and the petition is not controverted within 10 days after commencement of the case; or an involuntary case is commenced against the Borrower or any such Specified Subsidiary and the petition is not dismissed within 60 days after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any such Specified Subsidiary; or Newco 4 or any Specified Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Newco 4 or any Specified Subsidiary; or there is commenced against Newco 4 or any Specified Subsidiary any such proceeding that remains undismissed for a period of 60 days; or Newco 4 or any Specified Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Newco 4 or any Specified Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Newco 4 or any Specified Subsidiary makes a general assignment for the benefit of creditors; or any corporate action is taken by Newco 4 or any Specified Subsidiary for the purpose of effecting any of the foregoing; or Newco 4 or any Specified Subsidiary organized under the laws of the United Kingdom is unable to pay its debts as they fall due, or makes a general assignment for the benefit of or a composition with its creditors generally; or Newco 4 or any Specified Subsidiary organized under the laws of the United Kingdom takes any corporate action or other steps are taken or legal proceedings are started for its winding-up, dissolution, administration or insolvent re-organization or for the appointment of a liquidator, administrator or administrative receiver of it.

                  11.6 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under
Section 412 of the Code; any Plan is or shall have been terminated or is the subject of termination proceedings under ERISA (including the giving of written notice thereof); an event shall have occurred or a condition shall exist in either case entitling the PBGC to terminate any Plan or to appoint a trustee to administer any Plan (including the giving of written notice thereof); any Plan shall have an accumulated funding deficiency (whether or not waived); Parent, any of its Subsidiaries or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of
the Code (including the giving of written notice thereof); (b) there could result from any event or events set forth in clause (a) of this Section 11.6 the imposition of a lien, the granting of a security interest, or a liability, or the reasonable likelihood of incurring a lien, security interest or liability; and (c) such lien, security interest or liability will or would be reasonably likely to have a Material Adverse Effect; or

                  11.7 GUARANTEE. The Guarantee or any material provision thereof shall cease to be in full force or effect or any Guarantor thereunder or any Credit Party shall deny or disaffirm in writing such Guarantor's obligations under such Guarantee; or

                  11.8 U.S. PLEDGE AGREEMENT; U.K. SECURITY AGREEMENT. The U.S. Pledge Agreement, the U.K. Security Agreement or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or as a result of acts or omissions of the Administrative Agent or any Lender) or any Pledgor or grantor thereunder or any Credit Party shall deny or disaffirm in writing such Pledgor's or grantor's obligations under the U.S. Pledge Agreement or the U.K. Security Agreement, as applicable; or

                  11.9 JUDGMENTS. One or more judgments or decrees shall be entered against Newco 4 or any of the Restricted Subsidiaries involving a liability of $20,000,000 or more in the aggregate for all such judgments and decrees for Newco 4 and the Restricted Subsidiaries (to the extent not paid or fully covered by insurance provided by a carrier not disputing coverage) and any such judgments or decrees shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof;

                 11.10 CHANGE OF CONTROL.  A Change of Control shall occur; or

                 11.11. NEWCO 2 SECURITIES. Newco 2 shall issue any equity or debt security in exchange for the redemption or cancelation of the Preferred Stock other than Replacement Preferred Stock;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (PROVIDED that, if an Event of Default specified in Section 11.5 shall occur with respect to Newco 4 or any Specified Subsidiary, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i), (ii) and (iv) below shall occur automatically without the giving of any such notice):
(i) declare the Total Term Loan Commitment and the Total Revolving Commitment terminated, whereupon the Commitments and Swingline Commitment, if any, of each Lender or Chase, as the case may be, shall forthwith terminate immediately and any Fees theretofore accrued shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) terminate any Letter of Credit that may be terminated in accordance with its terms; and/or (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.5 with respect to Newco 4 or any Specified Subsidiary, it will pay) to the Administrative Agent at the Administrative Agent's Office such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations for Drawings that may subsequently occur thereunder, equal to the aggregate Stated Amount of all Letters of Credit issued and then outstanding.

                  SECTION 12.  THE ADMINISTRATIVE AGENT.

                  12.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Credit Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent. Neither the Syndication Agent nor the Documentation Agent, in their respective capacities as such, shall have any obligations, duties or responsibilities under this Agreement.

                  12.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement and the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  12.3 EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Credit Document (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any Guarantor or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure of the Borrower or any Guarantor to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of the Borrower.

                  12.4 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  12.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders (except to the extent that this Agreement requires that such action be taken only with the approval of the Required Lenders or each of the Lenders, as applicable).

                  12.6 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any Guarantor, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and any Guarantor and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and any Guarantor. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of the Borrower or any Guarantor that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  12.7 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective portions of the Total Credit Exposure in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of the Total Credit Exposure in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing, PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the payment of the Loans and all other amounts payable hereunder.

                  12.8 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and any Guarantor as though the Administrative Agent were not the Administrative Agent hereunder and under the other Credit Documents. With respect to the Loans made by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

                  12.9 SUCCESSOR AGENT. The Administrative Agent may resign as Administrative Agent upon 20 days' prior written notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Credit Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Credit Documents.


                  SECTION 13.  MISCELLANEOUS.

                  13.1 AMENDMENTS AND WAIVERS. Neither this Agreement nor any other Credit Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 13.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall directly (i) forgive any portion of any Loan or extend the final scheduled maturity date of any Loan or reduce the stated rate, or forgive any portion, or extend the date for the payment, of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates) or extend the final expiration date of any Lender's Commitment or extend the final expiration date of any Letter of Credit beyond the L/C Maturity Date or increase the aggregate amount of the Commitments of any Lender, in each case without the written consent of each Lender directly and adversely affected thereby, or (ii) amend, modify or waive any provision of this Section 13.1 or reduce the percentages specified in the definitions of the terms "Required Lenders", "Required

Tranche A Lenders", "Required Tranche B, C and D Lenders", "Supermajority Tranche A Lenders" and "Supermajority Tranche B, C and D Lenders" or consent to the assignment or transfer by the Borrower of its rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 10.3), in each case without the written consent of each Lender directly and adversely affected thereby, or (iii) amend, modify or waive any provision of
Section 12 without the written consent of the then-current Administrative Agent, or (iv) amend, modify or waive any provision of Section 3 without the written consent of the Letter of Credit Issuer, or (v) amend, modify or waive any provisions hereof relating to Swingline Loans without the written consent of Chase, or (vi) change any Revolving Credit Commitment to any other Commitment (other than a Tranche A Commitment), change any Euro Revolving Credit Commitment or Yen Revolving Credit Commitment to any other Commitment, change any Tranche A Commitment to any other Commitment (other than a Revolving Credit Commitment) or change any Tranche B Commitment, Tranche C Commitment or Tranche D
Commitment to any other Commitment, in each case without the prior written consent of each Lender directly and adversely affected thereby, or (vii) decrease any Tranche A Repayment Amount, extend any scheduled Tranche A Repayment Date or decrease the amount of any mandatory prepayment to be received by any Lender holding any Tranche A Loans, in each case without the written consent of the Required Tranche A Lenders, or (viii) decrease any scheduled Tranche B Repayment Amount, Tranche C Repayment Amount or Tranche D Repayment Amount, extend any Tranche B Repayment Date, Tranche C Repayment Date or Tranche D Repayment Date or decrease the amount of any mandatory prepayment to be received by any Lender holding any Tranche B Loans, Tranche C Loans or Tranche D Loans, in each case without the written consent of the Required Tranche B, C, and D Lenders, or (ix) release all or substantially all the Collateral or release all or substantially all the Guarantors under the Guarantee, in each case without the written consent of (A) the Supermajority Tranche A Lenders and
(B) the Supermajority Tranche B, C and D Lenders, and PROVIDED FURTHER that at any time that no Default or Event of Default has occurred and is continuing, the Revolving Credit Commitment of any Lender may be increased to finance a Permitted Acquisition, with the consent of such Lender, the Borrower and the Administrative Agent (which consent, in the case of the Administrative Agent, shall not be unreasonably withheld) and without the consent of the Required Lenders, so long as (i) the Increased Commitment Amount (as defined below) at such time, when added to the amount of Indebtedness incurred pursuant to Section 10.1(k) and outstanding at such time, does not exceed the limits set forth therein, (ii) the Borrower shall pledge the Capital Stock of any person acquired pursuant thereto to the Administrative Agent for the benefit of the Lenders to the extent required under Section 9.12 and (iii) to the extent determined by the Administrative Agent to be necessary to ensure pro rata borrowings commencing with the initial borrowing after giving effect to such increase, the Borrower shall prepay any Eurodollar Loans outstanding immediately prior to such initial borrowing; as used herein, the "Increased Commitment Amount" means, at any time, aggregate amount of all increases pursuant to this proviso made at or prior to such time less the aggregate amount of all voluntary reductions of the Revolving Credit Commitments made prior to such time. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon the Borrower, such Lenders, the Administrative Agent and all future holders of the affected Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                  13.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth on Schedule 1.1 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

     The Borrower:                Willis Corroon Corporation
                                  26 Century Blvd.
                                  P.O. Box 305026
                                  Nashville, TN 37214

                                  Attention:  Bart Schwartz, Esq.
                                  Fax:  (615) 872-3037

                                  with a copy to:

                                  Willis Corroon Group Limited
                                  10 Trinity Square
                                  London EC3P 3AX


                                  Attention:  Thomas Colraine
                                  Fax:   011-44-171-481-7154

                                  and to:

                                  Trinity Acquisition plc
                                  In care of Kohlberg Kravis Roberts & Co., L.P.

                                  9 West 57th Street
                                  New York, NY 10019


                                  Attention:  Scott Nuttall
                                  Fax:  (212) 750-0003

     The Administrative Agent:    The Chase Manhattan Bank
                                  c/o The Loan and Agency Services Group
                                  One Chase Manhattan Plaza, Eighth Floor
                                  New York, NY  10081
                                  Attention: Janet Belden
                                  Fax:  (212) 552-5658

                                  with a copy to:

                                  The Chase Manhattan Bank
                                  270 Park Avenue
                                  New York, NY 10017
                                  Attention:  Helen Newcomb
                                  Fax:  (212) 270-1001
                                  and a copy to:

                                  The Chase Manhattan Bank
                                  Trinity Tower
                                  Nine Thomas Moore Street
                                  London E1 9TY, England
                                  Attention: Steven Clarke
                                  Fax: 011-44-171-777-2360

PROVIDED that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Sections 2.3, 2.6, 2.9, 4.2 and 5.1 shall not be effective until received.

                  13.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  13.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                  13.5 PAYMENT OF EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees, disbursements and other charges of counsel to the Agents, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable and documented costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including, without limitation, the reasonable fees, disbursements and other charges of counsel to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold harmless each Lender and the Administrative Agent from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Credit Documents and any such other documents, and (d) to pay, indemnify, and hold harmless each Lender and the Administrative Agent and their respective directors, officers, employees, trustees and agents from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including, without limitation, reasonable and documented fees, disbursements and other charges of counsel, with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "INDEMNIFIED LIABILITIES"), PROVIDED that the Borrower shall have no obligation hereunder to the Administrative Agent or any Lender nor any of their respective directors, officers, employees and agents with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the party to be indemnified or (ii) disputes among the Administrative Agent, the Lenders and/or their transferees. The agreements in this Section 13.5 shall survive repayment of the Loans and all other amounts payable hereunder.

                  13.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.
(a)(i) This Agreement shall be binding upon and inure to the benefit of Newco 4, Parent, the Borrower, the Lenders, the Administrative Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (ii) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Credit Documents (including to loan derivative counterparties in respect of swaps or similar arrangements having the practical or economic effect thereof). In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Credit Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Credit Document, or any consent to any departure by any Credit Party therefrom, except to the extent that such amendment, waiver or consent would directly forgive any principal of any Loan or reduce the stated rate, or forgive any portion, or postpone the date for the payment, of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates), or increase the aggregate amount of the Commitments of any Lender or postpone the date of the final scheduled maturity of any Loan, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 13.7 as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.10 and 2.11 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender, PROVIDED that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (iii) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Lender or any Affiliate thereof or Approved Fund with respect thereto (with the consent of the Borrower if any increased costs would result therefrom) or, with the consent of the Borrower and the Administrative Agent (which in each case shall not be unreasonably withheld, it being understood that, without limitation, the Borrower shall have the right to withhold its consent to any assignment if, in order for such assignment to comply with applicable law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority), to an additional bank or fund that is regularly engaged in making, purchasing or investing in loans or securities or financial institution (an "ASSIGNEE") all or any part of its rights and obligations under this Agreement and the other Credit Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit F, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender, an Affiliate thereof or an Approved Fund with respect thereto, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, PROVIDED that, (a) except in the case of an assignment of all of a Lender's interests under this Agreement, unless otherwise agreed to by the Borrower and the Administrative Agent, no such assignment to an Assignee (other than any Lender, any Affiliate thereof or any Approved Fund with respect thereto) shall be in an aggregate principal amount of less than $5,000,000 and (b) after giving effect to each such assignment, the Revolving Credit Commitment of each Lender having a Euro Revolving Credit Commitment or Yen Revolving Credit Commitment shall be equal to or greater than such Lender's Euro Revolving Credit Commitment, if any, and Yen Revolving Credit Commitment, if any. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance,
         (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this Agreement to the contrary, the consent of the Borrower shall not be required for any assignment that occurs at any time when any of the events described in Section 11.5 shall have occurred and be continuing with respect to the Borrower.

                  (b) (b) Nothing herein shall prohibit any Lender from pledging or assigning all or any portion of its Loans to any Federal Reserve Bank in accordance with applicable law, and any Lender that is an investment fund that invests in bank loans may, without the consent of the Borrower or the Administrative Agent, pledge or assign all or any portion of its Loans and promissory notes evidencing such Loans to any trustee or any other representative of holders of obligations owed or securities issued by such investment fund as security for such obligations or securities, PROVIDED that no such pledge or assignment shall release a Lender from any of its obligations hereunder, substitute any such pledgee or assignee for such Lender as party hereto or increase the obligations of the Borrower hereunder. In order to facilitate such pledge or assignment, the Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made its initial borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower's own expense, a promissory note, substantially in the form of Exhibit C-1 or C-2, as the case may be, evidencing the Term Loans and Revolving Credit Loans, respectively, owing to such Lender.

                  (c) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in Section 13.2 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans (whether or not evidenced by a promissory note) owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the

Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Credit Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder (whether or not evidenced by a promissory note) shall be effective only upon appropriate entries with respect thereto being made in the Register. Any assignment of all or part of a Loan evidenced by a promissory note shall be registered on the Register only upon surrender for registration of assignment or transfer of such promissory note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new promissory notes in the same aggregate principal amount shall be issued to the designated Assignee and the old promissory notes shall be returned by the Administrative Agent to the Borrower marked "canceled". The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) The Administrative Agent shall (i) upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender, an Affiliate thereof or an Approved Fund with respect thereto, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500, promptly accept such Assignment and Acceptance and
(ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

                  (e) Subject to Section 13.16, the Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates that has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement, PROVIDED that neither the Administrative Agent nor any Lender shall provide to any Transferee or prospective Transferee any of the Confidential Information unless such person shall have previously executed a Confidentiality Agreement in the form of Exhibit H.

                  13.7 REPLACEMENTS OF LENDERS UNDER CERTAIN CIRCUMSTANCES. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.10, 2.12, 3.5 or 5.4, (b) is affected in the manner described in Section 2.10(a)(iii) and as a result thereof any of the actions described in such Section is required to be taken or
(c) becomes a Defaulting Lender, with a replacement bank or other financial institution, PROVIDED that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts (other than any disputed amounts), pursuant to Section 2.10, 2.11, 2.12,
3.5 or 5.4, as the case may be) owing to such replaced Lender prior to the date of replacement, (iv) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (v) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section
13.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (vi) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                  13.8 ADJUSTMENTS; SET-OFF. (a) If any Lender (a "BENEFITTED LENDER") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11.5, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other

Lender's Loans, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

                  13.9 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                 13.10 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 13.11 INTEGRATION. This Agreement and the other Credit Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

                 13.12 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE
STATE OF NEW YORK.

                 13.13 SUBMISSION TO JURISDICTION; WAIVERS. Each of Newco 4, Parent and the Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 13.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.13 any special, exemplary, punitive or consequential damages.


                  13.14 ACKNOWLEDGMENTS. Each of Newco 4, Parent and the Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                  13.15 WAIVERS OF JURY TRIAL. NEWCO 4, PARENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  13.16 CONFIDENTIALITY. The Administrative Agent and each Lender shall hold all non-public information furnished by or on behalf of the Borrower in connection with such Lender's evaluation of whether to become a Lender hereunder or obtained by such Lender or the Administrative Agent pursuant to the requirements of this Agreement ("CONFIDENTIAL INFORMATION"), in accordance with its customary procedure for handling confidential information of this nature and (in the case of a Lender that is a bank) in accordance with safe and sound banking practices and in any event may make disclosure as required or requested by any governmental agency or representative thereof or pursuant to legal process or to such Lender's or the Administrative Agent's attorneys, professional advisors or independent auditors or Affiliates, PROVIDED that unless specifically prohibited by applicable law or court order, each Lender and the Administrative Agent shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, and PROVIDED FURTHER that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Borrower or any Subsidiary of the Borrower. Each Lender and the Administrative Agent agrees that it will not provide to prospective Transferees or to prospective direct or indirect contractual counterparties in swap agreements to be entered into in connection with Loans made hereunder any of the Confidential Information unless such Person shall have previously executed a Confidentiality Agreement in the form of Exhibit H.

                  13.17 CONVERSION OF CURRENCIES. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

                  (b) The obligations of the Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "APPLICABLE CREDITOR") shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than the currency in which such sum is stated to be due hereunder (the "AGREEMENT CURRENCY"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower contained in this Section 13.17 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

                  13.18 EUROPEAN ECONOMIC AND MONETARY UNION. Except as expressly provided herein, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time reasonably specify to be appropriate to reflect the adoption of the euro in any Participating Member State and any relevant market conventions or practices relating to the euro.

                  13.19 MARGIN REGULATIONS. (a) Notwithstanding anything in this Agreement or any other Credit Document to the contrary, prior to the Term Loan Funding Date, the Borrowings hereunder are not, and are not intended to be, secured by the Shares.

                  (b) Notwithstanding anything in this Agreement or any other Credit Document to the contrary, prior to the Term Loan Funding Date, no covenant set forth in this Agreement or any other Credit Document shall be deemed to have been breached, and no Default or Event of Default shall be deemed to have occurred, as the result of (a) the granting of any Lien on any of the Shares, (b) any sale or disposition of the Shares for fair value received by the Borrower in cash (PROVIDED that the Borrower (i) holds the proceeds of such sale as cash or (ii) invests the proceeds of such sale in certificates of deposit, U.S. or U.K. government securities, commercial paper or other money market instruments that are exempted securities under the United States Federal securities laws or are of similar investment quality to the foregoing or (c) any change in the market value of the Shares.

                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


                                           WILLIS CORROON CORPORATION, as
                                           Borrower,

                                           by
                                           -------------------------------
                                           Name:
                                           Title:


                                           WILLIS CORROON GROUP LIMITED, as
                                           a Guarantor,

                                           by
                                           -------------------------------
                                           Name:
                                           Title:


                                           TRINITY ACQUISITION plc, as a
                                           Guarantor,

                                           by
                                           -------------------------------
                                           Name:
                                           Title:


                                           THE CHASE MANHATTAN BANK, as
                                           Administrative Agent and as a Lender,

                                           by
                                           -------------------------------
                                           Name:
                                           Title: